                                                                   Exhibit 10.23


                                RIVERSIDE CENTER
                              NEWTON, MASSACHUSETTS






                             OFFICE LEASE AGREEMENT

                                     BETWEEN

       EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

  ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF
                              DELAWARE ("TENANT")

                                TABLE OF CONTENTS

I. BASIC LEASE INFORMATION.....................................................1

II. LEASE GRANT................................................................4

III. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION...............................5

IV. RENT.......................................................................9

V. COMPLIANCE WITH LAWS; USE..................................................13

VI. SECURITY DEPOSIT..........................................................14

VII. SERVICES TO BE FURNISHED BY LANDLORD.....................................16

VIII. LEASEHOLD IMPROVEMENTS..................................................17

IX. REPAIRS AND ALTERATIONS...................................................17

X. USE OF ELECTRICAL SERVICES BY TENANT.......................................19

XI. ENTRY BY LANDLORD.........................................................19

XII. ASSIGNMENT AND SUBLETTING................................................20

XIII. LIENS...................................................................22

XIV. INDEMNITY AND WAIVER OF CLAIMS...........................................23

XV. INSURANCE.................................................................23

XVI. SUBROGATION..............................................................23

XVII. CASUALTY DAMAGE.........................................................24

XVIII. CONDEMNATION...........................................................25

XIX. EVENTS OF DEFAULT........................................................25

XX. REMEDIES..................................................................26

XXI. LIMITATION OF LIABILITY..................................................27

XXII. NO WAIVER...............................................................27

XXIII.  QUIET ENJOYMENT.......................................................27

XXIV. RELOCATION..............................................................27

XXV. HOLDING OVER.............................................................27

XXVI. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE........................28

XXVII. ATTORNEYS'FEES.........................................................28

XXVIII. NOTICE................................................................28

XXIX.EXCEPTED RIGHTS..........................................................29

XXX. SURRENDER OF PREMISES....................................................29

XXXI. MISCELLANEOUS...........................................................29

XXXII.ENTIRE AGREEMENT........................................................32

EXHIBIT A - OUTLINE AND LOCATION OF FIRST FLOOR PREMISES OF ONE RIVERSIDE CENTER EXHIBIT A-1 - OUTLINE AND LOCATION OF SECOND FLOOR PREMISES OF ONE RIVERSIDE CENTER
EXHIBIT A-2 - OUTLINE AND LOCATION OF THIRD FLOOR PREMISES OF ONE RIVERSIDE
CENTER
EXHIBIT A-3 - OUTLINE AND LOCATION OF FIRST FLOOR PREMISES OF TWO RIVERSIDE
CENTER
EXHIBIT A-4 - OUTLINE AND LOCATION OF SECOND FLOOR PREMISES OF TWO RIVERSIDE CENTER
EXHIBIT B - RULES AND REGULATIONS
EXHIBIT C - COMMENCEMENT LETTER
EXHIBIT D - WORK LETTER
EXHIBIT E - ADDITIONAL TERMS AND CONDITIONS
EXHIBIT F - NOTICE OF LEASE
EXHIBIT G - LEGAL DESCRIPTION OF PROPERTY
EXHIBIT H - BUILDING PLAN
EXHIBIT I - SAMPLE LETTER OF CREDIT
EXHIBIT J - FORM OF NON-DISTURBANCE AGREEMENT
EXHIBIT K - LOCATION OF PARKING STRUCTURE SIGN

                                       i

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EXHIBIT L - LOCATION OF ONE RIVERSIDE CENTER SIGN
EXHIBIT M - BASE BUILDING SCOPE
EXHIBIT N - SAMPLE CLEANING SPECIFICATIONS
EXHIBIT O - ENTRY SIGNAGE
EXHIBIT P - FIRST EXPANSION SPACE

                             OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease") is made and entered into as of the 23rd day of November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant").

I.   BASIC LEASE INFORMATION.

     A. "Building" shall mean the building to be constructed on the land described in EXHIBIT G attached hereto, commonly known as Riverside Center, and having an address of 275 Grove Street, Newton, MA. Landlord and Tenant acknowledge that: (i) the "Building", as defined herein, consists of three (3) buildings commonly known as One Riverside Center, Two Riverside Center and Three Riverside Center, and
          (ii) the Premises (hereinafter defined) are located entirely in One Riverside Center and Two Riverside Center. A copy of a plan showing the Building and the location of One Riverside Center and Two Riverside Center within the Building is attached hereto as EXHIBIT H.

     B. "Rentable Square Footage of the Building" is deemed to be 494,710 square feet.

     C. "Premises" shall mean the area shown on EXHIBITS A, A-1, A-2, A-3 AND A-4 to this Lease and identified as Suites #1-100, 1-200, 1-300, 2-100, and 2-200. The Premises are located on floors one (1), two (2) and three (3) of One Riverside Center and floors one (1) and two (2) of Two Riverside Center. The "Rentable Square Footage of the Premises" is deemed to be approximately 270,446 square feet, consisting of 223,300 square feet in One Riverside Center (sometimes referred to as the "One Riverside Center Premises") and 47,146 square feet in Two Riverside Center (sometimes referred to as the "Two Riverside Center Premises"). Tenant acknowledges that Landlord has not yet determined the exact location of the building management office on the first floor of Two Riverside Center and, as such, EXHIBIT A-3 shows the approximate location of the portion of the Two Riverside Center Premises that is located on the first floor of Two Riverside Center. Landlord and Tenant will work together in good faith to agree upon the exact location of the management office and, accordingly, the portion of the Two Riverside Center Premises on the first floor of Two Riverside Center by no later than December 15, 1999; provided that:
          (i) the management office will be located in either the southwesterly or northeasterly corners of the first floor of Two Riverside Center; and (ii) in no event shall the management office be located so as to segregate Tenant's space on the first floor of Two Riverside Center, it being agreed that Tenant's space on the first floor shall be demised as one contiguous parcel of space. In the event that Landlord and Tenant do not agree on the location of the management office by December 15, 1999, Tenant shall have the right to designate the location of the Two Riverside Premises on the first floor of Two Riverside Center and the management office in either the southwesterly corner or northeasterly corner. All corridors and restroom facilities located on floors one, two and three of One Riverside Center, floor two of Two Riverside Center and any other floors leased by Tenant in their entirety shall be considered part of the Premises. The total Rentable Square Footage of the Premises and of the Building has been determined from the approved permit set of construction drawings, without field measurement, based upon the 1996 BOMA standard of measurement. Notwithstanding the foregoing, Landlord, at its sole cost and expense within six (6) months following the Substantial Completion (hereinafter defined) of the Base Building Work (hereinafter defined), shall cause the Rentable Square Footage of the Premises, the Rentable Square Footage of the Building and the Rentable Square Footage of the First Expansion Space (defined in Section IV of Exhibit E) to be field measured by an architect retained by Landlord. If, as a result of such field measurement, it is determined that the Rentable Square Footage of the Premises, First Expansion Space or the Rentable Square Footage of the Building has been misstated by more than 1%, Landlord and Tenant shall promptly enter into an amendment to this Lease to restate the Rentable Square Footage of the Building, First Expansion Space, and/or the Rentable Square Footage of the Premises, as the case may be, to reflect the actual square footage pursuant to the field measurement. If such field measurement does not disclose a variance of 1% or more, any variance that is disclosed shall be considered by Landlord and Tenant to be immaterial and shall not result in an amendment of the Rentable Square Footage of the Building, First Expansion Space, and/or the Rentable Square Footage of the Premises, as the case may be. Landlord and Tenant acknowledge that the amendment of the Rentable Square Footage of the Premises will affect the Base Rent, Allowance (hereinafter defined) and the Architectural and Engineering Allowance (hereinafter defined), as such amounts are determined on a "per square foot" basis. Landlord and Tenant further acknowledge that the amendment of either the Rentable Square Footage of the Premises or the Rentable Square Footage of the Building will affect Tenant's Pro Rata Share (as hereinafter defined).

     D. "Base Rent" shall mean the following with respect to the One Riverside Center Premises and the Two Riverside Center Premises:

          Base Rent Schedule for the One Riverside Center Premises
          --------------------------------------------------------

                              ANNUAL RATE        ANNUAL                MONTHLY
          PERIOD            PER SQUARE FOOT     BASE RENT             BASE RENT
          ------            ---------------     ---------             ---------
          Months 1-6            $32.50        $4,773,632.52         $397,802.71
          Months 7-15           $32.50        $6,015,457.52         $501,288.13
          Months 16-60          $32.50        $7,257,249.96         $604,770.83
          Months 61-120         $32.50        $7,927,149.96         $660,595.83

          Landlord and Tenant acknowledge that, notwithstanding the Rentable Square Footage of the One Riverside Center Premises, the foregoing schedule of Base Rent has been calculated based upon 146,881 rentable square feet with respect to months 1 - 6 of the Term and upon 185,091 rentable square feet with respect to months 7 - 15 of the Term. Tenant shall be required to pay Base Rent based upon such reduced square footage amounts regardless of whether Tenant occupies more or less square footage of the One Riverside Center Premises during such period.

          Base Rent Schedule for the Two Riverside Center Premises
          --------------------------------------------------------

                                      ANNUAL RATE       ANNUAL         MONTHLY
          PERIOD                    PER SQUARE FOOT    BASE RENT      BASE RENT
          ------                    ---------------    ---------      ---------
          Months 1-60                   $34.00       $1,602,963.96  $133,580.33
          Months 61-Termination Date    $36.00       $1,697,256.00  $141,438.00

          In the event the Rentable Square Footage of the Premises is adjusted pursuant to Section I.C. above, the foregoing square footage amounts shall be adjusted up or down by the same percentage as the adjustment of the overall Premises. The schedule of Base Rent shall also be adjusted based upon the new square footage calculations. In the event that the Term does not commence on the first day of a calendar month, the schedule of Base Rent shall be deemed to reflect lease months, as opposed to calendar months, provided, however, payments of Base Rent shall be made on a calendar month basis. For example, if the Commencement Date occurs on July 15, 2000, the first lease month shall reflect the period of July 15, 2000 through August 14, 2000. In the event that Base Rent adjusts on a day other than the first day of a calendar month, the total monthly Base Rent for such month shall reflect a blended rate based upon the number of days in such calendar month during which each rate (or square footage) is in effect. Notwithstanding the foregoing, Base Rent shall always be payable on or before the first day of each calendar month.

     E. "Tenant's Pro Rata Share": 54.6676%, subject to adjustment as provided in this Lease.

     F. "Tax Base Year" shall be the Fiscal Year 2001 (i.e. July 1, 2000 through June 30, 2001). For purposes hereof, the term "Fiscal Year" shall mean the Tax Base Year and every subsequent period of July 1st through June 30th. The "Expense Base Year" shall be the period beginning on the Commencement Date and ending on the day prior to the first anniversary of the Commencement Date. For example, if the Commencement Date occurs on July 15, 2000, the Expense Base Year shall mean the period beginning on July 15, 2000 and ending on July 14, 2001. Expenses for the Expense Base Year and subsequent years shall be adjusted to reflect 95% occupancy in accordance with the terms and conditions of Section IV.C.

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

     G. "Term" shall mean the following with respect to the One Riverside Center Premises and the Two Riverside Center Premises:

          Term for the One Riverside Center Premises
          ------------------------------------------

          A period of 120 months, as the same may be extended in accordance with the terms hereof. The "Term" for the One Riverside Center Premises shall commence on the later to occur of (1) July 1, 2000 (the "Target Commencement Date"); or (2) the date upon which Landlord Work in the One Riverside Premises is "Substantially Complete", as such date is determined pursuant to Section III.A. hereof (such date being referred to as the date of "Substantial Completion"); or (3) the date on which Landlord delivers full possession of the One Riverside Center Premises to Tenant (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Term as the same may be extended as provided herein.

          Term for the Two Riverside Center Premises
          ------------------------------------------

          A period of months, days and years, as the same may be extended in accordance with the terms hereof, commencing on the Two Riverside Center Premises Commencement Date (hereinafter defined) and ending on the Termination Date as determined above with respect to the One Riverside Center Premises, it being agreed that the entire Premises (i.e. the One Riverside Center Premises and Two Riverside Center Premises) shall always expire on the same date. The "Two Riverside Center Premises Commencement Date" shall occur on the later to occur of (1) August 1, 2000 (the "Two Riverside Center Target Commencement Date"); or (2) the date upon which Landlord Work in the Two Riverside Premises is "Substantially Complete", as such date is determined pursuant to Section III.A. hereof (such date being referred to as the date of "Substantial Completion"); (3) the date on which Landlord delivers full possession of the Two Riverside Center Premises to Tenant; or (4) the Commencement Date with respect to the One Riverside Center Premises. Landlord and Tenant acknowledge that the defined terms of "Substantially Complete" and "Substantial Completion" shall have the same meaning, but shall be applied separately, with respect to the One Riverside Center Premises and the Two Riverside Center Premises.

          Except as provided elsewhere in this Lease to the contrary, the adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Landlord Work in the One Riverside Center Premises not being Substantially Complete on the Target Commencement Date or the Two Riverside Center Premises not be Substantially Complete on the Two Riverside Premises Target Commencement Date. Landlord, in accordance with Section III.A. below, shall provide Tenant with notice of the date on which Landlord reasonably estimates that the Landlord Work will be Substantially Complete (as defined in Section III.A herein) in the One Riverside Center Premises and the Two Riverside Center Premises. Promptly after the determination of the Commencement Date and the Two Riverside Center Premises Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT C.

     H. Tenant allowances: An Allowance (defined in Exhibit D) of Six Million Seven Hundred Sixty-One Thousand One Hundred Fifty and 00/100 Dollars ($6,761,150.00) to be applied toward the cost of the Landlord Work and an Architectural and Engineering Allowance (defined in Exhibit D) of $540,892.00 to be applied toward the cost of preparing Plans (defined in Exhibit D) for the Landlord Work.

     I. "Security Deposit": Initially $8,477,000.00. Fifty percent (50%) of the Security Deposit (i.e. $4,238,500.00) shall be due and payable upon the execution of this Lease by Tenant. The remaining fifty percent (50%) of the Security Deposit (i.e. $4,238,500.00) shall be payable during the performance of the Landlord Work in accordance with the terms and conditions of Article VI. The Security Deposit shall be subject to increase and decrease in accordance with the terms and conditions of Article VI.

     J.   "Guarantor(s)": None.

     K.   "Broker(s)": Spaulding & Slye.

     L.   "Permitted Use": General office use.

     M.   "Notice Addresses":

          Tenant:

          On and after the Commencement Date, notices shall be sent to Tenant at the Premises, Attention: General Counsel. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

          Allaire Corporation
          One Alewife Center
          Third Floor
          Cambridge, Massachusetts  02140
          Attention: General Counsel
          Phone #:  617.761.2260
          Fax #:  617.761.2201

          A copy of any notices of default shall be sent to:

          Foley, Hoag & Eliot LLP
          One Post Office Square
          Boston, MA 02109
          Attention: Robert L. Birnbaum, Esq.
          Phone #: 617.832.1000
          Fax #: 617.832.7000

           Landlord:                              With a copy to:

           Wellesley Office Park                  Equity Office Properties
           c/o Equity Office Properties           Two North Riverside Plaza
           65 William Street                      Suite 2200
           Wellesley, MA 02181                    Chicago, Illinois 60606
           Attention: Building Manager            Attention: Northeast Regional
                                                  Counsel

          Rent (defined in Section IV.A) is payable to the order of EQUITY OFFICE PROPERTIES at the following address:

          EOP Operating Limited Partnership, as agent
          P.O. Box 30162
          Hartford, CT 06150-0162

     N. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

     O. "Landlord Work" means the work that Landlord is obligated to perform in the Premises pursuant to the work letter agreement (the "Work Letter") attached as EXHIBIT D.

     P. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     Q. "Normal Business Hours" for the Building are 8 A.M. to 6 P.M. on Business Days and 8 A.M. to 1 P.M. on Saturdays.

     R. "Property" means the Building and the parcel of land on which it is located described in EXHIBIT G.

     S. "Base Building Work" shall mean the work that Landlord is obligated to perform as described in the Base Building Scope attached as EXHIBIT M.

II.  LEASE GRANT.

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Building and Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, elevator foyers, and other portions of the Building and Property that reasonably necessary for access to the Building and the Premises; unreserved parking areas; restrooms; and vending areas (the "Common Areas").

III. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

     A. The Landlord Work with respect to each of the One Riverside Center Premises and the Two Riverside Center Premises shall be deemed to be "Substantially Complete" on the date that all of the following conditions have been satisfied (or would have been satisfied absent any Tenant Delays [hereinafter defined]): (i) All of the Landlord's Work with respect to the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be) has been performed (as evidenced by Landlord's architect's certificate of substantial completion as hereinbelow provided), other than any minor details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use and occupancy of the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be) as more particularly set forth below and in Section III.C. below ("Punchlist Items"). Landlord acknowledges that the construction of demising walls, and installation of glass partitions, doors and carpet and the completion of other work that is necessary to allow Tenant to install its furniture and equipment in the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be) shall not be considered to be Punchlist Items but shall be considered conditions precedent to Substantial Completion; (ii) Landlord has received a temporary or permanent (non-conditional) certificate of occupancy with respect to the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be), (iii) the Base Building Work in One Riverside Center or Two Riverside Center (as the case may be) and a means of safe ingress and egress and all facilities reasonably necessary to Tenant's use and occupancy of the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be), including corridors, elevators and stairways, heating, ventilating, air-conditioning, fire/life safety, Building security systems, sanitary, water, electrical, lighting, telephone and data to the demarcation room (ready for connection to Tenant's internal system) and power facilities, have been installed and are in good operating order and available to Tenant in accordance with Landlord's obligations under the Lease; (iv) the ground floor lobby in the Building has been substantially completed, subject to Punchlist Items, and lobby furniture shall have been installed, (v) there is adequate parking available to provide Tenant parking spaces at the Property based on a ratio of 3 spaces for each 1000 rentable square feet of Premises, (vi) a cafeteria or other food service provider is open for business in the Building, (vii) workout facilities are open for use in the Building, and (viii) parking lot and outdoor lighting is installed and operational. If Landlord has not obtained a permanent non-conditional certificate of occupancy as of the Commencement Date, Landlord will obtain the same within a reasonable time after the Commencement Date.

          From time to time upon request by Tenant or Tenant's designated representative, Landlord shall advise Tenant of the progress of the Landlord Work and Base Building Work in the Premises and the approximate date on which Landlord Work with respect to each portion of the Premises will be Substantially Complete. In addition, whether or not Tenant requests the same, Landlord will use reasonable efforts to provide Tenant with at least 30 days prior notice of the date on which Landlord reasonably believes the Landlord Work will be Substantially Complete; provided that Landlord's failure to provide such notice shall not be a default by Landlord or postpone the Commencement Date or the Two Riverside Center Premises Commencement Date (as the case may be). Tenant acknowledges that any such estimate by Landlord shall not be binding on Landlord and shall not be construed as anything more than a good faith estimate based upon the circumstances known to Landlord at such time.

     B. Notwithstanding anything herein to the contrary, if Landlord is delayed in the performance of the Landlord Work as a result of any Tenant Delay(s) (defined below), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay, calculated by determining the actual number of days that Substantial Completion of the Landlord Work was delayed by such Tenant Delay(s).

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

          Landlord agrees to provide Tenant with written notice of any Tenant Delay(s) as soon as reasonably possible after Landlord first becomes aware of such Tenant Delay(s), which notice shall include reasonable detail describing the cause of the Tenant Delay and, to the extent the same can reasonably be determined at such time (e.g. a long lead time item or changes to plans), Landlord's good faith estimate of the length of the Tenant Delay. For purposes hereof, the term "Tenant Delay" shall mean

          1. Tenant's failure to furnish information in accordance with the Work Letter or to respond to any reasonable request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within five
               (5) Business Days of such request, provided that a "Tenant Delay" shall not be deemed to have occurred unless Tenant's failure to respond or furnish information continues for one (1) additional Business Day after written notice of such failure is given to Tenant, which written notice may be delivered by messenger or other form of personal delivery; or

          2. Subject to the provisions of the Work Letter, Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a Tenant Delay, it being agreed that Landlord will use reasonable efforts to identify and order such items as soon as possible after receipt of Tenant's Design Development Plans (as defined in the Work Letter). Notwithstanding the foregoing, if specific materials for the Landlord Work are unavailable and there are no reasonable substitutes available for such materials, such circumstance shall be considered to be an event of Force Majeure, and not a Tenant Delay. Aesthetics shall not be taken into consideration in determining whether a particular item is available without reasonable substitute, it being agreed that such decision shall be made solely on the basis of functionality; or

          3. Tenant's failure to complete Plans (defined in the Work Letter) by their respective due dates pursuant to the terms and conditions of the Work Letter, or any changes to the Plans that are requested by Tenant after approval of the Plans by Landlord; or

          4. Subject to subsection III.D. below, the performance of work in the Premises (e.g. the installation of cabling, furniture and equipment) by persons or entities employed by Tenant (all such work and such persons or entities being subject to the prior reasonable approval of Landlord) to the extent that the same materially interferes with the completion of Landlord Work or Base Building Work; or

          5. Any delays caused by (i) an uncured Monetary Default (as defined in Section XIX) by Tenant, including, without limitation, Tenant's failure to provide Landlord with the Security Deposit, or (ii) the voluntary or involuntary bankruptcy of Tenant; or

          6. Subject to subsection III.D. below, any delay resulting from Tenant's having taken possession of the Premises in accordance with Section III.D. below prior to substantial completion of the Landlord Work, which delay continues for one (1) Business Day after Landlord provides Tenant with written notice of such delay, which written notice may be delivered by messenger or other form of personal delivery.

     C. Subject to (i) Substantial Completion of the Landlord Work, (ii) the correction of Punchlist Items set forth on a punch list mutually prepared by Landlord and Tenant promptly following Substantial Completion of the Landlord Work, (iii) latent defects, and (iv) necessary corrections and adjustments to seasonal items such as heating and air conditioning that are not readily discoverable by Tenant on or about the date of Substantial Completion, by taking possession of the One Riverside Center Premises or the Two Riverside Center Premises (as the case may be) for the purpose of operating its business therein, Tenant is deemed to have accepted such portion of the Premises and agreed that such portion of the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of such portion of the Premises or the Building or suitability thereof for Tenant's use. Tenant shall be liable for all costs necessary to correct damage caused by Tenant in moving and installing its furniture, equipment or other personal property in the Premises. Notwithstanding anything herein to the contrary, Landlord's obligation to correct any latent defects with respect to items that Tenant is required to maintain and repair pursuant to Section IX.A. shall be limited to the terms and conditions of any warranties received by Landlord in connection with the performance of the Landlord Work, it being agreed that Landlord shall obtain a 1 year warranty of workmanship for the Landlord Work. Within 45 days following the Substantial Completion of the Landlord Work, Landlord and Tenant shall conduct a second inspection of such portion of the Premises and prepare a second punch list with respect to any items that were not adequately completed from the first punch list and any items that were not reasonably discoverable during the first inspection (including, without limitation, latent defects). Landlord shall use good faith efforts to correct any items listed on the first and second punch list as soon as reasonably possible. The cost of correcting any Punchlist Items shall be included as part of the contract price for the Landlord Work, it being understood that the performance of punchlist work shall not be considered to be a change order or otherwise result in an additional cost to Tenant. Landlord shall use reasonable efforts to cause the Punch List Items to be completed (and to perform work in general) in a manner that minimizes the level of interference with Tenant's use of the Premises; provided that Landlord shall not be obligated to incur any additional costs to complete the Punchlist Items or to perform necessary maintenance and repairs at times other than Normal Business Hours.

     D. If Tenant takes possession of the One Riverside Center Premises or the Two Riverside Center Premises before the Commencement Date or the Two Riverside Center Premises Commencement Date, respectively, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date; provided, however, except for the cost of services requested by Tenant, Tenant shall not be required to pay Rent for any days of possession before the Commencement Date unless Tenant shall be actively using the Premises for the conduct of Tenant's business. Notwithstanding anything herein to the contrary, Landlord agrees that Tenant shall have access to each portion of the Premises at least thirty (30) days prior to the Commencement Date or the Two Riverside Center Premises Commencement Date, as the case may be (the "Early Access Period") for the sole purpose of installing voice and data cabling and equipment for Tenant's data center, build lab and LAN closets. Landlord and Tenant agree to work together in good faith to schedule appropriate times for Tenant's contractors and employees to install such cable and equipment during the Early Access Period so as to allow the Landlord Work and the permitted installation work of Tenant to be performed on schedule and minimize or eliminate any Tenant Delay(s); provided that, if Tenant performs within such schedule, such installation work shall not be deemed to contribute to Tenant Delay(s). If, in Landlord's reasonable discretion, such work can be performed without adversely affecting the performance of the Landlord Work or adversely affecting the date on which Landlord can reasonably expect to receive a certificate of occupancy for the Premises, Landlord will permit Tenant to commence installing its other furniture, equipment and personal property in the Premises during the Early Access Period.

     E.   Late Completion Penalties and Termination Rights.
          -------------------------------------------------

          1. If Landlord fails to commence the performance of the Landlord Work on or before June 1, 2000 (the "First Termination Date"), Tenant may terminate this Lease by giving Landlord written notice of termination on or before the date on which Landlord commences to perform Landlord Work in the Premises.

          2. If the Commencement Date has not occurred on or before September 1, 2000 (the "One Riverside Premises Outside Completion Date"), Tenant shall be entitled to a rent abatement (the "Late Completion Abatement") following the Commencement Date of $13,078.45 for every day in the period beginning on the One Riverside Premises Outside Completion Date and ending on the earlier to occur of (i) the Commencement Date, or (ii) January 1, 2001. If the Two Riverside Center Premises Commencement Date has not occurred on or before October 1, 2000 (the "Two Riverside Center Premises Outside Completion Date"), Tenant shall be entitled to a rent abatement (also referred to as a "Late Completion Abatement") following the Two Riverside Center Premises Commencement Date of $4,392.00 for every day in the period beginning on the Two Riverside Center Premises Outside Completion Date and ending on the Two Riverside Premises Center Commencement Date, unless this Lease is sooner terminated. In addition, if all of the Additional Abatement Conditions (hereinafter defined) occur, Tenant shall be entitled to receive a rent abatement following the Commencement Date in a amount equal to the Additional Late Completion Abatement (hereinafter defined). The Additional Late Completion Abatement shall be applied against Rent due under the Lease from and after the full application of the Late Completion Abatement. For purposes hereof:

               a. The "Additional Abatement Conditions" are: (i) the Commencement Date (i.e. with respect to the One Riverside Center Premises) does not occur by the

                    Outside Completion Date; (ii) Tenant has entered into (1) one or more subleases or assignments with third parties (each being referred to as a "Alewife Sublease") for all or a portion of the premises currently leased by Tenant at One Alewife Center, Cambridge, MA (the "One Alewife Premises" and such lease being referred to herein as the "One Alewife Lease"), and/or (2) an agreement with the landlord of the One Alewife Premises for the recapture of the One Alewife Premises or a portion thereof (the "Alewife Recapture");
                    (iii) as a result of Landlord's failure to complete the Landlord Work in the One Riverside Center Premises and Tenant's inability to move into the One Riverside Center Premises, Tenant is unable to deliver possession of any premises under a Alewife Sublease or the Alewife Recapture on or before the later to occur of (y) the Outside Commencement Date, or (z) the commencement date of the Alewife Sublease and/or the surrender date under the Alewife Recapture, as the case may be; and (iv) as a result of Tenant's inability to deliver possession on or before the later of the dates described in (iii), the subtenant/assignee under the Alewife Sublease terminates the Alewife Sublease, and/or Tenant incurs penalties/damages under the One Alewife Lease or the Alewife Recapture (such penalties/damages being referred to herein as the "Alewife Penalties").

               b. The "Additional Late Completion Abatement" shall be an amount equal to the lesser of: (i) $500,000.00 or (ii) the total sum of the Alewife Sublease Lost Rent (hereinafter defined) and the Alewife Penalties. The Alewife Sublease Lost Rent shall be calculated separately for each Alewife Sublease that satisfies the Additional Abatement Conditions and added together to determine the total Alewife Sublease Lost Rent. Tenant agrees to use reasonable efforts to mitigate the amount of any Alewife Sublease Lost Rent. The Alewife Sublease Lost Rent with respect to each individual Alewife Sublease that satisfies the Additional Abatement Conditions shall be an amount determined in accordance with the following formula:

                    A - B = The Alewife Sublease Lost Rent

                    A = the total amount of rental that was payable under the Alewife Sublease for the term of the Alewife Sublease (exclusive of any unexercised renewal or extension options).

                    B = the total amount of rental that Tenant is entitled to receive in connection with one or more subleases or assignments (exclusive of any unexercised renewal or extension options) that are entered into after the termination of the Alewife Sublease with respect to the portion of the One Alewife Premises that was covered by the Alewife Sublease. Tenant may deduct from such total all reasonable and customary expenses directly incurred by Tenant attributable to such replacement subleases or assignments, including brokerage fees, legal fees and construction costs. If Tenant re-sublets/re-assigns less than all of the space under a terminated Alewife Sublease, the Alewife Sublease Lost Rent will be calculated separately for each portion of the space that was (or wasn't') re-sublet/re-assigned. For the purpose of calculating any Alewife Sublease Lost Rent, it shall be assumed that all rental is paid when due under each replacement sublease or assignment, it being agreed that the risk of non-payment under any replacement sublease or assignment shall be borne by Tenant, not Landlord. Upon request by either party, Landlord and Tenant shall enter into an amendment to this Lease to document the total Alewife Sublease Lost Rent and Alewife Penalties.

          3. If the Commencement Date (i.e. with respect to the One Riverside Center Premises) does not occur by January 1, 2001 (the "Second Termination Date"), Tenant may terminate this Lease with respect to the entire Premises by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Second Termination Date; and (ii) the Commencement Date. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Commencement Date to occur by the Second Termination Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) Business Days after the receipt of the Outside Extension Notice. In the event that Tenant does not terminate this Lease within such five (5) Business Day period, the Second Termination Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice.

          4. In the event Tenant terminates this Lease pursuant to subsections III.E.1 or III.E.3 above, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Security Deposit and any portion of the Excess Costs (defined in the Work Letter attached hereto as EXHIBIT D) previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date and the Two Riverside Premises Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the First Termination Date, Outside Completion Date, Two Riverside Premises Outside Completion Date and Second Termination Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.

IV.  RENT.

     A. PAYMENTS. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after notice by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV.D.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B. EXPENSE EXCESS. Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Expenses (defined in Section IV.C.) for each calendar year during the Term (beginning on the day following the last day of the Expense Base Year) exceed Expenses for the Expense Base Year (the "Expense Excess"). If Expenses in any calendar year decrease below the amount of Expenses for the Expense Base Year, Tenant's Pro Rata Share of Expenses for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Expense Excess. If Landlord determines that its good faith estimate of the Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate; provided, however, Landlord shall submit no more than two such revisions in any calendar year. If Landlord does not provide Tenant with an estimate of the Expense Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Rent.

          As soon as practical following the end of each calendar year, Landlord shall furnish Tenant with a reasonably detailed statement of the actual Expenses and Expense Excess for the prior calendar year. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant with such statement no later than May 1st of each prior calendar year. If Landlord fails to provide Tenant with a statement by September 1st following each prior calendar year and such failure continues for 30 days after Landlord's receipt of a written notice from Tenant specifically requesting that Landlord furnish Tenant with a copy of such year end statement, Landlord shall be deemed to have waived its right to reconcile Expenses for such calendar year and recover any underpayment of Expenses from Tenant. Such waiver shall not be construed as to release Landlord of its obligation to furnish Tenant with a reconciliation of Expenses for such calendar year and to reimburse Tenant for any overpayment of Expenses. Tenant's written notice to Landlord shall clearly state that Landlord's failure to furnish a reconciliation of Expenses for the calendar year in question within 30 days shall be deemed to be a waiver of Landlord's right to recover any underpayment of Expenses from Tenant with respect to such calendar year.

          If the estimated Expense Excess for the prior calendar year is more than the actual Expense Excess for the prior calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall, within 30 days after the delivery of the statement, refund any overpayment to Tenant after first deducting the amount of any Rent due. If the estimated Expense Excess for the prior calendar year is less than the actual Expense Excess for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses, any underpayment for the prior calendar year.

     C. EXPENSES DEFINED. "Expenses" means all costs and expenses (other than those expressly excluded herein) incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:

          1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans, specifically excluding the personnel costs of any employee above the grade of general manager and the salaries of officers and executives of Landlord to the extent not directly connected with the operation of the Property.

          2. Management fees in connection with the management of the Building, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing, lease enforcement or collection activity, and other overhead and administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

          3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment. Except with respect to items that are rented by Landlord on an emergency basis in connection with the interruption of services, Expenses shall not include the rental cost of any items which are (or, if purchased, would be deemed) capital improvements (other than capital improvements permitted under subsection 6 below).

          4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

          5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is entitled to be reimbursed by tenants (other than through Expenses). "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs reasonably incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce Expenses or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of such capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord (taking into account the number of hours during which such equipment is in use). The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: a) such annual amortized costs; and b) the projected annual amortized reduction in Expenses for that portion of the amortization period of the capital improvement which falls within the Term (based on the total cost savings for such period, as reasonably estimated by Landlord). Upon request by Tenant, Landlord shall provide Tenant with such information as Tenant reasonably requests concerning Landlord's projected cost savings, including an analysis of actual savings and the facts and assumptions that formed the basis of Landlord's projected savings.

          If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: (i) the cost of capital improvements (except as set forth above); (ii) depreciation; (iii) interest (except as provided above for the amortization of capital improvements); (iv) principal payments of mortgage and other non-operating debts of Landlord; (v) the cost of repairs or other work to the extent Landlord is reimbursed or entitled to reimbursement by insurance or condemnation proceeds; (vi) costs in connection with leasing space in the Building, including brokerage commissions; advertising and promotional expenditures and costs to prepare or perform work in tenant space in the Building (other than repairs and maintenance of the type described in Section IX.B.); (vii) lease concessions, including rental abatements and construction allowances, granted to specific tenants; (viii) costs incurred in connection with the sale, financing or refinancing of the Building;
          (ix) Taxes (defined in Section IV.E); (x) costs, expenses, fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.E) or Expenses or due to the violation of Law;
          (xi) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (xii) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (xiii) expenses for any item or service not available to Tenant but provided to certain other tenant(s) in the Building; (xiv) expenses for any item or service which Tenant separately pays to Landlord; (xv) any cost incurred due to the adjudicated negligence or willful misconduct of the Landlord, its agents and employees; (xvi) rent payable under any ground lease; (xvii) reserves not expended in the calendar year for which Expenses are calculated; (xviii) expenses for the replacement of any item to the extent that the cost of replacing such item is covered by a valid and enforceable warranty or guaranty (as determined in Landlord's reasonable judgment); (xix) the initial costs incurred in connection with furnishing or decorating (including, without limitation, the purchase of artwork) the

          Common Areas (including, without limitation, the atrium); (xx) the cost of installing, operating and maintaining any specialty service such as a cafeteria/restaurant, retail store, sundry shop, newsstand or concession, provided that Expenses may include costs incurred in connection with the operation of a health club or similar amenities (other than conference facilities) commonly available at first class office buildings; (xxi) any costs in connection with the testing, monitoring or remediation of hazardous materials and/or substances existing at the Property as of the execution of this Lease; (xxii) the cost of correcting defects in the initial construction of the Building; (xxiii) insurance premiums to the extent any unusual tenant activity causes Landlord's existing insurance premiums to increase or requires the Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer;
          (xxiv) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and services in the Building to the extent the same exceed the cost of such goods and services rendered on a competitive basis by unaffiliated third parties having comparable skill and experience; or (xxv) items or services which Tenant is required under this Lease to pay to a third party (e.g. separately metered utilities). If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a "Expense Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Expense Base Year shall also be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

     D. TAX EXCESS. Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Taxes (defined in Section IV.E.) for each Fiscal Year during the Term exceed Taxes for the Tax Base Year (the "Tax Excess"). If Taxes in any Fiscal Year decrease below the amount of Taxes for the Tax Base Year, Tenant's Pro Rata Share of Taxes for that Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Tax Excess for each Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Tax Excess by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

          As soon as is practical following the end of each Fiscal Year (but in no event later than 4 months following the end of such Fiscal Year), Landlord shall furnish Tenant with a statement of the actual Taxes and Tax Excess for the prior Fiscal Year. If the estimated Tax Excess for the prior Fiscal Year is more than the actual Tax Excess for the prior Fiscal Year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund, within 30 days after the delivery of the statement, any overpayment to Tenant after first deducting the amount of any Rent due. If the estimated Tax Excess for the prior Fiscal Year is less than the actual Tax Excess for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Taxes, any underpayment for the prior Fiscal Year.

     E. TAXES DEFINED. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Notwithstanding the foregoing, Landlord shall not incur any costs to contest tax liabilities unless Landlord believes that there is a reasonable likelihood that such contest will be successful in obtaining an abatement or reduction that will exceed the cost of such contest. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, documentary stamp, excise, gift, estate or inheritance tax. If an assessment is payable in installments, Landlord shall elect to pay such Tax in installments over the longest period permitted by Law without penalty, and Taxes for the year shall include the amount of the installment and any interest due and payable during that year. Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, against Rent based on the adjustment, or if the Term shall have ended and Tenant shall have provided Landlord with its current address, refund the excess to Tenant within 30 days. Likewise, if a change is obtained for Taxes for the Tax Base Year, Taxes for the Tax Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

     F. AUDIT RIGHTS. Tenant may, within 90 days after receiving Landlord's statement of Expenses or Taxes, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year or Taxes for that Fiscal Year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be a licensed CPA or with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses or Taxes for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses or Taxes, as the case may be, and shall be barred from raising any claims regarding the Expenses or Taxes, as the case may be, for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year or Taxes for the Fiscal Year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant, or, if no Rent is thereafter due, Landlord shall promptly pay such amount to Tenant. In addition, if Landlord and Tenant determine that Landlord's statement of Expenses or Taxes for the Building for the calendar year in question were overstated by five percent (5%) or more, Landlord shall be required to reimburse Tenant for any reasonable third party audit costs incurred by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year or Taxes for the Fiscal Year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.   COMPLIANCE WITH LAWS; USE.

     A. The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with

          Disabilities Act ("ADA"), regarding (i) the operation of Tenant's business, (ii) the use of the Premises for purposes other than general office use, (iii) the condition of the Premises (other than conditions that are the responsibility of Landlord under Section IX.B.), and (iv) the configuration of the Premises. Notwithstanding the foregoing, Landlord shall be responsible for constructing the Landlord Work and Base Building Work in compliance with all Laws, including Title III of the Americans with Disabilities Act, provided that Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of a failure by Tenant's architect to prepare the Plans (defined in the Work Letter attached hereto as EXHIBIT D) in strict compliance with all Laws, including the ADA. In addition, Landlord's obligation with respect to the Premises shall be limited to violations that arise out of the Landlord Work and/or the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties (as defined in Section XIV) with respect to the Premises. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations, including, without limitation, any rules and regulations established by Landlord in connection with any recycling program implemented by Landlord at the Building. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations and shall use reasonable efforts to uniformly enforce the rules and regulations against all tenants and occupants of the Building.

     B. Nothing herein shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Laws with respect to the Common Areas, unless such requirement to comply relates to the Common Areas on any floor on which the Premises are located and arises directly out of the performance of work by Tenant in the Premises or Tenant's particular manner of use of the Premises for purposes other than general office use. In addition, nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any Alterations (defined in Section IX.C. below) performed by Tenant subsequent to the Commencement Date ("Building-Wide Laws"). Landlord will, at Landlord's expense (except to the extent properly included in Expenses), perform all acts required to comply with such Building-Wide Laws as the same affect the Premises and the Building.

VI.  SECURITY DEPOSIT.

     A. The Security Deposit shall, at the option of Tenant, be in either the form of cash, a letter of credit or any combination thereof. The first fifty percent (50%) of the Security Deposit (i.e. $4,238,500.00) shall be delivered to Landlord by Tenant upon the execution of this Lease by Tenant. The remaining fifty percent (50%) of the Security Deposit shall be delivered to Landlord by Tenant during the performance of the Landlord Work in accordance with the following schedule: (i) $1,412,833.00 shall be delivered to Landlord on or before January 1, 2000; (ii) $1,412,833.00 shall be delivered to Landlord on or before April 1, 2000; and (iii) $1,412,834.00 shall be delivered to Landlord on or before the Commencement Date. The Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations; provided, however, that any portion of the cash Security Deposit in excess of the then current monthly installment of Base Rent shall be placed in a separate interest-bearing account with a FDIC-insured financial institution, with all interest to accrue to the benefit of Tenant, and, provided that no default shall have occurred and be continuing, to be paid or credited to Tenant annually. Landlord shall provide Tenant with the name of the institution and account number in which such cash portion of the Security Deposit is held. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any default by Tenant for which the cure period has expired. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of:
          (1) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (2) the Termination Date. In the event that Landlord reasonably believes that the estimated Expense Excess for the calendar year in which the Termination Date occurs or the estimated Tax Excess for the Fiscal Year in which the Termination Date occurs is less than the actual Expense Excess or Tax Excess for such calendar year or Fiscal Year, Landlord shall have the right to withhold the reasonably estimated shortfall from the Security Deposit to be returned to Tenant. In order to be entitled to withhold the reasonably estimated shortfall, Landlord shall be required to provide Tenant with documentation that is reasonably sufficient to demonstrate that a shortfall is likely to occur. Upon the determination of the actual Expense Excess or Tax Excess for the calendar year or Fiscal Year in question, Landlord shall perform a final reconciliation of such amounts in accordance with the terms of Article IV. If Tenant is entitled to a return of the Security Deposit, then to the extent such Security Deposit is in the form of a letter of credit, Landlord shall return the letter of credit accompanied by a letter from Landlord to the issuing bank advising such bank that Tenant has the right to surrender the letter of credit and that Landlord has no further interest therein. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Notwithstanding the foregoing, Landlord shall not be released from liability with respect to the Security Deposit unless such assignee of the Security Deposit has agreed in writing to be liable for Landlord's obligations hereunder with respect to the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

     B. If any portion of the Security Deposit is in the form of a letter of credit, such letter of credit shall (a) be in the form and substance of the sample letter of credit attached hereto as Exhibit I; (b) name Landlord as its beneficiary, (c) expire no earlier than thirty (30) days after the Termination Date (as the same may be extended), and (d) be drawn on Citibank, N.A., Silicon Valley East Bank or another FDIC-insured financial institution reasonably satisfactory to Landlord. If the initial term of the letter of credit will expire prior to thirty (30) days prior to the Termination Date, Tenant shall from time to time, as necessary, renew or replace the original and any subsequent letter of credit not less than thirty (30) days prior to its stated expiration date so that it will remain in full force and effect until thirty (30) days after the Termination Date. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the letter of credit then held by Landlord, Landlord may draw upon such letter of credit and hold the proceeds thereof (such proceeds to be segregated and held in an interest bearing account as described above) as a Security Deposit pursuant to the terms of this Article VI. Following any such draw upon the letter of credit, however, Tenant shall have the right to substitute a letter of credit meeting the requirements set forth herein (or other enumerated form of collateral) for the cash Security Deposit then held by Landlord. Any renewal of or replacement for the original or any subsequent letter of credit shall meet the requirements for the original letter of credit as set forth above. Provided that the letter of credit permits partial draws, Landlord shall not draw upon the letter of credit (or other form of Security Deposit) for an amount that is in excess of the amount necessary to cure Tenant's default under this Lease. If the letter of credit does not permit partial draws, Landlord shall hold any excess as a cash Security Deposit in accordance with the provisions of Subsection A. Tenant, from time to time, shall have the right to substitute a letter of credit for any portion of the Security Deposit that is held by Landlord in the form of cash. Tenant, from time to time, shall also have the right to substitute cash for any portion of the Security Deposit that is held by Landlord in the form of a letter of credit.

     C. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the third (3rd) anniversary of the Commencement Date (i.e. the expiration of the 3rd lease year), the amount of the Security Deposit shall reduce from $8,477,000.00 to $6,661,231.00 effective as of the 3rd anniversary of the Commencement Date. If the Security Deposit is provided by Tenant in the form of cash, Landlord shall return the reduced portion of the Security Deposit to Tenant within thirty (30) days following the 3rd anniversary of the Commencement Date. If the Security Deposit is provided in the form of a letter of credit, such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount. If the Security Deposit is provided through a combination of cash and letter of credit, Tenant, by written notice to Landlord, shall advise Landlord as to the method that will be used to effectuate the reduction of the letter of credit.

     D.   In addition to the reduction of the Security Deposit described in
          Section VI.C. above, the amount of the Security Deposit shall be subject to further reduction effective as of the 4th, 5th, 6th and 7th anniversaries of the Commencement Date (each referred to as an "Anniversary Date") as follows:

          1) If Tenant reported a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date, the amount of the Security Deposit shall reduce by $1,211,133.00 effective as of such Anniversary Date. Such reduction shall be accomplished in the manner referred to in Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

          2) If Tenant did not report a profit for the 4 consecutive quarters immediately preceding the applicable Anniversary Date but did report a profit for 3 quarters within such period, the amount of the Security Deposit shall reduce by $605,567.00 effective as such Anniversary Date. Such reduction shall be accomplished in the manner referred to in Section VI.C. above, provided that Landlord shall not be required to refund any portion of the Security Deposit or to accept a substitute letter of credit unless and until Tenant has provided Landlord with audited financial statements evidencing that Tenant is entitled to a reduction of the Security Deposit in accordance with the terms hereof.

          3) If Tenant is not entitled to a reduction of the Security Deposit under D.1. or D.2. above, Tenant shall not be entitled to a reduction of the Security Deposit with respect to the applicable Anniversary Date. Tenant shall, however, be entitled to a reduction of the Security Deposit with respect to any future Anniversary Dates where the conditions for a reduction have been satisfied. Notwithstanding anything herein to the contrary, in no event shall the Security Deposit be reduced below the sum of: (i) $1,816,699.00, plus (ii) the amount of any increase in the Security Deposit pursuant to Section VI.E. below.

     E. In the event that Tenant leases additional square footage pursuant to its First Expansion Option, Second Expansion Option or Right of First Offer, the Security Deposit shall automatically increase by an amount determined in accordance with the following formula:

          (X divided by Y) x Z = increase in the Security Deposit

          X = the amount of the Security Deposit then held by Landlord Y = the then current rentable square footage of the Premises Z = the rentable square footage of the additional space

          For example, assume: (i) the Premises consists of 270,446 rentable square feet; (ii) the Security Deposit then held by Landlord is $6,661,231.00; and (iii) Tenant leases 20,000 rentable square feet that is in addition to the existing Premises. Under this example, the Security Deposit would be increased by $492,610.80. Tenant will be required to pay Landlord for the increase in the Security Deposit on or before the execution of the amendment adding the additional space to the Premises. Tenant shall have the right to determine whether the increase in the Security Deposit will be provided in the form of cash, letter of credit or a combination thereof.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

     A. Landlord agrees to furnish Tenant with the following services: (1) Water service for use in the lavatories on each floor on which the Premises are located; (2) Heat and air conditioning in season during Normal Business Hours in accordance with the specifications contained in the Base Building Scope attached hereto as Exhibit M, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord a hourly charge for each hour of HVAC service that is requested and received by Tenant after Normal Business Hours. Such charge shall reflect the actual cost to Landlord of providing the HVAC service, as such cost is reasonably determined by Landlord; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days in accordance with the specifications attached hereto as EXHIBIT N (or such reasonably comparable specifications as Landlord may designate from time to time). If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, and if such special services are requested by Tenant or otherwise required to keep the Premises in a reasonably clean condition, Landlord shall cause such special services to be furnished and Tenant shall pay the actual additional cost attributable to the special services to Landlord (without mark-up) or, at Landlord's election, to the provider of such special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X and EXHIBIT M; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

     B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment. Landlord agrees to use reasonable efforts to restore any interruption or termination of services.

VIII. LEASEHOLD IMPROVEMENTS.

     A. Except for Tenant's Property (as defined in Section XV), all improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 180 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) subject to Section VIII.B. below, any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord.

     B. Notwithstanding Section VIII.A. to the contrary and except as provided below with respect to the Landlord Work, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

          With respect to the Landlord Work, Landlord shall notify Tenant in writing of any Required Removables within 5 Business Days after the date on which Landlord approves Tenant's Design Development Plans (defined in the Work Letter attached hereto as EXHIBIT D); provided that any internal staircase shall be considered to be a Required Removable regardless of whether Landlord designates the same as a Required Removable in a written notice to Tenant and regardless of whether Landlord provides Tenant with 180 days prior notice of removal in accordance with Section VIII.A. above. Except with respect to any internal staircase, Landlord shall have no right to require the removal of any Alterations or Landlord Work not so identified as Required Removables pursuant to this Subsection VIII.B.


IX.  REPAIRS AND ALTERATIONS.

     A. TENANT'S REPAIR OBLIGATIONS. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted, and subject to the provisions of Section XVII (Casualty Damage) and XVIII (Condemnation) of this Lease. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required if there is an emergency) (which 30-day period shall be extended for such additional time as shall be reasonably necessary under the circumstances provided that Tenant commences cure within such 30-day period and is diligently prosecuting completion of the same), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

     B. LANDLORD'S REPAIR OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. In addition, Landlord may elect, at the expense of Tenant, to repair any damage or injury to the Building caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, neglect or improper conduct of Tenant or any Tenant Related Parties (defined in Section XIV.B. herein).

     C. ALTERATIONS. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Non-Material Alteration"): (1) with respect to the portion of the Premises located on the first floor, is not visible from the exterior of the Premises or Building; (2) will not affect the systems or structure of the Building; and (3) does not legally require the issuance of a building permit. Without limiting the foregoing, it is agreed that Tenant shall have the right to install voice and data cabling in the Premises without the consent of Landlord; provided that if Tenant requires access to the Building telecommunication closets, electrical closets or similar areas, the manner in which Tenant accesses such areas and connects its equipment to the Building equipment shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. However, even though consent is not required, the performance of Non-Material Alterations, unless otherwise indicated herein, shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (except for Non-Material Alterations); names of contractors reasonably acceptable to Landlord (provided that

          Landlord may designate specific contractors with respect to Building systems, provided further, that the rates charged by such contractors are competitive with market rates); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Except with respect to Non-Material Alterations, Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any Alterations (other than Non-Material Alterations) equal to 5% of the cost of the Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Non-Material Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure Landlord that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be attributable to any Alteration made by or for the account of Tenant in excess of the building standard improvements for the Building.

X.   USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall be paid for by Tenant as Additional Rent within thirty (30) days after receipt of an invoice from Landlord. Tenant's electricity charge for each month shall be an amount computed by applying the kilowatt hours shown on the submeter in the Premises for the billing period in question to Landlord's Monthly Cost Rate, as such term is hereinafter defined. As used herein, the term "Landlord's Monthly Cost Rate" shall mean the per kilowatt hour charge for the relevant billing period (carried to six decimal places) determined by dividing the total amount charged for electrical service to the Building by the utility provider(s) servicing the Building for the relevant monthly billing period by the total kilowatt hours consumed by the Building for such monthly period carried to six decimal places. If any tax is imposed on Landlord's receipt from the sale or resale of electric energy by any federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes based upon kilowatt hours consumed with respect to the Premises shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. Landlord, as part of the Landlord Work, shall install any necessary sub-meters (as well as any electrical panels, transformers, bus duct plug and related equipment) in the Premises at Tenant's sole cost and expense. In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of the tenant electrical design load specifications that are included within the Base Building Scope (attached hereto as EXHIBIT M), Landlord shall cooperate with Tenant to provide such excess usage, which cooperation may be conditioned upon such conditions as Landlord reasonably determines to be necessary (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by Law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent.

     B. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any identifiable savings obtained by Landlord when compared to the



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

          electricity rates that would have been applicable to the Premises if Landlord had not provided such service(s).


XI.  ENTRY BY LANDLORD.

     Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord shall use reasonable efforts in the exercise of its rights hereunder not to interfere with Tenant's use of the Premises, and in the event that Landlord temporarily closes all or a part of the Premises, Landlord shall use due diligence to complete any work in the Premises and to re-open the closed portion of the Premises as soon as possible. Notwithstanding the foregoing, unless the closure of all or a part of the Premises shall be due to Tenant's default under the terms of this Lease, if the Premises, or a material portion thereof, are closed by Landlord to perform repairs alterations or additions for a period in excess of 3 consecutive Business Days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of such closure and ending on the day such closed portion of the Premises has been re-opened. If less than entire Premises have been so closed, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises unavailable for Tenant's use.

XII. ASSIGNMENT AND SUBLETTING.

     A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not elect to exercise its recapture rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's net worth is less than $43,000,000.00, provided that such criteria shall only be applicable to an assignee of this Lease, and shall not be applicable to a subtenant or other occupant of the Premises; (2) the proposed transferee's business is not suitable for the Building considering the Building's prestige, (3) if the proposed transferee intends to use all or a portion of the Premises for any retail or quasi-retail use (e.g. an executive suites or temporary help business) or for the general office use of a company other than a software or computer company, such use would result in a violation of another tenant's rights; provided, however, the parties agree that this condition shall not be construed to imply that Tenant or any transferee shall have the right to use the Premises for a retail or quasi-retail use; (4) the proposed transferee is a governmental agency or occupant of the Building; provided that Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable (based upon the available term and size of the available space) to the space Tenant desires to sublet or assign; (5) Tenant is in default after the expiration of the notice and cure periods in this Lease; (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; provided that Landlord will not refuse consent solely for such reasons if Tenant agrees to pay for 100% of any related legal compliance costs, including any costs with respect to any period after the Termination Date; or (7) Landlord has commenced negotiations with the proposed transferee for other space in the Building which is comparable in terms of available term and size to the space that Tenant proposes to transfer. For purposes hereof, the term "commenced negotiations" shall mean that Landlord, within six (6) months prior to the date on which Tenant requests consent to a Transfer, has shown such proposed transferee space in the Building and has submitted a written proposal to such proposed transferee. Upon written request of Tenant from time to time, Landlord shall advise Tenant in writing as to whether Landlord has granted any exclusive or other restrictive use rights that would allow Landlord to refuse consent to a proposed transferee in



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

          accordance with subsection XII.A.(3) above. Such list of rights shall be binding on Landlord for a period of 6 months after delivery to Tenant and, during such 6 month period, Landlord shall not be entitled to refuse consent to a proposed Transfer based solely upon a violation of any exclusive or restrictive use right that is not included on such list. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer (hereinafter defined) release or relieve Tenant from any obligation under this Lease.

     B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 10 Business Days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) recapture the space that Tenant desires to Transfer; which recapture shall be effective only with respect to the portion of the Term covered by the proposed Transfer; provided if there would be less than six months remaining in the Term following the expiration of the proposed Transfer, Landlord shall be entitled to recapture the space in question for the entire remaining portion of the Term. Notwithstanding the foregoing, Landlord shall not have the right to:
          (a) recapture any portion of the Premises that is being transferred pursuant to a Permitted Transfer (hereinafter defined); or (b) recapture a portion of the Premises in connection with a proposed sublease for space in One Riverside Center or Two Riverside Center if the space proposed for sublease does not include at least 1 full floor of space in One Riverside Center or Two Riverside Center. If a proposed sublease includes more than 1 full floor, Landlord shall only have the right to recapture space in full floor increments. For example, if Tenant proposes to enter into a sublease for space that includes 1 full floor plus 10,000 square feet on another floor, Landlord shall have the right to recapture the full floor that Tenant proposes to sublet, but not the 10,000 square foot portion of the space that is proposed for sublease. Any such recapture shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

     C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer including Landlord's review fee, brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

          Landlord and Tenant acknowledge that, during the first fifteen (15) months of the Term (the "Reduced Rent Period"), Tenant, in accordance with Section I.D., pays Base Rent based on less than the entire rentable square footage of the Premises. The portion of the Premises for which Tenant is not required to pay Base Rent during the Reduced Rent Period is referred to as the "Reduced Rent Premises". Subject to adjustment in accordance with Section I.C., during months 1 - 6 of the Term, the Reduced Rent Premises shall consist of 76,419 rentable square feet and, during months 7 - 15 of the Term, the Reduced Rent Premises shall consist of 38,209 rentable square feet. Any space in the Premises assigned or sublet by Tenant during the first 15 months of the Term (regardless of whether such space in located in the One Riverside Center Premises or the Two Riverside Center Premises) shall first be attributable to the Reduced Rent Premises, and if the area of the space so assigned or sublet exceeds the Reduced Rent Premises, then to the Premises. Notwithstanding the first paragraph of Section XII.C. above to the contrary, Landlord shall not have the right to participate in sublease profits in connection with any Reduced Rent Premises during the Reduced Rent Period. Landlord shall, however, have the right to participate is sublease profits with respect to (i) any portion of the Premises that is not, from time to time, considered to be Reduced Rent Premises, and (ii) any portion of the Term that does not fall within the Reduced Rent Period. For example, if Tenant sublets 100,000 rentable square feet for the first 24 months of the Term: (iii) during months 1-6, Landlord shall be entitled to 50% of any sublet profits with respect to 23,581 rentable square feet of such sublet space; (iv) during months 7- 15, Landlord shall be entitled to 50% of any sublet profits with respect to 61,791 rentable square feet of such sublet space; and (v) beginning with the first day of month 16 of the Term, Landlord shall be entitled to 50% of any sublet profits with respect to the entire sublet premises. Notwithstanding anything in Section XII.B. above to the contrary, Landlord shall not be entitled to recapture any portion of the Reduced Rent Premises that is sublet for a term beginning at any time during the Reduced Rent Period.

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

     E. Tenant may assign its entire interest under this Lease or sublet the Premises or any portion thereof to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided:
          (i) Tenant is not in default under this Lease beyond notice and applicable cure periods; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this Lease. In addition, if the proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization and the continuing or surviving entity does not have a net worth which is at least equal to the lesser of Thirty-Two Million Two Hundred Fifty Thousand Dollars ($32,250,000.00) or the net worth of Tenant immediately prior to such purchase, merger, consolidation or reorganization, then Tenant shall be required to increase the amount of the Security Deposit by an amount determined in accordance with the following formula:

          A x B = Increase in Security Deposit

          A = the percentage decrease in Tenant's net worth as calculated by comparing (1) the lesser of $32,250,000.00 and Tenant's net worth immediately prior to the purchase, merger, consolidation or reorganization to (2) Tenant's net worth immediately following the purchase, merger, consolidation or reorganization

          B = The Security Deposit in effect on the closing date of the purchase, merger, consolidation or reorganization

          For example: If Tenant's net worth decreases by 20% as a result of a purchase, merger, consolidation or reorganization, the amount of the Security Deposit shall be increased by 20%. In no event, however, shall the Security Deposit be increased to be more than $12,111,000 during the first 3 lease years of the Term or to be more than $8,478,000 at any time after the first 3 lease years of the Term; provided that such maximum amounts shall be increased on a dollar for dollar basis by any increase in the Security Deposit under Section VI.D above. Tenant shall give Landlord written notice at least thirty
          (30) days prior to the effective date of such Permitted Transfer; provided that if the Permitted Transfer is being treated as confidential by Tenant, Tenant shall provide Landlord with written notice within thirty (30) days after the first to occur of the closing date of the Permitted Transfer and the date that the occurrence or proposed occurrence of the Permitted Transfer becomes public knowledge. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant; and (d) "net worth" shall mean Tenant's total assets minus Tenant's total liabilities calculated at the period of time in question. Notwithstanding the provisions of subsection C, above, any Permitted Transfer shall be deemed to be of non-Reduced Rent Premises, and if the area of such space so assigned or sublet exceeds the non-Reduced Rent Premises, then to the Reduced Rent Premises.

XIII. LIENS.

     Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien or to bond over or insure the same, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV. INDEMNITY AND WAIVER OF CLAIMS.

     A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and to the extent caused by and arising out of or in connection with any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

     B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and to the extent caused by and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

     C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property (defined in Article XV) or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

XV.  INSURANCE.

     Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Beacon Property Management Corporation, a Delaware corporation and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

XVI. SUBROGATION.

     Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. CASUALTY DAMAGE.

     A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or more than 1,000 rentable square feet of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) One Riverside Center shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction costing 50% or more of the replacement cost of One Riverside Center shall be required, or the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building costing 50% or more of the replacement cost of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; or (3) a material uninsured loss to the Building occurs that arises out of a casualty of a type that is not covered under typical "all-risk" property insurance for the area in which the Building is located. In addition, if Two Riverside Center or Three Riverside Center shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction costing 75% or more of the replacement cost of Two Riverside Center or Three Riverside Center, as the case may be, shall be required, Landlord shall have the right to terminate this Lease with respect to the portion of the Premises located with such damaged portion of the Building. Notwithstanding the foregoing, except with respect to a casualty only affecting the Premises, Landlord's termination rights herein are conditioned upon Landlord's termination of all other tenancies within the Building where (i) the premises under such tenancies are similarly affected by the fire or other casualty, and (ii) Landlord has the right to terminate the lease with respect to such tenancy. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If this Lease shall not be terminated by either party pursuant to this Article XVII, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord plus any deductible maintained by Landlord and any insurance proceeds that would have been received by Landlord but for a Mortgagee's (defined in Article XXVI) failure to release the same to Landlord; provided, that Landlord carries the insurance required by this Lease. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, within 90 days of the date of the fire or other casualty, cause a general contractor selected by Landlord and reasonably acceptable to Tenant to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If (1) the Completion Estimate indicates that the Premises cannot be made tenantable within 360 days from the date of the fire or other casualty, or (2) more than 50% of the Premises have been made untenantable by the fire or other casualty and less than one year will be remaining in the Term following the expected date of completion of restoration of the Premises as indicated in the Completion Estimate, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees. If substantially all of the Premises was rendered untenantable by the fire or other casualty and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant; and (ii) any delays caused by events of Force Majeure. Notwithstanding the provisions of this Subsection XVII.B. to the contrary, if the fire or casualty only affected the portion of the Premises located in Two Riverside Center or Three Riverside Center, and did not affect any portion of the Premises located in One Riverside Center, the termination rights set forth in this Subsection XVII.B shall be limited to the portion of the Premises located within such damaged portion of the Building.

XVIII. CONDEMNATION.

     Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law or by eminent domain (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property, the unamortized value of any Excess Costs (defined in the Work Letter attached hereto as EXHIBIT D) and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX. EVENTS OF DEFAULT.



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

     Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

     A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant ("Monetary Default").

     B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 120 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an immediate event of default by Tenant which shall not require written notice or a cure period.

     C. Tenant becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     D. The leasehold estate is taken by process or operation of Law and is not released within 30 days of such taking.

XX.  REMEDIES.

     A. While any default is continuing, Landlord shall have the right without notice or demand (except as provided in Article XIX) to exercise any of its rights and remedies at Law or in equity, including any one or more of the remedies set forth below. Tenant shall not have the right to cure a default after the date on which Landlord has notified Tenant of its election to terminate this Lease, terminate Tenant's right of possession or exercise any other of Landlord's rights at Law or in equity.

          1. Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other direct losses and damages (but specifically excluding indirect or consequential damages) which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on reasonably satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

          2. Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may (but, except as provided in Section XX.C. below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

          3. In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

     B. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any uncured default.

     C. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XII hereof.

XXI. LIMITATION OF LIABILITY.

     A. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN
          ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME (NOT TO EXCEED 30 DAYS AFTER THE EXPIRATION OF ANY LANDLORD CURE PERIODS) TO CURE THE ALLEGED DEFAULT. NOTHING HEREIN SHALL LIMIT TENANT'S RIGHT TO BRING AN ACTION IN EQUITY AGAINST LANDLORD. IN NO EVENT, HOWEVER, SHALL TENANT BE ENTITLED TO BRING ANY SUCH ACTION AGAINST ANY TRUSTEE, MEMBER, PRINCIPAL, BENEFICIARY, PARTNER, OFFICER, DIRECTOR OR EMPLOYEE OF LANDLORD, OR MORTGAGEE (UNLESS SUCH MORTGAGEE IS IN POSSESSION OF THE PREMISES, BUILDING OR PROPERTY, OR HAS BECOME THE LANDLORD).

     B. WITHOUT LIMITING THE SCOPE OF SECTION XXI.A. ABOVE (I) AND EXCEPT AS SPECIFICALLY PROVIDED IN SECTION III.E (LATE COMPLETION PENALTIES) TO THE CONTRARY, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT, AND (II) EXCEPT AS SPECIFICALLY PROVIDED IN SECTION XXV (HOLDOVER) TO THE CONTRARY, IN NO EVENT SHALL TENANT OR TENANT RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR LOST PROFITS OF LANDLORD. THE PARTIES AGREE THAT THE EXCLUSION OF LOST PROFITS FROM DAMAGES SHALL NOT BE CONSTRUED AS TO LIMIT LANDLORD'S RIGHT TO COLLECT PAST AND FUTURE RENT DAMAGES UNDER SECTION XX.

XXII. NO WAIVER.

     Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an



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

estoppel unless such default is subsequently cured. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. QUIET ENJOYMENT.

     Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. RELOCATION.

     Intentionally Omitted.

XXV. HOLDING OVER.

     Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 60 days after the later of (i) the Termination Date, or (ii) the date Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

     A. Subject to the provisions of subsection B. below, Tenant accepts this Lease subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest; provided that such successor-in-interest assumes Landlord's obligations under this Lease with respect to the period from and after the date attornment is required. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

     B. Landlord hereby represents that the Building is not currently encumbered by a Mortgage. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement in favor of Tenant from any future Mortgagee on such Mortgagee's then current standard form of agreement. Notwithstanding the foregoing, Tenant shall have the right to attempt to negotiate commercially reasonable changes to such future Mortgagee's form of non-disturbance, subordination and attornment agreement. Upon agreement between Tenant and such future Mortgagee, Tenant will execute such non-disturbance, subordination and attornment agreement and return the same to the future Mortgagee for execution. In the event that Tenant and any future Mortgagee are unable to agree upon the terms and conditions of the non-disturbance, subordination and attornment agreement, Tenant, upon request of such future Mortgagee, agrees to enter into a non-disturbance, subordination and attornment agreement on the form attached hereto as EXHIBIT J. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant from any future Mortgagee shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder, provided that if such future Mortgagee is unwilling to enter into a non-disturbance, subordination and attornment agreement with Tenant (either on a negotiated form or the form attached hereto as EXHIBIT
          J), this Lease shall not be subordinated to the Mortgage held by the future Mortgagee. If, however, Tenant is unwilling to negotiate with the Mortgagee in good faith or to enter into such non-disturbance, subordination and attornment agreement on the form attached hereto as EXHIBIT J, such refusal shall be considered to be a default hereunder by Tenant and Landlord shall have no further obligation to attempt to obtain a non-disturbance, subordination and attornment from such future Mortgagee.

XXVII. ATTORNEYS' FEES.

     If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. NOTICE.

     If a demand, request, approval, consent, invoice or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX. EXCEPTED RIGHTS.

     This Lease does not grant any rights to light or air over or about the Building. Subject to the specific rights granted to Tenant in this Lease, including, without limitation, Tenant's rights with respect to the use of the Building risers and roof, Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises; provided that Landlord may not add any additional floors to One Riverside Center or Two Riverside Center, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address, provided that Landlord shall use reasonable efforts to provide Tenant with at least 180 days prior notice with respect to a change in the Building's street address that will prohibit Tenant from receiving mail at the current address and in the event Landlord fails to provide Tenant with at least 180 days prior notice, Landlord shall reimburse Tenant for the cost of replacing all business stationery and promotional materials on hand (not to exceed a two month's supply) at the effective date of such change. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use or materially affect Tenant's use of the Premises as a first class office building. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's



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

employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, except as otherwise provided herein in this Lease.

XXX. SURRENDER OF PREMISES.

     At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted and subject to the provisions of Articles XVII and XVIII. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store such Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of such Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for such Tenant's Property. In addition, if Tenant fails to remove any of Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of such Tenant's Property to be abandoned, and title to such Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. MISCELLANEOUS.

     A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

     B. Tenant shall not record this Lease. Landlord, however, agrees to execute and to deliver to Tenant for recordation or registration, at Tenant's cost and expense, a memorandum or notice of this Lease in the form attached hereto as EXHIBIT F. If this Lease is terminated before the Term expires, upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord's request therefor within 10 days.

     C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

     D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (but in no event shall the term include economic or financing difficulties) ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party. Notwithstanding anything herein to the contrary, except with respect to war, civil disturbance, fires, earthquakes, tornadoes, hurricanes and events that are commonly considered to be "acts of God", the number of days of Force Majeure delay with respect to each individual event of Force Majeure shall be limited to 60 days. For example, with respect to Landlord's performance of the Landlord Work, Landlord will not be able to claim more than 60 days of Force Majeure delay in connection with a strike by any individual construction trade or more than 60 days of Force Majeure delay in connection with the shortage of any particular type of materials. However, the number of days of Force Majeure delay in connection with any individual trade shall not be counted against the number of days of Force Majeure delay for an unrelated trade or an unrelated cause (such as a shortage of materials).

     E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer and such successor's written assumption of Landlord's obligations under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

     F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord shall be responsible for the payment of a brokerage commission to Broker in connection with this Lease in accordance with the terms of a separate agreement by and between Landlord and Broker.

     G. (i). Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. If Tenant is a partnership, then each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions to be performed by Tenant. Landlord may request (and Tenant shall comply) that Tenant, at the time that Tenant admits any new partner to its partnership, require each new partner to execute an agreement in form and substance satisfactory to Landlord under which the new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions to be performed by Tenant, without regard to when the new partner is admitted to the partnership (or when any obligations under any of covenants, agreements, terms, provisions and conditions accrue). Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

          (ii). Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

     H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., IV.D, VIII, XIV, XX, XXV and XXX and Landlord's obligations under Sections IV.B., IV.D., VI, XIV, and XX shall survive the expiration or early termination of this Lease.

     J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by both parties.

     K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

     L. Tenant, within 15 days after request, but not more than once in any 12 month period, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

     M. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice from Tenant to Landlord describing the default in reasonable detail (provided that if such failure cannot reasonably be cured within thirty (30) days, Landlord shall be in default hereunder only if Landlord fails to commence to cure such default within thirty (30) days after notice from Tenant or having commenced the curative action within thirty (30) days, fails to diligently pursue same). Notwithstanding the foregoing cure period, Landlord shall be obligated to commence to cure an emergency situation that creates an imminent danger of bodily harm to any persons or an imminent danger of harm to property or material interference with Tenant's business operations as soon as reasonably possible following the date on which Landlord first became aware of such situation. Except to the extent the same have been waived by Tenant under the Lease, Tenant, following notice to Landlord and the expiration of the applicable cure period, shall be entitled to pursue any and all applicable remedies provided by Massachusetts law in connection with such default by Landlord hereunder. In lieu of exercising its rights and remedies under Massachusetts law, Tenant shall have the right to cure a default by Landlord under the limited circumstances where all of the following conditions exist (the "Self Help Conditions"): 1) all or substantially all of the Premises have been rendered unusable by Tenant for the Permitted Use as a result of Landlord's default; 2) Landlord has failed to cure the Landlord default within applicable notice and cure periods and, in addition, Landlord is not actively attempting to cure the default; 3) prior to curing the default, Tenant provides Landlord with written notice of the fact that Tenant intends to cure the default on Landlord's behalf;
          4) if there is a Mortgage on the Building, Tenant has provided such Mortgagee with notice of Landlord's default and has allowed such Mortgagee an opportunity to cure such default in accordance with the terms of any subordination, non-disturbance and attornment agreement (or similar agreement) between Tenant and such Mortgagee; 5) the action required to cure the default does not require Tenant to have access to the premises of any other tenant or occupant of the Building; and 6) the action required to cure the default does not involve the performance of work with respect to any Building systems (e.g. mechanical, electrical, plumbing, fire/life safety, card access) that are then operational and serving any other tenants or occupants of the Building. If all of the Self Help Conditions exist and Tenant elects to cure the default of Landlord, any such curative work must be performed by contractors that have previously performed similar work for Landlord in the Building, provided that the identity of such contractors are made known to Tenant. In addition, if Landlord has a warranty or service and maintenance agreement for a particular item that requires service, repair or replacement as part of the curative work (and Tenant is aware of such warranty or contract), Tenant shall contract with the issuer of such warranty or contract for the performance of the curative work so as not to adversely affect such warranty or contract. In attempting to cure any default by Landlord, Tenant shall pursue the least expensive course of action that can reasonably be expected to cure the default in question and shall perform only so much work as is reasonable necessary to cure the default. Tenant, in accordance with the terms of Article XIV, shall indemnify Landlord for any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses in connection with the performance of such work, including any claims by tenants or occupants of the Building that are adversely affected by the performance of the work. Upon completion of the curative work by Tenant and receipt of paid invoices, Landlord shall reimburse Tenant for all expenses reasonably incurred by Tenant in curing Landlord's default. If Landlord fails to repay Tenant for such costs within fifteen (15) days after Landlord's receipt of the paid invoices, Tenant shall be entitled to pursue its remedies under Massachusetts law for payment of such amount.

XXXII. ENTIRE AGREEMENT.

This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: EXHIBIT A (Outline and Location of

First Floor Premises in One Riverside Center), EXHIBIT A1 (Outline and Location of Second Floor Premises in One Riverside Center), EXHIBIT A2 (Outline and Location of Third Floor Premises in One Riverside Center), EXHIBIT A3 (Outline and Location of First Floor Premises in Two Riverside Center), EXHIBIT A4 (Outline and Location of Second Floor Premises in Two Riverside Center) EXHIBIT B (Rules and Regulations), EXHIBIT C (Commencement Letter), EXHIBIT D (Work Letter Agreement), EXHIBIT E (Additional Provisions) and EXHIBIT F (Notice of Lease), EXHIBIT G (Legal Description of Property), EXHIBIT H (Building Plan),
EXHIBIT I (Sample Letter of Credit), EXHIBIT J (Form of Non-Disturbance Agreement. EXHIBIT K (Location of Parking Structure Sign), EXHIBIT L (Location of One Riverside Center Sign), EXHIBIT M (Base Building Scope), EXHIBIT N (Sample Cleaning Specifications), EXHIBIT O (Entry Signage), EXHIBIT P (First Expansion Space).

     Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                   LANDLORD:

                                  EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE
                                  LIMITED LIABILITY COMPANY

                                  By:  Beacon Property Management Corporation, a
                                       Delaware corporation, its managing member
/s/ Kathleen M. Steidinger
------------------------------         By:    /S/ Michael A. Steele
                                             -------------------------------
Name (print):
              ----------------         Name:  Michael A. Steele
Kathleen M. Steidinger                       -------------------------------
------------------------------
                                       Title: President
/s/ John C. Schneider                        -------------------------------
------------------------------
Name (print):
              ----------------
John C. Schneider
------------------------------


WITNESS/ATTEST:                   TENANT:

                                  ALLAIRE CORPORATION, A CORPORATION ORGANIZED
/s/ Eric J. Smith                 UNDER THE LAWS OF THE STATE OF DELAWARE
------------------------------    By:    David A. Gerth
                                        ------------------------------------
Name (print): Eric J. Smith
             -----------------
/s/ JoAnne Trayers                Name:  David A. Gerth
------------------------------          ------------------------------------

Name (print): JoAnne Trayers      Title: CFO & VP Finance & Operations
             -----------------          ------------------------------------

------------------

                                    EXHIBIT A

    OUTLINE AND LOCATION OF THE FIRST FLOOR PREMISES IN ONE RIVERSIDE CENTER
    ------------------------------------------------------------------------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

                                   EXHIBIT A-1

    OUTLINE AND LOCATION OF THE SECOND FLOOR PREMISES IN ONE RIVERSIDE CENTER
    -------------------------------------------------------------------------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

                                   EXHIBIT A-2

    OUTLINE AND LOCATION OF THE THIRD FLOOR PREMISES IN ONE RIVERSIDE CENTER
    ------------------------------------------------------------------------

     This Exhibit is attached to and made a part of the Lease dated as 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

                                   EXHIBIT A-3

    OUTLINE AND LOCATION OF THE FIRST FLOOR PREMISES IN TWO RIVERSIDE CENTER
    ------------------------------------------------------------------------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

                                   EXHIBIT A-4

    OUTLINE AND LOCATION OF THE SECOND FLOOR PREMISES IN TWO RIVERSIDE CENTER
    -------------------------------------------------------------------------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas not within the premises of any tenant of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by the improper use by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel or otherwise in accordance with the terms of Section IX.C.

4. Landlord shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed) and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval (which approval shall not be unreasonably withheld or delayed) and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, although Landlord agrees that Tenant may receive telecommunications service from MCI (or successor entity), and MCI (or successor entity) shall have access to the Building and the Premises for such purposes. Notwithstanding the foregoing, if Tenant wishes to receive telecommunications services from a different provider(s), Tenant shall have the right to advise Landlord of the provider or providers from whom Tenant would like to receive service at the Premises. Following receipt of such advice, Landlord shall use good faith efforts to enter into an agreement with such provider(s) on commercially reasonable terms and conditions for the Boston Suburban area, and upon Landlord's entering into such agreement, such provider(s) shall be permitted access to the Building and/or the Premises in order to provide telecommunications services to Tenant.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord, the City of Newton or any other governmental authority having jurisdiction over the Building and Property. Tenant shall obtain Landlord's prior approval (which approval shall not be unreasonably withheld or delayed) by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Except for reasonable amounts of office and cleaning supplies which Tenant agrees to store on the Premises in compliance with applicable Law, Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not knowingly take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions reasonably necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building, unless Tenant, at its sole cost and expense, causes additional lines and telecommunications to be installed, subject to the terms and conditions of this Lease.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Tenant shall participate in Landlord's waste recycling program for the Building.

                                    EXHIBIT C

                               COMMENCEMENT LETTER
                               -------------------
                                    (EXAMPLE)

Date:

Allaire Corporation
Suite ____________________________________
One Riverside Center
275 Grove Street
Newton, MA

Re: Commencement Letter with respect to that certain Lease dated as of , 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY, as Landlord, and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, as Tenant, for 270,446 rentable square feet space in the Building located at 275 Grove Street, Newton, MA., a notice of which has been recorded with the Middlesex (South) Registry of Deeds in Book _____, Page _____.

Dear:    :

     In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

     1.   The Commencement Date of the Lease is             ;

     2.   The Termination Date of the Lease is                           (unless
sooner terminated or extended pursuant to the Lease).

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Property Manager

Agreed and Accepted:

                 Tenant: ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE
                    LAWS OF THE STATE OF DELAWARE

                 By:
                     -------------------------
                 Name:
                       -----------------------
                 Title:
                        ----------------------
                 Date:
                       -----------------------

                                STATE OF ILLINOIS

                       ss
---------------------,                             --------------------, ------
[County]

     Then personally appeared the above-named _____________, the _______________ of Beacon Property Management Corporation, a Delaware corporation, the managing member of EOP-Riverside Project, L.L.C., a Delaware limited liability company, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Beacon Property Management Corporation as the managing member of EOP-Riverside Project, L.L.C., before me,

                                               ---------------------------------
                                               Notary Public
                                               My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

                       ss
---------------------,                             --------------------, ------
[County]

     Then personally appeared the above-named _____________, the _______________ of Allaire Corporation, a Delaware corporation, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Allaire Corporation, before me,

                                               ---------------------------------
                                               Notary Public
                                               My Commission Expires:

                                    EXHIBIT D

                                   WORK LETTER
                                   -----------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA..

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. With the exception of Landlord's obligation to perform Base Building Work, all improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into separate direct contracts for the Landlord Work in the One Riverside Center Premises and the Two Riverside Center Premises with a general contractor(s) selected by Landlord and acceptable to Tenant, Tenant hereby agreeing that the selection of ADP Marshall is acceptable to Tenant. Landlord and Tenant agree that the identity of the general contractor for the One Riverside Center Premises and the Two Riverside Center Premises may be different. The contract with respect to the One Riverside Center Premises shall be entered into on the basis of the cost of work plus a three (3%) percent fee with a guaranteed maximum price, which price shall be inclusive of contractor's general conditions and overhead in the amount of Four Hundred Twenty-Seven Thousand Seven Hundred Seventy-Five Dollars ($427,775.00). In the event the Cost of the Landlord Work (defined below) with respect to the One Riverside Center Premises is less than the agreed upon guaranteed maximum price, the general contractor shall be entitled to receive 30% of the difference between the guaranteed maximum price and the actual cost of the Landlord Work; provided that in no event shall the general contractor's share of such savings exceed an amount equal to 20% of the amount of the general contractor's 3% fee with respect to the Landlord Work in the One Riverside Center Premises. The balance of such savings shall accrue to Tenant through a reduced Cost of Landlord Work (hereinafter defined). Landlord, Tenant and the general contractor shall work together in good faith to negotiate a mutually acceptable fee and general conditions arrangement with respect to the Landlord Work to be performed in the Two Riverside Center Premises, it being agreed that such arrangement has not been agreed to by the parties as of the date hereof. The financial terms and conditions of the contracts for the One Riverside Center Premises and Two Riverside Center Premises (including the guaranteed maximum price, and required retainage) and the terms of the general contractor's warranty (if Landlord does not obtain at least a one year warranty] shall be subject to Tenant's prior review and approval, such approval not to be unreasonably withheld, conditioned or delayed. The guaranteed maximum price of said contracts shall equal the Cost of Landlord Work (as defined in paragraph 5, below) with respect to the One Riverside Center Premises or Two Riverside Center Premises, as the case may be. Landlord shall have the right to require the general contractor to pay commercially reasonable late completion penalties in the event that ADP Marshall fails to complete the Landlord Work on or before the Target Commencement Date or Two Riverside Center Premises Target Commencement Date, as the case may be. The determination of whether a particular penalty provision is "commercially reasonable" shall take into consideration industry customs. Landlord agrees that each contract shall provide that all subcontracts shall be competitively bid to qualified subcontractors reasonably acceptable to Tenant. With respect to all portions of Landlord Work, Landlord or contractor shall provide Tenant with a list identifying at least three (3) responsible and qualified subcontractors to whom a portion of the Landlord Work is to be bid. Tenant shall have the right to identify additional qualified subcontractors for inclusion on such list. In order to be considered "qualified" hereunder, a subcontractor must: (a) be licensed to perform all aspects of the Landlord Work on which such subcontractor will submit a bid, (b) be capable of being bonded for all aspects of the Landlord Work on which such subcontractor will submit a bid, (c) maintain insurance of the types and amounts required by Landlord for the performance of the Landlord Work, (d) have a proven track record of on time completion of projects of comparable size and complexity in the Boston metropolitan and suburban area, as set forth on a resume to be submitted by such subcontractor to Landlord, (e) have sufficient personnel (including key supervisory personnel) dedicated to the performance of those portions of the Landlord Work on which such subcontractor will submit a bid, taking into consideration the possibility of overtime and the possibility that work may have to be performed following the targeted completion date, (f) not be a party to any contractual disputes or mechanics lien claims involving Landlord or any of its affiliated entities, and (g) submit a bid in strict compliance with the criteria set forth in Landlord's bid package. Unless otherwise agreed to by Tenant, Landlord agrees to award subcontracts to the lowest qualified bidder, provided that such bid accurately incorporates and reflects all of the criteria for bids issued by Landlord or Landlord's general contractor.

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of all architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which Plans shall be subject to reasonable approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building; provided, however, neither Landlord, nor its architect or engineer shall have any approval rights over aesthetic aspects of Landlord Work unless the same are visible from the exterior of the Building or the interior of the Building atrium. Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of the Plans shall in no event relieve Tenant of the responsibility for such design; provided, however, if Landlord, Landlord's architect, engineer or contractor shall observe that any of the Plans are at variance with any applicable law, code, rule or regulation, Landlord, or its architect or contractor shall promptly notify Tenant and Tenant's architect in writing of such variance. Tenant shall have the right to submit Plans at one or more times and in one or more stages (for example, but not by way of limitation, proposed space plans may be submitted for approval prior to proposed engineering drawings, and proposed mechanical drawings may, in accordance with standard industry practice, be submitted in one or more portions). Within ten (10) Business Days after Landlord receives any such proposed Plans, or such portion thereof as has been submitted, Landlord shall either approve or disapprove the same (such approval not to be unreasonably withheld, conditioned or delayed). In the event of a disapproval by Landlord, Landlord shall describe in reasonable detail the grounds for such disapproval, and Tenant shall make those changes necessary in order to correct the problem(s) noted by Landlord in Landlord's notice of disapproval and shall return the drawings to Landlord, which Landlord shall approve or disapprove within five (5) Business Days after Landlord receives the revised Plans. This procedure shall be repeated until the Plans are finally approved by Landlord and written approval has been delivered to and received by Tenant. Notwithstanding the foregoing, Tenant shall submit to Landlord, for Landlord's review and approval (such approval not to be unreasonably withheld, conditioned or delayed): (i) Tenant's proposed "Design Development Plans" with respect to the Landlord Work in the One Riverside Center Premises by no later than November 12, 1999; and (ii) Tenant's proposed "Design Development Plans" with respect to the Landlord Work in the Two Riverside Center Premises by no later than February 14, 2000. For purposes hereof, the term "Design Development Plans" shall mean plans that are at least 80% complete so as to allow Landlord to order necessary Long Lead Items, as defined in paragraph 6 below.

3. Landlord agrees to submit to Tenant, within ten (10) calendar days after receipt of Tenant's proposed Design Development Plans, an estimate of the anticipated cost of Landlord Work. Such estimate shall not be binding upon the parties.

4. Tenant shall provide Landlord with final construction Plans (i.e. 100% complete) for the Landlord Work on or before: (i) December 10, 1999, with respect to the Landlord Work in the One Riverside Center Premises; and (ii) March 10, 2000, with respect to the Landlord Work in the Two Riverside Center Premises. Provided, that the final construction Plans are materially consistent with the Design Development Plans approved by Landlord, Landlord shall approve the final construction Plans on or before (a) December 15, 1999 with respect to the Landlord Work in the One Riverside Center Premises, and (b) March 15, 2000 with respect to the Landlord Work in the Two Riverside Center Premises (each of such dates being referred to as the "Plans Due Date"). Notwithstanding the fact that the same defined terms of "Design Development Plans", "Plans", "Landlord Work", "Plans Due Date", "Cost of Landlord Work", "Long Lead Items" and "Change" are used with respect to both the One Riverside Center Premises and the Two Riverside Center Premises, Landlord and Tenant acknowledge that (x) the Landlord Work with respect to the One Riverside Center Premises and Two Riverside Center Premises shall be performed under separate contracts and, accordingly, the terms and conditions of this Work Letter will be applied separately with respect to each such contract, (y) any late completion penalties payable by Landlord under Article III of the Lease shall be calculated separately with respect to the One Riverside Center Premises and the Two Riverside Center Premises, and (z) any Tenant Delays for which Tenant is responsible shall be calculated separately with respect to the One Riverside Center Premises and the Two Riverside Center Premises. Time is of the essence in respect of preparation and submission of Plans by Tenant, and the review and approval of the same by Landlord. In the event the final construction Plans with respect to the One Riverside Center Premises are not fully completed and approved by the Plans Due Date due to
     (a) Tenant's failure to submit the final construction Plans on or before December 10, 1999, or (b) the failure of the final construction Plans to be materially consistent with the Design Development Plans approved by Landlord, Tenant shall be responsible for one (1) day of Tenant Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date final construction Plans are approved. In the event the final construction Plans with respect to the Two Riverside Center Premises are not fully completed and approved by the Plans Due Date due to (a) Tenant's failure to submit the final construction Plans on or before March 10, 2000, or (b) the failure of the final construction Plans to be materially consistent with the Design Development Plans approved by Landlord, Tenant shall be responsible for one
     (1) day of Tenant Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date final construction Plans are approved.

5. Upon approval of the final construction Plans, the contractor shall solicit bids for Landlord Work from the list of subcontractors described in paragraph 1, above, as such list may have been reviewed and supplemented by Tenant. Landlord shall review all bids (together with back-up documentation and qualifications) with Tenant. Landlord shall within three (3) Business Days after receipt of such bids select the subcontractor for such portion of Landlord Work. Upon selection of all such subcontractors, Landlord and Tenant, together with the general contractor, shall within three (3) Business Days, mutually agree upon the cost of Landlord Work (which cost shall include the cost of labor and materials, the general contractor's fee, general conditions and permit fees). Upon agreement between Landlord, Tenant and the general contractor as to the total cost of the Landlord Work, (a) such total cost shall be deemed to be the "Cost of the Landlord Work"; (b) Landlord and the general contractor shall enter into the construction contract described in paragraph 1, above; and (c) Landlord shall cause the general contractor to commence construction of Landlord Work in accordance with the approved Plans.

6. Based upon the Design Development Plans submitted by Tenant to Landlord, Landlord and Tenant will identify all portions of Landlord Work that are "critical" or "long lead" items (hereinafter, "Long Lead Items"); provided, however, Landlord and Tenant agree that, as of the date hereof, the following items are Long Lead Items: mechanical, electrical and plumbing fixtures and equipment; doors, door frames and related hardware; and carpeting. Landlord and Tenant acknowledge that, in order to complete the Landlord Work by the Target Completion Date or Two Riverside Center Premises Target Commencement Date, as the case may be, it will be necessary for Landlord to order certain Long Lead Items prior to completion of final construction Plans. As such, prior to the completion of final construction Plans, Landlord shall have the right to solicit bids and award subcontracts for Long Lead Items in accordance with the procedures described in paragraphs 1 and 6 above. Landlord shall submit to Tenant for its review all bids (together with back-up documentation and qualifications) received by Landlord or contractor with respect such Long Lead Items. Landlord shall within three Business Days after receipt of such bids select the subcontractor for such Long Lead Items. Upon selection of such subcontractors, (a) the cost of such Long Lead Items shall be fixed and binding upon Tenant, and shall be incorporated into the determination of the Cost of Landlord Work, and (b) Landlord may begin construction with respect to such Long Lead Items.

7. If Tenant shall desire any change, addition or alteration in any of the Plans (collectively referred to as a "Change, Tenant shall describe the proposed Change to Landlord in writing, together with necessary revisions to the Plans. Within three (3) Business Days after receipt of Tenant's request for a Change, Landlord shall notify Tenant in writing of its approval or disapproval of the Change (such approval not to be unreasonably withheld or conditioned), together with (a) an analysis of the additional cost or saving involved and the period of time, if any, that the change will affect or delay the date on which the Landlord Work will be Substantially Complete ("Landlord's Analysis"), and (b) an authorization for Tenant's signature (the "Change Authorization"). In the event of a disapproval by Landlord, Landlord shall describe in reasonable detail the grounds for such disapproval. Upon receipt of such disapproval Tenant shall either make those changes necessary in order to correct the problem(s) noted by Landlord in Landlord's notice of disapproval or withdraw its request for a Change. If Tenant elects to revise the Plans, Landlord shall provide Tenant with written notice of approval or disapproval within three (3) Business Days after Landlord receives the revised Plans. This procedure shall be repeated until the Changes are finally approved by Landlord or withdrawn by Tenant. Upon Landlord's approval of the Change, Tenant may, within three (3) Business Days, send its signed Change Authorization instructing Landlord to proceed with such Change, in which event Landlord shall cause the Change to be made. In the absence of such signed Change Authorization, Landlord shall continue work on the Premises disregarding the requested Change. In the event Landlord's Analysis indicated that the authorized Change would result in an increase or savings in the Cost of Landlord Work, such increase or savings shall be added to or subtracted from the "Excess Costs" described in the following paragraph. In addition, if Landlord's Analysis indicated that the authorized Change would result in a delay or time savings with respect to the date on which Landlord Work would be Substantially Complete but for such Change, the net delay shall be deemed a Tenant Delay (as defined in the Lease).

8. Landlord, provided Tenant is not in default under this Lease after the delivery of notice and the expiration of any applicable cure periods, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed Six Million Seven Hundred Sixty-One Thousand One Hundred Fifty and 00/100 Dollars ($6,761,150.00) (i.e., Twenty-Five and 00/100
     Dollars [$25.00] per rentable square foot of the Premises) to be applied toward the Cost of Landlord Work in the One Riverside Center Premises and Two Riverside Center Premises. In the event the Allowance is not sufficient to pay for the Cost of the Landlord Work in the One Riverside Center Premises and Two Riverside Center Premises and any other costs to which Tenant has previously elected to apply the Allowance in accordance with the procedures outlined below (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs as provided herein. As Landlord Work is completed, Landlord shall submit to Tenant's architect, but not more frequently than monthly, applications for payment received from the general contractor, along with such substantiation as the Tenant's architect may reasonably request (including invoices from subcontractors and materialsmen). Within five (5) Business Days after receipt of an application for payment, Landlord's architect and Tenant's architect shall verify that the labor, materials and/or equipment that is described in said application for payment has been properly performed and/or incorporated into the Premises, and shall promptly notify Tenant and Landlord of the same. Within five (5) Business Days after Tenant's receipt of such verification, Tenant shall make payment to Landlord in an amount equal to the product of the amount specified in the application for payment (or such other amount as Tenant's architect and Landlord's architect shall determine is properly due) multiplied by a fraction, the numerator of which is the Excess Costs, and the denominator of which is the total Cost of Landlord Work for the One Riverside Center Premises and Two Riverside Center Premises. In no event shall Tenant be required to make a payment for any labor, materials and/or equipment that has not been performed and/or incorporated into the Premises. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay the same shall constitute a default under the Lease.

9. In the event the Allowance exceeds the total Cost of Landlord Work in the One Riverside Center Premises and Two Riverside Center Premises, Tenant shall be entitled to apply any remaining Allowance toward the cost of cabling and wiring in the Premises. Any unused portion of the Allowance that is not applied toward the Cost of the Landlord Work or the cost of wiring and cabling shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Landlord shall pay the Allowance directly to the contractors retained to perform the Landlord Work; provided, however, Landlord shall not make any payment without Landlord's architect and Tenant's architect having first verified that the labor, materials and/or equipment that is described in said application for payment has been properly performed and/or incorporated into the Premises, and that the requested amount is properly due. Notwithstanding the foregoing, if Landlord's architect and Tenant's architect can not agree as to whether a particular payment, or portion thereof, is properly due, Landlord shall have the right to make payment with respect only to the portion of the request for payment that is not in dispute. If Landlord withholds payment of any amount based on the improper recommendation of Tenant's architect, Tenant shall indemnify Landlord for any mechanics liens or other claims that are asserted as a result of Landlord's failure to pay that portion of the Cost of the Landlord Work that is withheld. In addition, any slow down or stoppage of the performance of Landlord Work as a result of the improper recommendation of Tenant's architect (without the concurrence of Landlord's architect) to withhold any such payment shall be considered to be a Tenant Delay. Any portion of the Allowance that Tenant elects to apply toward costs not directly relating to the Landlord Work (i.e. the cost of cabling and wiring) shall be paid to Tenant within thirty (30) days after Landlord's receipt of paid invoices from Tenant evidencing Tenant's payment of the amounts to which the Allowance will be applied.

10. In addition to Landlord's obligation to provide Tenant with an Allowance, Landlord, provided Tenant is not in default under the Lease after the delivery of notice and the expiration of any applicable cure periods, shall provide Tenant with an allowance (the "Architectural and Engineering Allowance") in the amount of $540,892.00 (i.e., $2.00 per rentable square foot of the Premises) to be applied toward the cost of architectural and engineering services for the Premises contracted by Tenant. Landlord shall disburse the Architectural and Engineering Allowance, or applicable portion thereof, to Tenant within thirty (30) days after Landlord's receipt of invoices and lien waivers from Tenant with respect to Tenant's actual engineering and architectural fees as described above. Any unused portion of the Architectural and Engineering Allowance may be applied toward the Cost of the Landlord Work. Any unused portion that is not applied toward the Cost of Landlord Work shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

11. In addition to the Landlord Work, Landlord shall be responsible for performing the Base Building Work in the Premises as described in the Base Building Scope attached to the Lease as EXHIBIT M. All Base Building Work shall be performed at Landlord's sole cost and expense. In no event shall the cost of the Base Building Work be applied against or deducted from the Allowance or Architectural and Engineering Allowance. Notwithstanding the foregoing, Landlord shall have the right to change the plans and specifications for the Base Building Work from time to time, provided that Landlord shall not materially reduce the overall quality of the Base Building Work; provided, further, that Tenant shall have the right to approve any such changes that materially affect Tenant's occupancy, operation or design of the Premises, which approval shall not be unreasonably withheld or delayed.

12. Tenant's architect and/or construction representative and Landlord's architect and/or construction representative shall meet weekly to discuss the progress of the construction of Landlord Work and the expected dates on which the One Riverside Center Premises and the Two Riverside Center Premises, as the case may be, will be Substantially Complete. In addition, Tenant's architect and/or construction representative shall be permitted to attend regularly scheduled job meetings during the course of construction of Landlord Work in the One Riverside Center Premises and Two Riverside Center Premises and shall be provided with copies of the minutes of all job meetings relating to the Landlord Work in the One Riverside Center Premises and Two Riverside Center Premises, which minutes shall include information relating to the date on which each such portion of the Premises will be Substantially Complete.

13. As used in this EXHIBIT D, the word "architect" shall include an interior designer or space planner.

14. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise.

15. All Landlord's Work and Base Building Work shall be performed in a good and workmanlike manner using quality materials in compliance with all applicable Laws; provided that Tenant, not Landlord, shall be responsible for the cost of correcting of any violations of Law with respect to the Landlord Work that arise out of a failure by Tenant's architect to prepare the Plans in strict compliance with all Laws, including the ADA.

     Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST:                 LANDLORD:

                                EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY

                                By:  Beacon Property Management Corporation, a
                                     Delaware corporation, its managing member
/s/ Kathleen M. Steidinger
-----------------------------        By:     /s/ Michael A. Steele
                                            -------------------------
Name (print):
              ---------------        Name:   Michael A. Steele
Kathleen M. Steidinger                      -------------------------
-----------------------------
                                     Title:  President
/s/ John C. Schneider                       -------------------------
-----------------------------
Name (print):
              ---------------
John C. Schneider
-----------------------------


WITNESS/ATTEST:                 TENANT:

                                ALLAIRE CORPORATION, A CORPORATION ORGANIZED
/s/ Eric J. Smith               UNDER THE LAWS OF THE STATE OF DELAWARE
-----------------------------   By:     David A. Gerth
                                       ------------------------------
Name (print): Eric J. Smith
              ---------------   Name:   David A. Gerth
/s/ JoAnne Trayers                     ------------------------------
-----------------------------
                                Title:  CFO & VP Finance & Operations
Name (print): JoAnne Trayers           ------------------------------
              ---------------

-----------------------------

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS
                              ---------------------

     This Exhibit is attached to and made a part of the Lease dated as of 23rd, November, 1999, by and between EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE ("Tenant") for space in the Building located at 275 Grove Street, Newton, MA.

I.   FIRST RENEWAL OPTION.
     ---------------------

     A. Tenant shall have the right to extend the Term (the "First Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "First Renewal Term"), if:

          1. Landlord receives notice of exercise of the First Renewal Option ("Initial First Renewal Notice") on or before to the last day of the 105th full calendar month following the Commencement Date; and

          2. Tenant is not in default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Initial First Renewal Notice or at the time Tenant delivers its First Binding Notice (hereinafter defined); and

          3. No more than thirty percent (30%) of the Premises is sublet (except in connection with a Permitted Transfer) at the time that Tenant delivers its Initial First Renewal Notice or at the time Tenant delivers its First Binding Notice; and

          4. The Lease has not been assigned (except in connection with a Permitted Transfer) prior to the date that Tenant delivers its Initial First Renewal Notice or prior to the date Tenant delivers its First Binding Notice.

     B. The initial Base Rent rate per rentable square foot for the Premises during the First Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

     C. Tenant shall pay Additional Rent (i.e. Tenant's Pro Rata Share of Expense Excess and Tenant's Pro Rata Share of Tax Excess) for the Premises during the First Renewal Term in accordance with Article IV of the Lease.

     D. Within 30 days after receipt of Tenant's Initial First Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the First Renewal Term (a "Prevailing Market Notice"), provided in no event shall Landlord be required to provide Tenant with a Prevailing Market Notice prior to the last day of the 105th full calendar month following the Commencement Date. Tenant, within 15 days after the date on which Tenant receives the Prevailing Market Notice, shall either (i) give Landlord final binding written notice ("First Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a First Binding Notice or Rejection Notice within such 15 day period, Tenant's First Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a First Binding Notice, Landlord and Tenant shall enter into the First Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the First Renewal Term. Upon agreement Tenant shall provide Landlord with First Binding Notice and Landlord and Tenant shall enter into the First Renewal Amendment (hereinafter defined) in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant shall have the option to withdraw its Initial First Renewal Notice by giving Landlord written notice of such withdrawal within 10 days after the expiration of such 30 day period. If Tenant elects to withdraw its Initial First Renewal Notice, Tenant's right to extend the term of the Lease shall be null and void and of no further force and effect. If Landlord and Tenant cannot agree upon Prevailing Market Base Rent within the 30 day period described above and, in addition, Tenant does not elect to withdraw its Initial First Renewal Notice, Landlord and Tenant, within 20 days after the expiration of the 30 day period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market Base Rent rate for the Premises during the First Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market Base Rent rate shall be the average of the two Estimates. If the Prevailing Market Base Rent rate is not resolved by the exchange of Estimates, Landlord and Tenant, within 7 days after the exchange of Estimates, shall each select a appraiser to determine which of the two Estimates most closely reflects the Prevailing Market Base Rent rate for the Premises during the First Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Newton, Massachusetts area, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market Base Rent rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the First Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market Base Rent within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the third appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market Base Rent rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the First Renewal Term. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert. In the event that the Prevailing Market Base Rent rate has not been determined by the end of the initial Term, Tenant shall continue to pay Base Rent upon the terms and conditions in effect for the last month of the initial Term until such time as the Prevailing Market Base Rent rate has been determined. Upon such determination, the Base Rent for the First Renewal Term shall be retroactively adjusted to the commencement of the First Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

     E. If Tenant is entitled to and properly exercises its First Renewal Option, Landlord shall prepare an amendment (the "First Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The First Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the First Binding Notice or the determination of Prevailing Market Base Rent pursuant to the appraisal procedure described above; and

          2. revised by Landlord to address any requested changes by Tenant that are reasonably necessary to accurately reflect the terms and conditions hereof; and

          3. executed by Tenant and returned to Landlord within fifteen (15) days after such First Renewal Amendment (together with such changes described in the immediately preceding paragraph) is delivered to Tenant by Landlord who shall promptly countersign the same and return a fully executed counterpart to Tenant.

          An otherwise valid exercise of the First Renewal Option shall be fully effective whether or not the First Renewal Amendment is executed.

     F. For purposes of this Section I and Section II (Second Renewal Option) below only, "Prevailing Market" shall mean the arms length fair market annual base rental rate per rentable square foot under renewal leases and renewal amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Route 128 western submarket of Newton, Wellesley and Waltham. The determination of Prevailing Market Base Rent rate shall take into account any material economic differences between this Lease and the renewal leases and renewal amendments that are being used for comparison purposes, including: (i) the value of any amenities (e.g. parking, cafeteria) offered by Landlord or any comparison landlord (i.e. offered by one, but not the other) without an additional charge over base rent, (ii) the value of any economic concessions (e.g rental abatements, refurbishment allowances) offered by a comparison landlord and not offered by Landlord, it being understood that Tenant shall not be entitled to receive any economic concessions during the First Renewal Term; (iii) the difference (on a rentable square foot basis) between any broker commissions payable by Landlord in connection with the First Renewal Term and any brokerage commissions payable by another landlord in connection with a comparison renewal lease or renewal amendment; and (iv) the differences in the way Landlord and the landlord under any comparison renewal lease or renewal amendment is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market Base Rent rate will become effective under this Lease. Notwithstanding anything herein to the contrary, if any comparison renewal lease or renewal amendment provides for an improvement allowance or refurbishment allowance, the effect of such allowance on the Prevailing Market rate shall be determined by comparing the rental value of the Premises in its "as-is" condition against the actual or anticipated rental value of the comparison premises after such premises have been improved by the expenditure of the improvement allowance or refurbishment allowance. For example, if, after the expenditure of the improvement allowance or refurbishment allowance, the comparison premises are improved to a condition that is not materially better or materially worse than the "as-is" condition of the Premises (i.e. the buildout of the two spaces is comparable), the grant of such improvement allowance or refurbishment allowance shall not be taken into consideration in the determination of the --- Prevailing Market rate. However, if the expenditure of the improvement allowance or refurbishment allowance would bring the comparison premises into a condition that is materially better or materially worse than the "as-is" condition of the Premises, then the difference between the condition of the two premises and the affect on the rental value shall be taken into consideration in the determination of the Prevailing Market rate. However, the actual dollar per square foot improvement allowance or refurbishment allowance shall not be used as the basis for comparison.

II.  SECOND RENEWAL OPTION.
     ----------------------

     A. Tenant shall have the right to extend the First Renewal Term (the "Second Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the First Renewal Term and ending on the 5th anniversary of the Termination Date of the First Renewal Term (the "Second Renewal Term"), if:

          1. Landlord receives notice of exercise of the Second Renewal Option ("Initial Second Renewal Notice") on or before to the last day of the 45th full calendar month of the First Renewal Term; and


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

          2. Tenant is not in default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Binding Notice (hereinafter defined); and

          3. No more than thirty percent (30%) of the Premises is sublet (except in connection with a Permitted Transfer) at the time that Tenant delivers its Initial Second Renewal Notice or at the time Tenant delivers its Second Binding Notice; and

          4. The Lease has not been assigned (except in connection with a Permitted Transfer) prior to the date that Tenant delivers its Initial Second Renewal Notice or prior to the date Tenant delivers its Second Binding Notice; and

          5. Tenant has previously extended the Term of the Lease for the First Renewal Term.

     B. The initial Base Rent rate per rentable square foot for the Premises during the Second Renewal Term shall equal the Prevailing Market rate per rentable square foot for the Premises as defined in Section I.E above, provided that any references to the First Renewal Term in
          Section I.E. shall be deemed to refer to the Second Renewal Term.

     C. Tenant shall pay Additional Rent (i.e. Tenant's Pro Rata Share of Expense Excess and Tenant's Pro Rata Share of Tax Excess) for the Premises during the Second Renewal Term in accordance with Article IV of the Lease.

     D. Within 30 days after receipt of Tenant's Initial Second Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Second Renewal Term (a "Prevailing Market Notice"), provided in no event shall Landlord be required to provide Tenant with a Prevailing Market Notice prior to the last day of the 45th full calendar month of the First Renewal Term. Tenant, within 15 days after the date on which Tenant receives the Prevailing Market Notice, shall either (i) give Landlord final binding written notice ("Second Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Second Binding Notice or Rejection Notice within such 15 day period, Tenant's Second Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Second Binding Notice, Landlord and Tenant shall enter into the Second Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Second Renewal Term. Upon agreement Tenant shall provide Landlord with Second Binding Notice and Landlord and Tenant shall enter into the Second Renewal Amendment (hereinafter defined) in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant shall have the option to withdraw its Initial Second Renewal Notice by giving Landlord written notice of such withdrawal within 10 days after the expiration of such 30 day period. If Tenant elects to withdraw its Initial Second Renewal Notice, Tenant's right to extend the term of the Lease shall be null and void and of no further force and effect. If Landlord and Tenant cannot agree upon Prevailing Market Base Rent within the 30 day period described above and, in addition, Tenant does not elect to withdraw its Initial Second Renewal Notice, the Prevailing Market Base Rent rate for the Premises during the Second Renewal Term shall be determined by binding arbitration in accordance with the procedures described in Section I above.

     E. If Tenant is entitled to and properly exercises its Second Renewal Option, Landlord shall prepare an amendment (the "Second Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Second Renewal Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Second Binding Notice or the determination of Prevailing Market Base Rent pursuant to the appraisal procedure described above; and

          2. revised by Landlord to address any requested changes by Tenant that are reasonably necessary to accurately reflect the terms and conditions hereof; and

          3. executed by Tenant and returned to Landlord within fifteen (15) days after such Second Renewal Amendment (together with such changes described in the immediately preceding paragraph) is delivered to Tenant by Landlord who shall promptly countersign the same and return a fully executed counterpart to Tenant.

          An otherwise valid exercise of the Second Renewal Option shall be fully effective whether or not the Second Renewal Amendment is executed.

III. CONDITIONAL RIGHT OF FIRST OFFER.
     ---------------------------------

     A. During the period beginning on the Commencement Date, Tenant shall have the "Right of First Offer" with respect to any space that becomes Available for Lease (hereinafter defined) in Two Riverside Center and Three Riverside Center (the "Offering Space"). Such Right of First Offer, however, shall only be applicable with respect to space in Two Riverside Center and Three Riverside Center that either: (i) has been previously leased by Landlord to a third party (the "Original Third Party Tenant") and such lease with an Original Third Party Tenant being referred to as a "Third Party Lease"), or (ii) has not been leased by Landlord within twenty-four (24) full calendar months following the Commencement Date ("Unleased Space"). Leases or license agreements that are entered into by Landlord for storage purposes or as temporary space while a third party's permanent space is being constructed shall not be a Third Party Lease for the purposes hereof. Offering Space that has been leased to an Original Third Party Tenant shall be deemed to be "Available for Lease" when Landlord has determined that (w) the Original Third Party Tenant leasing the Offering Space or portion thereof will not extend or renew the term of its lease for the Offering Space or portion thereof (but in any event not later than the first to occur of (i) 90 days after the expiration of any renewal or extension option (if applicable) in a Third Party Lease that was not exercised by the tenant thereunder, or (ii) the expiration of the term of the Third Party Lease), and (x) all Superior Rights (hereinafter defined) with respect to such portion of the Offering Space have lapsed or been waived. Offering Space that is considered to be Unleased Space shall be deemed to be "Available for Lease" when Landlord has determined that (y) Landlord has not entered into a lease for such Offering Space within twenty-four (24) full calendar months following the Commencement Date, and (z) all Superior Rights (hereinafter defined) with respect to such portion of the Offering Space have lapsed or been waived.

          Within a reasonable time after Landlord has determined that a particular portion of the Offering Space is Available for Lease (but prior to leasing such portion of the Offering Space to a third party other than the Original Third Party Tenant or a party with Superior Rights), Landlord shall advise Tenant (the "Advice") of the square footage and location of such portion of the Offering Space and the terms (i.e. Base Rent and Additional Rent) under which Landlord is prepared to lease such Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such portion of the Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord ("Notice of Exercise") within 10 days after the date of the Advice. In the event that separate leases of Offering Space expire simultaneously, the premises under each expiring lease shall be considered to be a separate parcel of Offering Space that must be separately offered to Tenant in accordance with the terms hereof.

          Notwithstanding anything herein to the contrary, Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

          1. Tenant is in default under the Lease beyond any applicable notice and cure periods at the time Landlord would otherwise deliver the Advice; or

          2. more than fifteen percent (15%) of the Premises is sublet (except in connection with a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

          3. the Lease has been assigned (except in connection with a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

          4. the Offering Space is not intended for the exclusive use of Tenant during the Term; or

          5. the Offering Space is not Available for Lease, meaning that (i) the Original Third Party Tenant is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space, or (ii) the Offering Space is subject to Superior Rights.

     B.   1.   The term for the Offering Space shall commence upon the
               commencement date stated in the Advice (provided that full possession of the Offering Space is delivered to Tenant) and expire on the Termination Date. Upon commencement, such Offering
               Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

          2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord's reasonable judgment.

          3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, provided that such Offering Space shall be delivered to Tenant in broom clean condition and free of claims and possession of third parties.

     C. 1. TERMINATION OF RIGHT OF FIRST OFFER WITH RESPECT TO SPECIFIC OFFERING SPACE. The rights of Tenant hereunder with respect to any portion of the Offering Space for which is Available for Lease shall terminate on the earlier to occur of: (i) Tenant's failure to exercise its Right of First Offer within the 10 day period provided in paragraph A above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of conditions (1) through (4) set forth in Paragraph A above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the 10 day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for such portion of the Offering Space within a period of 9 months following the date of the Advice, Tenant shall once again have a Right of First Offer in accordance with this Section III with respect to such portion of the Offering Space. In addition, Tenant shall once again have the Right of First Offer with respect to such Offering Space if, within such 9 month period, Landlord proposes to lease the Offering Space to a prospective tenant on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same (i.e. not different) as those set forth in the Advice as long as there is no more than a 5% reduction in the "bottom line" cost per rentable square foot of the Offering Space to the prospect when compared with the "bottom line" cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respectively, including, without limitation, the length of term, the net rent, any tax or expense escalation or other financial escalation, brokerage commissions and any construction allowance, improvement allowance or other financial concessions.

          2. TERMINATION OF RIGHT OF FIRST OFFER WITH RESPECT TO ALL OFFERING SPACE. Tenant's Right of First Offer shall terminate as follows: (i) if Tenant fails to provide Landlord with an Initial First Renewal Notice, Tenant's Right of First Offer shall terminate as of the last day on which Tenant was entitled to provide such Initial First Renewal Notice; (ii) if Tenant provides Landlord with an Initial First Renewal Notice but fails to provide Landlord with a First Binding Notice, Tenant's Right of First Offer shall terminate as of the last day on which Tenant was entitled to provide such First Binding Notice; (iii) if the Lease is effectively extended for the

          First Renewal Term and Tenant fails to provide Landlord with an Initial Second Renewal Notice, Tenant's Right of First Offer shall terminate as of the last day on which Tenant was entitled to provide such Second Renewal Notice; (iv) if the Lease is effectively extended for the First Renewal Term and Tenant provides Landlord with an Initial Second Renewal Notice but fails to provide Landlord with a Second Binding Notice, Tenant's Right of First Offer shall terminate as of the last day on which Tenant was entitled to provide such Second Binding Notice; and (v) if the Lease is effectively extended for the Second Renewal Term, Tenant's Right of First Offer shall terminate on the second anniversary of the commencement of the Second Renewal Term.

          3. ADDITIONAL CONDITION TO RIGHT OF FIRST OFFER If Landlord provides Tenant with an Advice during the initial 10 year Term on a date that is subsequent to the seventh (7th) anniversary of the Commencement
          Date: (i) the proposed term for the Offering Space shall run until the end of the First Renewal Term, and (ii) Tenant must concurrently exercise (or have previously exercised) its First Renewal Option as a condition to its exercise of its Right of First Offer. If Landlord provides Tenant with an Advice during the First Renewal Term on a date that is subsequent to the second (2nd) anniversary of the First Renewal Term: (i) the proposed term for the Offering Space shall run until the end of the Second Renewal Term, and (ii) Tenant must concurrently exercise (or have previously exercised) its Second Renewal Option as a condition to its exercise of its Right of First Offer.

     D. If Tenant is entitled to and properly exercises its Right of First Offer, Landlord shall prepare an amendment (the "Offering Amendment") to reflect changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. The Offering Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the Notice of Exercise; and

          2. revised by Landlord to address any requested changes by Tenant that are reasonably necessary to accurately reflect the terms and conditions hereof; and

          3. executed by Tenant and returned to Landlord within fifteen (15) days after such Offering Amendment (together with such changes described in the immediately preceding paragraph) is delivered to Tenant by Landlord who shall promptly countersign the same and return a fully executed counterpart to Tenant.

          An otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

     E.   For purposes hereof:

          1. "Prevailing Market" shall mean the arms length fair market annual base rental rate per rentable square foot, as determined in Landlord's reasonable judgment, under leases and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Offering Space in the Building. The determination of Prevailing Market Base Rent rate shall take into account any material economic differences between the fixed terms of the Lease with respect to the Offering Space (e.g. the Term, Tax Base Year and Expense Base Year) and the leases and expansion amendments that are being used for comparison purposes, including: (i) the value of any economic concessions (e.g rental abatements, refurbishment allowances); (ii) the difference (on a rentable square foot basis) between any broker commissions payable by Landlord in connection with the Offering Space and any brokerage commissions payable by Landlord with respect to a comparison lease or amendment; and (iii) the differences in the way Landlord is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market Base Rent rate will become effective under this Lease. Notwithstanding anything herein to the contrary, if any comparison lease or amendment provides for an improvement allowance or refurbishment allowance, the effect of such allowance on the Prevailing Market rate shall be determined by comparing the rental value of the Offering Space in its "as-is" condition against the actual or anticipated rental value of the comparison premises after such premises have been improved by the expenditure of the improvement allowance or refurbishment allowance. An example of how such concept will be applied is set forth in Section I of this

               Exhibit E.

          2. "Superior Rights" shall mean the following with respect to Two Riverside Center and Three Riverside Center:

               a. Two Riverside Center - Landlord shall be entitled to grant up to 10,000 square feet of fixed expansion rights for space in Two Riverside Center that are superior to Tenant's Conditional Right of First Offer. For purposes hereof, the term "fixed expansion rights" shall refer to the option of a third party to lease space in Two Riverside Center, the exercise of which is not contingent upon the space first being available for lease or first being offered for lease to another party. A fixed expansion right may be applicable to either specifically identified space or space to be identified at a later date. Likewise, the effective date under a fixed expansion right may be a date certain or a date to be determined. By way of example, Tenant's First Expansion Option and Second Expansion Option would be considered to be a fixed expansion option. Tenant's Conditional Right of First Offer, on the other hand, would not be considered to be a fixed expansion option.

               b. Three Riverside Center - Tenant's Conditional Right of First Offer shall be subject and subordinate to the right of first offer granted to Harvard Vanguard Medical Associates, Inc. ("Harvard") for space in Three Riverside Center, regardless of whether a lease with Harvard is executed subsequent to the execution of this Lease. In addition, Landlord shall be entitled to grant up to 20,000 square feet of fixed expansion rights for space in Three Riverside Center that are superior to Tenant's Conditional Right of First Offer. Such 20,000 square foot amount shall be inclusive of all space that is encumbered by any fixed expansion rights granted to Harvard.

IV.  FIRST EXPANSION OPTION.
     -----------------------

     A. Tenant shall have the option (the "First Expansion Option") to lease the 32,152 rentable square feet of space on the third (3rd) floor of Two Riverside Center as shown on Exhibit P attached hereto (the "First Expansion Space"). Tenant acknowledges that the First Expansion Space may be delivered to Tenant in up to two parcels, provided that (i) the delivery of the last parcel of First Expansion Space shall occur no later than nine (9) months after the deliver of the first parcel of First Expansion Space, and (ii) no single parcel of First Expansion Space shall contain less than 5,000 rentable square feet of space. Tenant's right to exercise its First Expansion Option shall be subject to the following conditions:

          1. Landlord receives written notice (the "First Expansion Notice") from Tenant of the exercise of its First Expansion Option on or before the last day of the sixty-ninth (69th) full calendar month of the Lease Term; and

          2. Tenant is not in default under this Lease beyond any applicable notice and cure periods at the time Landlord receives the First Expansion Notice; and

          3. no more than fifteen percent (15%) of the Premises is sublet (except in connection with a Permitted Transfer) at the time Landlord receives the First Expansion Notice; and

          4. this Lease has not been assigned (except in connection with a Permitted Transfer) prior to the time Landlord receives the First Expansion Notice; and

          5. the First Expansion Space is intended for the exclusive use of Tenant only during the Term.

     B. 1. The initial annual Base Rent rate per square foot for the First Expansion Space shall equal the Prevailing Market rate per rentable square foot for the First Expansion Space as defined in Section III.E above, provided that any references to the Offering Space in Section III.E. shall be deemed to refer to the First Expansion Space. Base Rent attributable to the First Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of
          Article IV of the Lease. Within 30 days after receipt of Tenant's First Expansion Notice, Landlord shall advise Tenant of the size and location of the First Expansion Space, the date the First Expansion Space will be available for occupancy and the applicable

          Prevailing Market Base Rent rate for the First Expansion Space (the "Prevailing Market Notice"), provided in no event shall Landlord be required to provide Tenant with a Prevailing Market Notice more than twelve (12th) months prior to the date on which the First Expansion Space will be available for occupancy by Tenant. If Tenant, in its reasonable judgment, determines that the rate set forth in Landlord's Prevailing Market Notice does not accurately reflect the Prevailing Market Base Rent rate for the First Expansion Space, Tenant shall provide Landlord with written notice of rejection (the "Expansion Space Rejection Notice") within 15 days after the date of Landlord's Prevailing Market Notice. If Tenant provides Landlord with an Expansion Space Rejection Notice within such 15 day period, Landlord and Tenant shall work together in good faith to determine the Prevailing Market Base Rent rate for the First Expansion Space. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market Base Rent rate for the First Expansion Space within 30 days after the date of the Expansion Space Rejection Notice, Tenant shall have the option to withdraw its First Expansion Notice by giving Landlord written notice of such withdrawal within 10 days after the expiration of such 30 day period. If Tenant elects to withdraw (or is deemed to have withdrawn) its First Expansion Notice, Tenant's right to lease the First Expansion Space shall be null and void and of no further force and effect. If Landlord and Tenant cannot agree upon Prevailing Market Base Rent rate within the 30 day period described above and, in addition, the First Expansion Notice is not withdrawn, the Prevailing Market Base Rent rate for the First Expansion Space shall be determined by an exchange of Estimates or by binding arbitration in accordance with the procedures described in
          Section I for the determination of the Prevailing Market Base Rent rate for the Renewal Term, provided, that, the determination of the Prevailing Market Base Rent shall take into account that the term of the First Expansion Space is an initial term and not a renewal or extension term. Notwithstanding anything herein to the contrary, the determination of the Prevailing Market Base Rent shall take into account the Additional Rent that Tenant is required to pay in Subsection IV.B.2. below.

          2. Tenant shall pay Additional Rent (i.e. Tenant's Pro Rata Share of Expense Excess and Tenant's Pro Rata Share of Tax Excess) for the First Expansion Space on the same terms and conditions set forth in
          Article IV this Lease, including the Tax Base Year and Expense Base Year. Tenant's Pro Rata Share shall increase appropriately to account for the addition of the First Expansion Space.

     C. The term for the First Expansion Space shall commence on the date Landlord provides Tenant with full possession of the First Expansion Space (or the applicable parcel thereof) in its entirety for the purpose of allowing Tenant to occupy the First Expansion Space for the Permitted Use or for the performance of improvements therein. Subject to causes beyond Landlord's control (e.g. a holdover by a then existing tenant), Landlord agrees to provide Tenant with full possession of the First Expansion Space (or the applicable parcel thereof) upon the day following the expiration date of the First Expansion Lease (hereinafter defined) for such First Expansion Space or portion thereof. For purposes hereof, the term "First Expansion Lease" shall mean a lease for the First Expansion Space, or portion thereof, that is entered by and between Landlord and a third party tenant. Landlord shall not enter into any First Expansion Leases that have a term in excess of seven (7) years (including renewals and extensions) unless Landlord reserves the right to relocate such third party or terminate such First Expansion Lease on or before the last day of the seventh (7th) year of such First Expansion Lease. The term for the First Expansion Space shall expire on the Termination Date. Upon the commencement of the term for the First Expansion Space, or applicable portion thereof, the First Expansion Space shall be considered Premises, subject to all the terms and conditions of this Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in this Lease for the initial Premises shall apply to the First Expansion Space. If Tenant does not provide Landlord with an First Expansion Notice on or before the date set forth above or if Tenant is not entitled to exercise its First Expansion Option due to a violation of one of the conditions set forth in paragraph A above, Tenant's First Expansion Option shall be deemed to be null and void and Tenant shall have no further rights to lease the First Expansion Space hereunder.

     D. If Tenant is entitled to and properly exercises the First Expansion Option, Landlord shall prepare an amendment (the "First Expansion Amendment") to reflect the commencement date(s) of the term for the First Expansion Space and the changes in Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share


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

          and other appropriate terms. The First Expansion Amendment shall be:

          1. sent to Tenant within a reasonable time after receipt of the First Expansion Notice; and

          2. revised by Landlord to address any requested changes by Tenant that are reasonably necessary to accurately reflect the terms and conditions hereof; and

          3. executed by Tenant and returned to Landlord within fifteen (15) days after such First Expansion Amendment (together with such changes described in the immediately preceding paragraph) is delivered to Tenant by Landlord who shall promptly countersign the same and return a fully executed counterpart to Tenant.

          An otherwise valid exercise of the First Expansion Option shall be fully effective whether or not the First Expansion Amendment is executed.

V.   INTENTIONALLY OMITTED.
     ----------------------

VI.  PARKING.
     --------

     A. During the initial Term, Landlord shall make parking spaces available to Tenant at the Property based on a ratio of 3 parking spaces per 1,000 rentable square feet of Premises leased by Tenant from time to time (the "Parking Ratio"). Tenant acknowledges that handicapped parking spaces and visitor parking spaces are included within the Parking Ratio of 3 spaces per 1,000 rentable square feet. In other words, Tenant's Pro Rata Share of the total amount of visitor and handicapped parking spaces for the entire Property shall be deducted from the number of parking spaces that Tenant is entitled to use based on the Parking Ratio. Landlord, in its sole discretion, shall have the right to allocate Tenant's parking rights between the surface parking areas, the parking structure and the executive parking garage beneath One Riverside Center (collectively referred to at the "Parking Areas"), provided that not less than 69 of Tenant's parking spaces (exclusive of handicapped parking spaces) shall be located in the executive parking garage beneath the Building. As of the date hereof, it is contemplated that Tenant's parking spaces will be allocated as follows: 573 spaces in the parking structure, 169 spaces in the surface parking areas and 69 spaces in the executive parking garage. Tenant shall not have the right to lease or otherwise use more than its share of parking spaces. Landlord shall have the right to establish such rules and regulations as Landlord reasonably elects to monitor the use of parking spaces by Tenant and other tenants, visitors and invitees and to assure, to the extent reasonably possible, that such parties are parking in the specific areas (e.g. surface areas, parking structure or garage) designated by Landlord and Tenant is not exceeding the Parking Ratio. Without limitation, Landlord shall have the right to implement a system of parking passes, parking stickers, card key access or any other system reasonably designated by Landlord. Tenant shall be responsible for assuring that its visitors, employees, subtenants and invitees comply with the rules and regulations designated by Landlord. Landlord shall have the right to require Tenant to institute and operate a subsidized MBTA pass program at the Premises to encourage Tenant's employees to use public transportation.

      B. Landlord shall have the right to institute a parking management program (the "Program") to monitor and enforce the use of parking spaces by Tenant, the other tenants and occupants of the Building and their respective employees and guests. Without limitation, the Program may provide for: (i) the imposition of uniform fines to tenants (including Tenant) and occupants whose use of the Parking Areas exceeds the Parking Ratio on any given day; (ii) the implementation of an automated or manually operated access system that would prohibit a vehicle of a specific tenant or occupant (including their respective employees) from entering all or a particular portion of the Parking Areas at any time during which the tenant is using parking spaces in excess of the Parking Ratio; (iii) the implementation of a system where all or a portion of each tenant's spaces are designated as reserved spaces, provided that any such system will be implemented in such a way as to not discriminate against Tenant with respect to the number of spaces at are designated as reserved (based on a percentage of the total spaces) and the location of such reserved spaces; (iv) the implementation of a system where all or a portion of the parking spaces are designated as valet park spaces; (v) the implementation of a system where tenants and occupants are required to display parking stickers for the use of all or any portion of the Parking Areas; and/or (vi) the implementation of a system for towing the vehicles of specific tenants or occupants (including their respective employees) that are in violation of any terms of the Program, including, without limitation, the provisions of the Program with respect to the Parking Ratio, reserved parking areas, parking stickers, handicapped and visitor parking and card access. All towing shall be done without any liability to Landlord and at the sole risk, cost, expense and liability of the vehicle owner and the tenant or occupant that employs the vehicle owner. In is agreed that Tenant shall be deemed to be in violation of the Parking Ratio if Tenant exceeds the Parking Ratio as a whole with respect to all available spaces or exceeds the applicable number of spaces that is designated as to a particular portion of the Parking Area (i.e. surface parking areas, parking structure and the executive parking garage). Landlord shall have the right, in its sole discretion, to designate the rules, regulations and terms of the Program and to change the rules, regulations and terms from time to time. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to enforce the Program in manner that does not discriminate against any individual tenant or group of tenants. In addition, Landlord shall be obligated to provide Tenant with written notice of the rules, regulations and terms of the Program, including any changes to the Program that are enacted from time to time.

     C. During the initial Term, Tenant shall not be required to pay Landlord for the right to use the designated Parking Areas and spaces. Thereafter, Tenant shall be required to pay the prevailing market rate (if any) for parking. The cost of maintaining, operating and repairing the Parking Areas shall, however, be considered an Expense. If during any renewal Term, Tenant shall pay for parking, the cost of maintaining, operating and repairing the Parking Areas shall be excluded from Expenses.

     D. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Areas shall be on an unreserved, first-come, first-served basis.

     E. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Areas regardless of whether such loss or theft occurs when the Parking Areas or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the Parking Areas shall be used at the sole risk of Tenant and its employees.

     F. Landlord shall have the right from time to time to designate reasonable rules and regulations regarding the Parking Area and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking, the hours during which cars can be parked on the roof of the garage and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

     G. Tenant shall not store or permit its employees to store any automobiles in the Parking Areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Areas. If it is necessary for Tenant or its employees to leave an automobile in the Parking Areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

     H. Landlord shall have the right upon reasonable prior notice (except in the event of an emergency) to temporarily close portions of the Parking Areas in order to perform necessary repairs, maintenance and improvements to the Parking Areas. In such event, Landlord shall use reasonable efforts to make substitute parking available.

     I. Tenant shall be required to use reasonable efforts to comply with the provisions of the Program, paragraphs F and G above and the other terms of this Section. Tenant's failure to comply, however, shall not be considered to be a default under the Lease unless Tenant's conduct is materially detrimental to the operation of the Building. Landlord shall, however, be entitled to exercise all of its rights and remedies provided under the Program, including, without limitation, towing vehicles. In addition, if any individual violates the terms of the Program on more than 3 occasions in any 12 month period, Landlord shall have the right to cause Tenant to terminate and reassign the parking privileges of such individual.

VII. HAZARDOUS MATERIALS.
     --------------------

     A. Except as disclosed hereby, Landlord represents, to the best of its knowledge, that the Premises will on the Commencement Date be free of Hazardous Materials (as defined below) in amounts that violate applicable Laws, and that Landlord, at Landlord's sole cost and expense following notice of any violation, will cause the Premises to be in full compliance with any and all applicable Laws relating to asbestos, PCB's and other Hazardous Materials. Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall be responsible for correcting any violations of applicable Laws with respect to any asbestos, PCB's and other Hazardous Materials that are introduced into the Building or Premises by Tenant or any Tenant Related Parties. Tenant shall not use, generate, manufacture, store or dispose of, on or about the Premises, or transport to or from the Premises, any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or any related materials or substances, including, without limitation, any substance defined as or included in the definition of "hazardous substances" under any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Materials").

     B. Notwithstanding the provisions of Subsection VII.A above, Tenant and Landlord shall have the right to use and store on the Premises and the Building, and transport to and from the Premises and the Building, those Hazardous Materials which are generally used in the ordinary course in first class office buildings (collectively, "Permitted Materials"); provided, however, that such party's use, storage and transport thereof is in compliance with all applicable Laws.

     C. Landlord agrees to defend, fully indemnify, and hold entirely free and harmless Tenant from and against all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise before, during or after the Term and which are imposed on, paid by, or asserted against Tenant by reason of the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or about the Premises, except to the extent that the Hazardous Material is present as a result of Tenant's activities on the Premises.

     D. Tenant agrees to defend, fully indemnify, and hold entirely free and harmless Landlord from and against all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Term and which are imposed on, paid by, or asserted against Landlord by reason of the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or about the Premises to the extent that the Hazardous Material is present as a result of Tenant's activities on the Premises during the Term.

     E. Notwithstanding anything in this Lease to the contrary, in no event shall any Mortgagee (defined in Subsection XXVI.A. of the Lease) be liable for any of the obligations of Landlord under Subsection VII.C. above.

     F. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible under this Lease in any respect whatsoever for any condition involving

          Hazardous Materials on or about the Premises, the Building or the land thereunder, except to the extent resulting from Tenant's activities.

VIII. MONUMENT SIGN.
      --------------

     A. Tenant shall have the right to be identified on a multi-tenant monument sign installed by Landlord, if any, on the exterior grounds of the Property (the "Monument Sign"), if: (1) Landlord is entitled to install the Monument Sign; and (2) at the time the Monument Sign is installed, Tenant is not in violation of any of the Monument Signage Conditions. Landlord shall be responsible for obtaining any applicable governmental approvals for the Monument Sign. If Landlord elects to install more than one (1) Monument Sign, Tenant shall only be entitled to be identified on one (1) Monument Sign. Landlord shall have the right to designate the Monument Sign on which Tenant will be identified, provided that Landlord shall use reasonable efforts to give Tenant identity on the Monument Sign closest to the entrance of One Riverside Center. Tenant acknowledges that there are no guaranties that Landlord will obtain any necessary approvals to install a Monument Sign and that Landlord's and Tenant's efforts to obtain approval to install other Tenant signs described herein might conflict with Landlord's efforts to attempt to obtain approval for the Monument Sign. Tenant further acknowledges that Landlord does not currently intend to install or attempt to obtain approval for a multi-tenant Monument Sign, but, instead, will seek approval for a monument sign that lists the name and address of the Building, as well as the name "Equity Office" or "Equity Office Properties".

     B. All costs in connection with the initial design, fabrication and installation of the Monument Sign shall be borne by Landlord. All costs in connection with the design, fabrication and installation of any Tenant identification on the Monument Sign (the "Tenant Identification") shall be borne by Tenant. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Tenant Identification, including without limitation, the size, material, shape and lettering for review and approval by Landlord. Notwithstanding the foregoing, Landlord shall have the right to designate standard sizes, materials, shapes and lettering for any tenant identification on the Monument Sign, which standards may differ depending on the square footage of the tenant that is being identified on the Monument Sign. Tenant shall reimburse Landlord for any costs associated with Landlord's review of the Tenant Identification. Tenant will be responsible for the repair and maintenance of the Tenant Identification and for Tenant's proportionate share of any costs incurred by Landlord to maintain and repair the Monument Sign. Such proportionate share shall be determined based on the number of tenants that are identified on the Monument Sign from time to time. Landlord, upon the expiration date or sooner termination of this Lease, shall have the right to remove the Tenant Identification. In addition, Landlord shall have the right to remove the Tenant Identification, if, at any time during the Lease Term, Tenant is in violation of any of the Monument Signage Conditions. For purposes hereof, the "Monument Signage Conditions" are: (1) Tenant has not assigned this Lease (except in connection with a Permitted Transfer), (2) Tenant has not sublet more than 35% of the Premises (except in connection with a Permitted Transfer), (3) Tenant and any Permitted Transferee are using at least 65% of the Premises for the Permitted Use, (4) Tenant is not in default under any term or condition of the Lease after the delivery of notice and the expiration of any applicable cure periods. Notwithstanding the foregoing, if the Monument Sign is a "multi-tenant" monument sign (i.e. it includes the name of at least one (1) tenant in addition to Tenant), condition (1) prohibiting an assignment of the Lease shall not be applicable and an assignee of Tenant's interest under the Lease shall be entitled to substitute its name for the name of Tenant on the Monument Sign. The name of Landlord or its managing agent shall not be considered to be a tenant name for the purpose of determining whether the Monument Sign is a multi-tenant monument sign.


IX.  DIRECTORY AND ENTRY SIGNAGE.
     ----------------------------

     A. Tenant shall have the right to install, at its sole cost and expense, signage in the atrium of the Building over the entrance to One Riverside Center, the approximate size, design and location of which shall be in accordance with Exhibit O hereto (the "Atrium Sign"). All costs in connection with the Atrium Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Atrium Sign, will be at Tenant's expense. Except to the extent previously submitted to and approved by Landlord, Tenant shall submit to Landlord reasonably detailed drawings of the proposed Atrium Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord, which approval Landlord agrees not to withhold to the extent that such drawings are consistent with Exhibit O. The Atrium Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants. Tenant will be responsible for the repair of any damage that the installation of the Atrium Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord's request, to remove the Atrium Sign and to repair and restore any damage to the Building and Property at Tenant's expense. In addition, Landlord shall have the right to remove the Atrium Sign at Tenant's sole cost and expense, if, at any time during the Lease
          Term: (1) Tenant sublets more than 35% of the Premises (except in connection with a Permitted Transfer), (2) Tenant and any Permitted Transferee cease to occupy at least 65% of the Premises, or (3) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period. An assignee of Tenant's entire interest under this Lease shall be entitled to substitute its name for the name of Tenant on such Atrium Sign, provided that such replacement Atrium Sign shall be subject to the same approval process set forth herein for the original Atrium Sign.

     B. Landlord shall provide and install, at Landlord's cost, any Building standard suite numbers and Building standard Tenant identification signage on or adjacent to the main entry door to the Premises on each floor on which the Premises are located. Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall have the right to install additional custom signage identifying Tenant on any full floors leased by Tenant, provided that such signage is not visible from outside the Building. Tenant shall also be entitled to its proportionate share of lines on the main building directory. Tenant shall not be charged a fee for the initial installation of any names on the Building directory. Tenant shall, however, be required to pay Landlord's then standard fee (which fee must be reasonable) for any additional names to be added to the Building directory or any replacement of previously existing names.


X.   PARKING STRUCTURE SIGNAGE.
     --------------------------

     A. Provided that Landlord is able to obtain all necessary building permits and zoning, regulatory and governmental approvals, Tenant shall have the right to install one (1) exclusive sign identifying Tenant on the side wall of the top level of the structured parking facility (the "Parking Structure Sign"). The approximate location and size of the Parking Structure Sign is shown on Exhibit K hereto. Tenant's right to install the Parking Structure Sign shall, however, be subject to the satisfaction of all of the Parking Signage Conditions (defined in subsection X.B. below). The application for the Parking Structure Sign shall be made as part of a joint application for all requests for signage at the Building. In the event that Landlord's joint application for signage is not approved, Landlord shall work with Tenant and any other tenants represented in such application to agree upon an alternative signage plan that is reasonably acceptable to all parties and to the City of Newton. Landlord shall have the right to retain legal counsel and consultants to represent the joint interests of Tenant, Landlord and any other tenants who have been granted signage rights and Tenant agrees to pay its proportionate share of such costs based on the number of signs for which approval is being requested. Tenant acknowledges that Landlord cannot guaranty that Tenant will receive the necessary permits and approvals to allow Tenant to install the Parking Structure Sign. Landlord, however, shall diligently advocate approval of the proposed signage plan for the Building. Tenant agrees to use reasonable efforts to complete its specifications for the proposed Parking Structure Sign so as to allow a joint signage application to be submitted for approval in January, 2000 (or earlier if reasonably possible).

     B. All costs in connection with the Parking Structure Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Parking Structure Sign, will be at Tenant's expense. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Parking

          Structure Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord. The Parking Structure Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants. Tenant will be responsible for the repair of any damage that the installation of the Parking Structure Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord's request, to remove the Parking Structure Sign and to repair and restore any damage to the Building and Property at Tenant's expense. In addition, Landlord shall have the right to remove the Parking Structure Sign at Tenant's sole cost and expense, if, at any time during the Lease Term: (1) Tenant sublets more than 35% of the Premises (except in connection with a Permitted Transfer), (2) Tenant and any Permitted Transferee cease to occupy at least 65% of the Premises, or (3) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

     C. For purposes hereof, the "Parking Signage Conditions" shall mean: (1) Tenant has not sublet more than 35% of the Premises (except in connection with a Permitted Transfer) prior to the date on which Tenant receives all necessary approvals and permits to install the Parking Structure Sign; (2) Tenant and any Permitted Transferee are in actual occupancy of at least 65% of the Premises on the date on which Tenant receives all necessary approvals and permits to install the Parking Structure Sign; (3) Tenant is not in default under any term or condition of the Lease after notice and the expiration of applicable grace periods on the date on which Tenant receives all necessary approvals and permits to install the Sign; and (4) Tenant obtains all necessary permits and approvals to install the Parking Structure Sign. Landlord acknowledges that Tenant shall have the right to transfer its rights to the Parking Structure Sign in connection with a Permitted Transfer or an assignment of Tenant's entire interest in the Lease to an assignee approved by Landlord pursuant to the terms and conditions of the Lease, provided that such replacement Parking Structure Sign shall be subject to the same approval process set forth herein for the original Parking Structure Sign.


XI.  ONE RIVERSIDE SIGNAGE.
     ----------------------

     A. Provided that Landlord is able to obtain all necessary building permits and zoning, regulatory and governmental approvals, Tenant shall have the right to install one (1) exclusive sign identifying Tenant on the facade of One Riverside Center (the "One Riverside Center Sign"). The approximate location and size of the One Riverside Center Sign is shown on Exhibit L hereto. Tenant's right to install the One Riverside Center Sign shall, however, be subject to the satisfaction of all of the One Riverside Signage Conditions (defined in subsection XI.B. below). The application for the One Riverside Center Sign shall be made as part of a joint application for all requests for signage at the Building. In the event that Landlord's joint application for signage is not approved, Landlord shall work with Tenant and any other tenants represented in such application to agree upon an alternative signage plan that is reasonably acceptable to all parties and to the City of Newton. Landlord shall have the right to retain legal counsel and consultants to represent the joint interests of Tenant, Landlord and any other tenants who have been granted signage rights and Tenant agrees to pay its proportionate share of such costs based on the number of signs for which approval is being requested. Tenant acknowledges that Landlord cannot guaranty that Tenant will receive the necessary permits and approvals to allow Tenant to install the One Riverside Center Sign. Landlord, however, shall diligently advocate approval of the proposed signage plan for the Building. Tenant agrees to use reasonable efforts to complete its specifications for the proposed One Riverside Center Sign so as to allow a joint signage application to be submitted for approval in January, 2000 (or earlier if reasonably possible).

     B. All costs in connection with the One Riverside Center Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the One Riverside Center Sign, will be at Tenant's expense. Tenant shall submit to Landlord reasonably detailed drawings of the proposed One Riverside

          Center Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord. The One Riverside Center Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants. Tenant will be responsible for the repair of any damage that the installation of the One Riverside Center Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord's request, to remove the One Riverside Center Sign and to repair and restore any damage to the Building and Property at Tenant's expense. In addition, Landlord shall have the right to remove the One Riverside Center Sign at Tenant's sole cost and expense, if, at any time during the Lease Term: (1) Tenant sublets more than 35% of the Premises (except in connection with a Permitted Transfer), (2) Tenant and any Permitted Transferee cease to occupy at least 65% of the Premises, or
          (3) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

     C. For purposes hereof, the "Riverside Center Signage Conditions" shall mean: (1) Tenant has not sublet more than 35% of the Premises (except in connection with a Permitted Transfer) prior to the date on which Tenant receives all necessary approvals and permits to install the One Riverside Center Sign; (2) Tenant and any Permitted Transferee are in actual occupancy of at least 65% of the Premises on the date on which Tenant receives all necessary approvals and permits to install the One Riverside Center Sign; (3) Tenant is not in default under any term or condition of the Lease after notice and the expiration of applicable grace periods on the date on which Tenant receives all necessary approvals and permits to install the Sign; and (4) Tenant obtains all necessary permits and approvals to install the One Riverside Center Sign. Landlord acknowledges that Tenant shall have the right to transfer its rights to the One Riverside Center Sign in connection with a Permitted Transfer or an assignment of Tenant's entire interest in the Lease to an assignee approved by Landlord pursuant to the terms and conditions of the Lease, provided that such replacement One Riverside Center Sign shall be subject to the same approval process set forth herein for the original One Riverside Center Sign.

XII. THREE RIVERSIDE SIGNAGE.
     ------------------------

     A. Provided that Tenant and any Permitted Transferee are in actual occupancy of not less than fifty percent (50%) of the total rentable square footage of Three Riverside Center, Tenant shall have the right to install one (1) non- exclusive sign identifying Tenant on the facade of Three Riverside Center (the "Three Riverside Center Sign"), the size and location of which shall be reasonably designated by Landlord. Tenant's right to install the Three Riverside Center Sign shall, however, be subject to the satisfaction of all of the Three Riverside Signage Conditions (defined in subsection XII.B. below). Tenant, at its sole cost and expense, shall obtain all necessary building permits and zoning, regulatory and governmental approval in connection with the Three Riverside Center Sign. All costs in connection with the Three Riverside Center Sign, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Three Riverside Center Sign, will be at Tenant's expense. Tenant shall submit to Landlord reasonably detailed drawings of the proposed Three Riverside Center Sign, including without limitation, the size, material, shape and lettering for review and approval by Landlord. The Three Riverside Center Sign shall conform to the standards of design and motif established by Landlord for the exterior of the Building and the Property on which it is located. Tenant shall reimburse Landlord for any costs associated with Landlord's review and supervision as hereinbefore provided including, but not limited to, engineers and other professional consultants. Tenant will be responsible for the repair of any damage that the installation of the Three Riverside Center Sign may cause to the Building or Property. Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord's request, to remove the Three Riverside Center Sign and to repair and restore any damage to the Building and Property at Tenant's expense. In addition, Landlord shall have the right to remove the Three Riverside Center Sign at Tenant's sole cost and expense, if, at any time during the Lease Term: (1) Tenant assigns this Lease (except in connection with a Permitted Transfer), (2) Tenant sublets more than 33% of the Premises (except in connection with a Permitted Transfer),
          (3) Tenant and any Permitted Transferee ceases to occupy at least 67% of the Premises, (4) Tenant and any Permitted Transferee cease to occupy at least 50% of the total rentable square footage of Three Riverside Center, or (5) Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable grace period.

     B. For purposes hereof, the "Riverside Center Signage Conditions" shall mean: (1) Tenant has not assigned its interest in this Lease (except in connection with a Permitted Transfer) prior to the date on which Tenant receives all necessary approvals and permits to install the Three Riverside Center Sign; (2) Tenant has not sublet more than 33% of the Premises (except in connection with a Permitted Transfer) prior to the date on which Tenant receives all necessary approvals and permits to install the Three Riverside Center Sign; (3) Tenant and any Permitted Transferee are in actual occupancy of at least 67% of the Premises on the date on which Tenant receives all necessary approvals and permits to install the Three Riverside Center Sign; (4) Tenant is not in default under any term or condition of the Lease after notice and the expiration of applicable grace periods on the date on which Tenant receives all necessary approvals and permits to install the Sign; (5) Tenant obtains all necessary permits and approvals to install the Three Riverside Center Sign; and (6) Tenant and any Permitted Transferee are in occupancy of not less than 50% of the total rentable square footage of Three Riverside Center. Tenant acknowledges that, with the exception of a Permitted Transfer, under no circumstances shall Tenant have the right to transfer, sell or assign any of its rights to the Three Riverside Center Sign.

XIII. SUPPLEMENTAL HVAC UNITS AND ANTENNA/DISHES.
      -------------------------------------------

     A. Tenant shall have the appurtenant right to use space on the roof of the Building (the "Roof Space") for the purpose of installing, operating and maintaining up to a total of ten (10), in the aggregate, supplemental HVAC units (collectively referred to as the "HVAC Unit") and/or satellite dishes or antenna (collectively referred to as the "Dish/Antenna"). The HVAC Unit and Dish/Antenna are sometimes collectively referred to as "Roof Top Units". Tenant shall have the right to determine how many of the 10 Roof Top Units are HVAC Units and how many of the 10 Roof Top Units are Dish/Antenna. The exact location of the roof space to be used by Tenant shall be designated by Landlord, provided, however, Landlord shall take into consideration the operating efficiency and/or functionality of the Roof Top Units when making such designations. Notwithstanding the foregoing, Tenant's right to install the Roof Top Units shall be subject to the reasonable approval rights of Landlord and Landlord's architect with respect to the plans and specifications for the Roof Top Units, including, without limitation, the size, height and dimensions of the Roof Top Units, the manner in which the Roof Top Units are is attached to the roof of Building, the availability of Building condenser water and the manner in which Tenant intends to access the Building condenser water, if applicable, and the manner in which any cables are run to and from the Roof Top Units. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Roof Top Units. At the request of Landlord, Landlord shall be entitled to oversee any requests for governmental or regulatory approvals or to cause Tenant's request for approvals to be submitted as part of a joint application for approval with any other matters for which Landlord is seeking approval with respect to the Building. The precise specifications and a general description of the Roof Top Units along with all documents Landlord reasonably requires to review the installation of the Roof Top Units (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 60 days prior to the date on which Tenant desires to install the Roof Top Units. Tenant shall notify Landlord upon completion of the installation of each of the Roof Top Units. If Landlord determines that the Roof Top Units do not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Roof Top Units or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall promptly commence and diligently prosecute cure of the defects. If Tenant fails to promptly commence and diligently prosecute cure of the defects, Landlord shall have the right, but not the obligation, to cure the same, and Tenant shall pay to Landlord upon demand the cost reasonably incurred by Landlord of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Roof Top Units (the "Aesthetic Screening"). Tenant shall pay Landlord for the cost of all utilities consumed in the operation of the Roof Top Units.

     B. Landlord agrees that Tenant, upon reasonable prior notice to Landlord, shall have access to the Roof Space for the purpose of installing, maintaining, repairing, replacing and removing the Roof Top Units and the Aesthetic Screening, all of which shall be performed by Tenant or Tenant's authorized representatives or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (hereinafter defined) inspectors, or persons under their direct supervision will be permitted to have access to the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the Roof Space in order to keep to a minimum the number of people having access to the Roof Space and the frequency of their visits.

     C. It is further understood and agreed that the installation, maintenance, operation and removal of the Roof Top Units may in no way damage the Building or roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

     D. Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Roof Top Units and appurtenances, all of which shall remain the personal property of Tenant, and, notwithstanding anything in Article VIII of the Lease to the contrary with respect to Required Removables, shall be removed by Tenant at its own expense at the termination of said Lease. Tenant shall repair any damage cause by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees to maintain all of Tenant's equipment placed on or about the Roof Space in proper operating condition and maintain same in satisfactory condition as to appearance and safety. Tenant agrees that at all times during the term of this Lease, it will keep the Roof Space free of all trash or waste materials by Tenant. Tenant must provide Landlord with prior notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely effecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event Landlord contemplates roof repairs that could effect Tenant's Roof Top Units or requires access which requires temporary removal or relocation of the Roof Top Units, or which may result in an interruption of the Tenant's air conditioning service or antenna/satellite dish use, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in the case of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such services.

     E. Landlord, at its sole cost and expense, reserves the right to relocate the Roof Space with respect to Antenna/Dishes from time to time as necessary during the Term. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the cost of any relocation that is necessitated by Landlord's performance of repairs or improvements to the Building, provided that such improvements are not for the benefit of any single tenant or occupant of the Building.

     F. Tenant agrees to install only Antenna/Dishes of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's Antenna/Dish causes such interference, Landlord shall work together with Tenant and any other parties affected by such interference to reach a mutually agreeable solution. In the event the parties cannot arrive at a mutually agreeable solution in a prompt manner, Landlord shall have the right to require Tenant to change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

     G. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal

          Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

     H. Except as provided in the next sentence, Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Notwithstanding the foregoing, Tenant may allow the Roof Space to be used by a provider of Communication Services to Tenant, provided that such provider enters into a license agreement for such space with Landlord upon terms and conditions (including fees) that are commercially reasonable for the suburban Boston area.

     I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights or obligations of Tenant hereunder with respect to the Roof Space.

     J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

     K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

XIV. BACK-UP GENERATOR.
     ------------------

     A. Tenant shall have the appurtenant right to install a supplemental generator (the "Generator") to provide emergency additional electrical capacity to the Premises and an above ground fuel tank (the "Tank") to provide fuel to such Generator. The Generator and Tank shall be located in the southeast corner of Level A in One Riverside Center, the exact location of which shall be designated by Landlord (the "Generator Space"). Notwithstanding the foregoing, Tenant's right to install the Generator and Tank shall be subject to Landlord's reasonable approval of the manner in which the Generator and Tank are installed, the manner in which any cables and lines are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and Tank and to minimize any adverse effect that the installation of the Generator and Tank may have on the appearance of the Building and Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator and Tank. Tenant shall also be responsible for the cost of all utilities and fuel consumed in the operation of the Generator. Notwithstanding anything herein to the contrary, if Tenant does not install the Generator and Tank on or before one (1) year after the Commencement Date, Tenant's right to install and maintain the Generator or Tank, as appropriate, on the Property shall be subject to space being available for such purpose.

     B. Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and Tank will in no way damage the Building or Property. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and Tank and, in accordance with the terms of Article XIV of the Lease, to indemnify, defend and hold Landlord and any Landlord Related Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties in connection with the installation, maintenance, operation or removal of the Generator and Tank, including, without limitation, any environmental and hazardous materials claims.

     C. Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator, Tank and appurtenances, all of which shall remain the personal property of Tenant, and, notwithstanding anything in Article VIII of the Lease to the contrary with respect to Required Removables, shall be removed by Tenant at its own expense at the termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenance were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees to maintain the Generator and Tank, including without limitation, any enclosure installed around the Generator and Tank, in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and Tank so as to keep such enclosure in good condition.

     D. Tenant, subject to the reasonable rules and regulations enacted by Landlord, shall have access to the Generator and Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator and Tank.

     E. Tenant shall only test the Generator before or after normal business hours and upon prior notice to Landlord.

XV.  VACATION OR ABANDONMENT. Landlord hereby agrees that the vacation or
     -----------------------
     abandonment of the Premises by Tenant shall not constitute a default by Tenant under the Lease so long as Tenant continues to pay Rent as required hereunder. Notwithstanding the foregoing, Tenant, within thirty (30) days following its vacation or abandonment of 75% or more of the Premises, shall notify Landlord of its intentions regarding reoccupancy. If Tenant abandons or vacates 75% or more of the Premises, Tenant shall use reasonable efforts to sublet or assign the entire vacant portion of the Premises for the remainder of the Lease Term to a party (or parties) that will occupy the Premises in accordance with the terms and conditions of the Lease. Such reasonable efforts shall require Tenant, at a minimum, to list the Premises with a qualified real estate brokerage firm at least thirty (30) days prior to such vacation or abandonment and to actively commence to market the Premises within thirty (30) days after such listing. Tenant agrees to provide Landlord a copy of an executed listing agreement between Tenant and a qualified real estate brokerage firm. If Tenant fails to use reasonable efforts to sublet or assign the Premises or, even if reasonable efforts are used, fails to sublet or assign the majority of the vacated or abandoned portion of the Premises within six (6) months after the date of such abandonment or vacation, Landlord, at any time thereafter, shall have the right to market the abandoned or vacated portion of the Premises for lease and, upon obtaining a lessee for the Premises, recapture the Premises and terminate this Lease by notice to Tenant. If Landlord terminates this Lease, Tenant, on a monthly basis following receipt of an invoice from Landlord, shall pay Landlord an amount equal to the difference between the Rent that was payable under this Lease through the remainder of the then current Lease Term that was in effect immediately prior to termination (without consideration of any unexercised renewal options) and the rent actually received by Landlord for the remainder of such Lease Term from any third party lessee of the Premises. In addition, Tenant, within thirty (30) days after receipt of demand from Landlord, shall reimburse Landlord for all of Landlords reasonable Costs of Reletting the Premises.

XVI. INTENTIONALLY OMITTED
     ---------------------

XVII. BUILDING RISERS. Tenant shall have the right to use the vertical sleeves
      ---------------
     in One Riverside Center and Two Riverside Center for Tenant's data and telecommunication cabling and in connection with the rights granted to Tenant with respect to the Roof Space. All such usage shall be in common with Landlord and shall not adversely affect Landlord's right to use the vertical sleeves for the operation of the Building (including the leasing, licensing and granting of roof rights to third parties); provided that Landlord shall not lease, license or grant any roof rights to third parties to the extent that the same would have an adverse affect on Tenant's ability to use the vertical sleeves in connection with the normal operation of Tenant's business in the Premises.

     Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST:                 LANDLORD:

                                EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY

                                By:  Beacon Property Management Corporation, a
                                     Delaware corporation, its managing member
/s/ Kathleen M. Steidinger
-----------------------------        By:     /s/ Michael A. Steele
                                            -------------------------
Name (print):
              ---------------        Name:   Michael A. Steele
Kathleen M. Steidinger                      -------------------------
-----------------------------
                                     Title:  President
/s/ John C. Schneider                       -------------------------
-----------------------------
Name (print):
              ---------------
John C. Schneider
-----------------------------


WITNESS/ATTEST:                 TENANT:

                                ALLAIRE CORPORATION, A CORPORATION ORGANIZED
/s/ Eric J. Smith               UNDER THE LAWS OF THE STATE OF DELAWARE
-----------------------------   By:     David A. Gerth
                                       ------------------------------
Name (print): Eric J. Smith
              ---------------   Name:   David A. Gerth
/s/ JoAnne Trayers                     ------------------------------
-----------------------------
                                Title:  CFO & VP Finance & Operations
Name (print): JoAnne Trayers           ------------------------------
              ---------------

-----------------------------

                                    EXHIBIT F

                                 NOTICE OF LEASE
                                 ---------------

     Notice is hereby given, pursuant to the provisions of Chapter 183, Section 4 of the Massachusetts General Laws, of the following Lease:

Landlord:
---------

EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY
Tenant:
-------

ALLAIRE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

Date of Lease Execution:
------------------------

  November 23, 1999
------------------------------------

Description of Premises:
------------------------

Approximately 270,446 square feet of space on the 1st, 2nd and 3rd floors of the building commonly known as One Riverside Center and the 1st and 2nd floors of the building commonly known as Two Riverside Center ("Premises") shown on the sketch plan attached hereto as Exhibit "A" and located at 275 Grove Street, Newton, MA (the "Property") more particularly described on Exhibit "B" attached hereto and made a part hereof.

Commencement Date:
------------------

The later to occur of (1) July 1, 2000; or (2) the date on which the Landlord Work in the One Riverside Center Premises has been substantially completed, as such date is determined pursuant to the Lease, or (3) the Landlord delivers full possession of the Premises in One Riverside Center to Tenant. The Commencement Date will be confirmed in a subsequent notice executed by Landlord and Tenant and recorded in the Registry of Deeds.

Original Term:
--------------

A period of ten (10) years beginning on the Commencement Date.

Option to Extend.
-----------------

The Lease may be extended for two (2) successive additional period of five (5) years each, subject to the terms and conditions of the Lease.

Expansion Option.
-----------------

Tenant, subject to the terms and conditions of the Lease, has expansion rights with respect to approximately 32,152 rentable square feet on the 3rd floor of Two Riverside Center.

Right of First Offer.
---------------------

================================================================================

Right of First Offer.
---------------------

Tenant, subject to the terms and conditions of the Lease, has the right of first offer with respect all space in Two Riverside Center and Three Riverside Center.

Signage.
--------

Tenant has certain rights, exclusive and non-exclusive, regarding signage on the exterior of the certain buildings and structures located at the Property, all upon terms and conditions set forth in the Lease.

Miscellaneous.
--------------

The Lease sets forth additional rights, obligations, terms and conditions not enumerated herein.

To the extent there is an inconsistency between the Lease and the Notice of Lease, the Lease shall govern.

For Landlord's title, see deed recorded in Middlesex (South) Registry of Deeds in Book 27596 at Page 171.

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 24

     WITNESS the execution hereof as a sealed instrument as of the 23rd day of November, 1999.

WITNESS/ATTEST:                 LANDLORD:

                                EOP-RIVERSIDE PROJECT, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY

                                By:  Beacon Property Management Corporation, a
                                     Delaware corporation, its managing member
/s/ Kathleen M. Steidinger
-----------------------------        By:     /s/ Michael A. Steele
                                            -------------------------
Name (print):
              ---------------        Name:   Michael A. Steele
Kathleen M. Steidinger                      -------------------------
-----------------------------
                                     Title:  President
/s/ John C. Schneider                       -------------------------
-----------------------------
Name (print):
              ---------------
John C. Schneider
-----------------------------


WITNESS/ATTEST:                 TENANT:

                                ALLAIRE CORPORATION, A CORPORATION ORGANIZED
/s/ Eric J. Smith               UNDER THE LAWS OF THE STATE OF DELAWARE
-----------------------------   By:     David A. Gerth
                                       ------------------------------
Name (print): Eric J. Smith
              ---------------   Name:   David A. Gerth
/s/ JoAnne Trayers                     ------------------------------
-----------------------------
                                Title:  CFO & VP Finance & Operations
Name (print): JoAnne Trayers           ------------------------------
              ---------------

-----------------------------

================================================================================

                                STATE OF ILLINOIS

  Cook                  , ss                                        November 23,
------------------------
1999
[County]

     Then personally appeared the above-named Michael A. Steele, the President of Beacon Property Management Corporation, a Delaware corporation, the managing member of EOP-Riverside Project, L.L.C., a Delaware limited liability company, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Beacon Property Management Corporation as the managing member of EOP-Riverside Project, L.L.C., before me,

                                              Kathleen M. Steidinger
                                              ----------------------
                                              Notary Public
                                              My Commission Expires:June 1, 2001


                          COMMONWEALTH OF MASSACHUSETTS

 Middlesex          , ss                                       November 23, 1999
--------------------
[County]

     Then personally appeared the above-named David A. Gerth the CFO of Allaire Corporation, a Delaware corporation, known to me to be the person described in and who executed the foregoing instrument and acknowledged the same to be his free act and deed and that of said Allaire Corporation, before me,

                                              Victoria Reiff
                                              Notary Public
                                              My Commission Expires:2005

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 2

                                    EXHIBIT G

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------

     A certain parcel of land containing about four hundred eighty-seven thousand six hundred (487,600) square feet on the northwesterly side of Grove Street in that part of the City of Newton, County of Middlesex and Commonwealth of Massachusetts, known as Riverside, bounded and described as follows:

          EASTERLY by Grove Street, six hundred eighteen and twelve hundredths (618.12') feet; SOUTHWESTERLY by land of the Boston and Albany Railroad Company by a line forty-one and twenty-five hundredths (41.25') feet northeasterly from and parallel to the base line of the Newton Highlands Branch of the Boston and Albany Railroad filed September 20, 1884, by three
     (3) courses, the first being two hundred forty-seven and seventy-four hundredths (247.74') feet; the second being five hundred seventy-four and seventy-five hundredths (574.75') feet; and the third being six hundred thirty-eight and seventy-one hundredths (638.71') feet; NORTHWESTERLY by land now or formerly of Lyman W. Gore and Minnie S. Gore, one hundred ten and seventy hundredths (110.70') feet; NORTHEASTERLY by land now or formerly of said Lyman W. Gore and Minnie S. Gore and land now or formerly of Murdo Mackenzie and Mary Mackenzie, sixty-four and no hundredths (64.00') feet; NORTHERLY by land of various owners and by Oakwood Road and Williston Road, one thousand fifty-eight and thirty-five hundredths (1,058.35') feet; said premises being shown within the lines tinted brown upon a plan hereinafter mentioned; together with an easement consisting of the right to install, use, maintain, repair and renew a 12 inch cast iron sewer pipe under land of the Boston and Albany Railroad Company from the above-described land to the City of Newton sewer on the southwesterly side of the said Newton Highlands Branch as shown in purple on the said plan; also the right to continue in use, maintain, repair and renew a three (3') foot stone box culvert under land of the Boston and Albany Railroad Company from the above-described land to Runaway Brook as shown in yellow on said plan; said sewer and culvert to be installed, used maintained, repaired and renewed with such materials and under such general structural conditions and subject to such inspection as shall be approved by the District Engineer of the Boston and Albany Railroad, or his duly authorized representative.

          The above described premises are shown on entitled "BOSTON & ALBANY
     R.R...: RIVERSIDE LAND COVERED BY B. & A. R. R. CO. TO JORDAN MARSH COMPANY," dated June 6, 1951, and signed by C. T. Gunsallus, District Engineer, which plan is recorded with Middlesex South District Deeds, Book 7782, Page 62.

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


                                    EXHIBIT H
                                  BUILDING PLAN

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 4

                                    EXHIBIT I
                             SAMPLE LETTER OF CREDIT

                                                      Irrevocable Standby
                                                      Letter of Credit
                                                      No. ______________________
                                                      Issuance Date:____________
                                                      Expiration Date:__________
                                                      Applicant:________________

Beneficiary
-----------

[Insert Name of Owner]
-------------------------------
-------------------------------
-------------------------------

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Vice President-Corporate Operations. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement proportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement;

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Riverside Center - Base Building Scope Description                        Page 5

(b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________________________ to the attention of
__________________________________.

                                                  Very truly yours,

                                                  ----------------------

                                                         [name]
                                                  ----------------------

                                                         [title}
                                                  ----------------------

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 6

                                    EXHIBIT J
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY:
-----------------------
AND WHEN RECORDED MAIL TO:
--------------------------

                                                              Loan No.:_________

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                            ------------------------

     This AGREEMENT made as of ____, 19__, among ______, (hereinafter referred to as "Landlord" or "Borrower"),____________________________ (hereinafter referred to as "Tenant"), and (hereinafter referred to as "Lender").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Lender has made or has committed to make a loan or loans (collectively, the "Loan") to Landlord evidenced by a note (the "Note") to be secured by a mortgage or deed of trust dated on or about the date hereof (hereinafter referred to as the "Mortgage") and to be recorded among the real estate records of ___________________________________, constituting a first priority security title or lien upon the land described in EXHIBIT A attached hereto and made a part hereof and the improvements thereon, as well as all of Landlord's right, title, interest, estate and claim now owned or hereafter acquired in, to or relating to the items described in (i) through (xii) in the recitals of the Mortgage (collectively, the "Property"); and

     WHEREAS, Landlord and Tenant have entered into a certain lease dated _____________, ____, which lease provides for the direct payment of rents from Tenant to Landlord for the use and occupancy of Suite(s) _______ of that building (the "Building") on the Property located at ___________________________ (the "Premises") by Tenant, as more fully set forth in the lease (hereafter, the lease and all existing and future amendments and modifications thereto, and extensions thereof, shall be referred to as the "Lease"); and

     WHEREAS, Lender wishes to obtain from Tenant certain assurances that Tenant will attorn to the purchaser at a foreclosure sale in the event of a foreclosure or to the holder of the Note and Mortgage in the event of such holder's exercise of its rights under the Note and Mortgage or in the event such holder acquires title to the Property by deed in lieu of foreclosure or otherwise; and

     WHEREAS, Tenant wishes to obtain from Lender certain assurances that so long as Tenant is not in default of Tenant's obligations to Landlord under the Lease, that Tenant shall not be disturbed in its peaceful possession of the Premises as a result of actions taken by Lender pursuant to its rights under the Mortgage; and

     WHEREAS, Tenant and Lender are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement; and

     WHEREAS, Landlord has entered into this Agreement to acknowledge its agreement to all of the terms and conditions set forth herein.

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 7

     NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1. SUBORDINATION AND ATTORNMENT. The Lease and all of the rights of Tenant
        ----------------------------
thereunder shall be and are hereby declared to be and at all times hereafter shall be and remain subordinate in all respects to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof and all of the rights of the Lender thereunder and all other documents securing the Note. Notwithstanding such subordination, Tenant hereby agrees that the Lease shall not terminate in the event of a foreclosure of the Mortgage, whether judicial or nonjudicial or any other proceedings brought to enforce the Mortgage or by deed in lieu of foreclosure and Tenant further agrees to attorn and to recognize Lender (as mortgagee in possession or otherwise), or the purchaser at such foreclosure sale, as Tenant's landlord for the balance of the term of the Lease, in accordance with the terms and provisions thereof, but subject, nevertheless, to the provisions of this Agreement, which Agreement shall be controlling in the event of any conflict.

     2. ESTOPPEL. Landlord and Tenant hereby agree that the Lease is valid,
        --------
enforceable and in full force and effect, that as of the date hereof there are no defaults by Landlord or Tenant, that there are no setoffs or counterclaims by Tenant to the payment of rent due under the Lease, that all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied, that the Lease has not been modified or amended except as set forth below (If none, state "None"):
__________________________________________________________________________
__________________________________________________________________________
________________________________________________________________________________
and that the Lease is a complete statement of the agreement of Tenant and Landlord with respect to the Premises.

     3. TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant hereby represents and
        ---------------------------------------
warrants to Lender that is has not subordinated the Lease or any of its rights thereunder to any lien, security title or security deed other than the Mortgage and that it will not subordinate the Lease or its rights thereunder to any lien, security title or security deed without the prior written consent of Lender, which may be withheld by Lender in its sole, absolute discretion, without regard to any reasonableness standard.

     4. LENDER'S NOTICE AND CURE RIGHTS; LENDER'S RIGHT TO RENT. Tenant agrees
        -------------------------------------------------------
with Lender that, from and after the date hereof until payment in full of the indebtedness under the Note, Tenant will not terminate the Lease, discontinue or abate the rent or exercise any other remedies as a result of a default by Landlord under the Lease, without first giving the Lender notice and a reasonable time, at Lender's option but without any obligation to do so, to cure or to commence to cure such default. In no event shall the period for Lender to cure or commence to cure be less than thirty (30) days (or any longer cure period provided Landlord in the Lease), plus such time as may be required for Lender or its successors and assigns to take possession of the Building or to institute and complete foreclosure proceedings or otherwise acquire title to such Building; provided, however, that such additional period for Lender to obtain possession or to institute and complete foreclosure proceedings shall not exceed ninety (90) days unless (i) Lender is diligently pursuing foreclosure proceedings and (ii) the continuation of the Landlord default in question neither unreasonably interferes with Tenant's use of the Premises nor imposes any additional obligations on Tenant, in which case such additional period may extend to up to one hundred eighty (180) days. Notwithstanding the foregoing, in the event such default by Landlord under the Lease is not susceptible to cure by the Lender, Tenant may, at its option, exercise all its rights under the Lease (including, without limitation, the right to terminate the Lease or discontinue or abate rent) with prior notice to Lender but without affording Lender the opportunity to cure.

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 8

Tenant also agrees that, upon receipt of notice from Lender or its successors and assigns that it/they has/have exercised its/their rights under the Assignment of Leases and Rents executed by Landlord in favor of Lender in connection with the Loan, all rent payments thereafter due under the Lease shall be paid directly to Lender or its successors and assigns and any such payments to the Lender shall be credited against the rent due under the Lease as if made to the Landlord.

     5. NON-DISTURBANCE. So long as Tenant is not in default under the Lease
        ---------------
beyond any notice and cure period provided in the Lease, then Lender agrees with Tenant that in the event the interest of Landlord under the Lease is acquired by Lender, or Lender acquires title to the Property or comes into possession of said Property by reason of foreclosure or enforcement of the Mortgage or the Note, or by a conveyance in lieu thereof, or by any other means, Tenant's possession of the Premises and Tenant's rights, privileges and obligations under the Lease shall not be disturbed, diminished or interfered with by Lender or any party claiming through Lender during the term of the Lease, including any extensions thereof permitted to Tenant, and the Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease. In the event Tenant defaults under the Lease or this Agreement beyond applicable notice and cure periods, the obligations of Lender hereunder shall, at Lender's election, become null and void and Lender may proceed to extinguish the Lease and all of Tenant's rights and interests in and to the Premises through foreclosure of the Mortgage.

     Immediately upon the acquisition by Lender of possession or title to the Property by reason of foreclosure or enforcement of the Mortgage or the Note, or by a conveyance in lieu thereof, or as a result of any other means, Tenant agrees to be bound to Lender under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof, including any extensions thereof permitted to Tenant, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto.

     Lender further agrees that if it obtains possession or title to the Property during the Lease term, Lender shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease and Tenant shall, from and after the occurrence of the events set forth above, have the same remedies that Tenant might have had under the Lease against Landlord; provided; however, that Lender shall not be:

     a. liable to Tenant for damages for any act or omissions of Landlord or any prior landlord occurring prior to Lender obtaining possession or title to the Property; or

     b. subject to any offsets, claims or defenses which Tenant might have against Landlord or against any prior landlord which arise prior to, or out of any events that occurred prior to, the date Lender obtains possession or title to the Property (except any offset or deduction expressly provided for in the Lease which amount is a sum certain expressly set forth in the Lease); or

     c. bound by any rent or additional rent or deposit, rental security or any other sums which Tenant may have paid to Landlord or any other landlord unless received by Lender; or

     d. bound by any amendment or modification of the Lease made from and after the date of this Agreement without Lender's prior written consent; or

     e. bound to the Tenant subsequent to the date upon which the Lender transfers its interest in the Property to any third party; or

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                        Page 9

     f. obligated or liable to Tenant with respect to the construction and completion of any improvements in the Premises for tenant's use, enjoyment or occupancy; provided, however, if, after succeeding to Landlord's interest under the Lease Lender fails or refuses to construct or complete any such improvements which Landlord would have been obligated to construct or complete, Tenant shall be entitled to exercise any and all remedies provided to Tenant by the Lease for a failure by Landlord to construct or complete any such improvements; or

     g. obligated or liable to Tenant for any moving, relocation or refurbishment allowance or any payment or allowance for improvements to the Premises of any part thereof; provided, however, if after succeeding to Landlord's interest under the Lease Lender fails or refuses to pay any such allowance, Tenant shall be entitled to exercise any and all remedies provided to Tenant by the Lease for a failure by Landlord to pay any such allowance; or

     h. liable for the payment of any leasing commissions or other expenses for which Landlord or any prior landlord incurred the obligation to pay; or

     i. bound or liable to Tenant under any notice given by Tenant to Landlord or any prior landlord unless notice is also given simultaneously to Lender as required by the terms of this Agreement; or

     j. personally liable for any obligations of Landlord under the Lease to which Lender succeeds, Lender's liability for the performance of such obligations being limited at all times to its interest in the Property.

     6. OBLIGATIONS OF SUCCEEDING OWNER. Tenant hereby agrees that any entity or
        -------------------------------
person which at any time hereafter becomes the Landlord under the Lease, including, without limitation, Lender, as a result of Lender's exercise of its right under the Mortgage, or a purchaser from Lender, shall be liable only for the performance of the obligations of the Landlord under the Lease which arise and accrue during the period of such entity's or person's ownership of the Property.

     7. NOTICES. All notices or other written communications required or
        -------
permitted to be given pursuant to this Agreement shall be in writing, and shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, (ii) one business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) upon actual receipt (or upon refusal to accept delivery or upon the date delivery is attempted and cannot be completed because the party to whom it is sent can no longer be found at the then current notice address) if sent by registered or certified mail, postage prepaid, addressed as follows:

if given to Tenant, shall be addressed as follows:

                     Allaire Corporation
                     One Riverside Center
                     Newton, Massachusetts 02458
                     Attention: General Counsel

           with a copy to:

                     Foley, Hoag & Eliot LLP
                     One Post Office Square
                     Boston, Massachusetts 02109

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 10

                     Attention: Robert L. Birnbaum, Esq.

and, if given to Landlord, shall be addressed as follows:

                     Equity Office Properties Trust
                     Two North Riverside Plaza
                     Suite 2200
                     Chicago, Illinois  60606
                     Attention: Associate General Counsel for Property
                                Operations

and, if given to Lender, shall be addressed as follows:

                     ________________________
                     ________________________
                     ________________________
                     ________________________

or addressed as such party may from time to time designate in a writing to the other parties hereto and delivered in accordance with the provisions of this
Section 7.

     8. MISCELLANEOUS. This Agreement may not be amended or modified in any
        -------------
manner other than by an agreement in writing, signed by the parties hereto or their respective successors in interest, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Property by any power of sale contained in the Mortgage, or by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure; and the word "Lender" shall include the Lender herein specifically named, any Co-Lender(s) designated by Lender, and any of Lender(s)' successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Property or acquired possession thereof by, through or under foreclosure of the Mortgage, or by any other manner of enforcement of the Mortgage, or the Note or other obligation secured thereby.

     9. CONFLICTS WITH LEASE. This Agreement shall supersede, as between Tenant
        --------------------
and Lender, all of the terms and provisions of the Lease which are inconsistent with this Agreement, but shall not affect any obligations or liabilities of Borrower, as landlord, under the Lease or diminish any of the rights or increase any of the obligations of Tenant under the Lease.

     10. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance
         --------------------
with the laws of the Commonwealth of Massachusetts and any litigation arising out of this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or in the courts of the United States for the applicable District within the Commonwealth of Massachusetts and all parties hereto consent to the venue of such courts.

     11. EFFECT OF AGREEMENT. Landlord joins in the execution and delivery of
         -------------------
this Agreement for the purpose of evidencing its consent to the terms and provisions hereof, and as between Landlord and Tenant, nothing herein contained shall be deemed to alter or modify the Lease. Landlord authorizes and directs Tenant to comply with any and all notices from Lender which directs Tenant to make rent payments directly to Lender. As between Lender and Landlord, nothing contained herein shall be deemed to alter or modify the terms and conditions of the Note, the Mortgage, or any other document or agreement regarding the mortgage loan made by Lender to Borrower.

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 11

     12. CONSTRUCTION. All capitalized terms not otherwise defined herein shall
         ------------
have the meanings ascribed to such terms in the Mortgage.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower,
         ----------------------
Tenant and Lender and their respective successors and assigns, and, subject to any and all restrictions on transfer and assignment set forth in the Lease (as to Tenant) or the Mortgage (as to Borrower), shall inure to the benefit of Borrower, Tenant and Lender and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

Signed, sealed and delivered             TENANT:
as to Tenant in the presence of:

                                         -------------------------------

----------------------------
Witness

                                         By:____________________________

                                         Name:__________________________

                                         Title:_________________________

----------------------------
Witness

                                         Attest:________________________

                                         Name:__________________________

                                         Title:_________________________

                                         LENDER:

----------------------------
Witness

                                         By:____________________________

                                         Name:__________________________

                                         Title:_________________________

----------------------------
Witness
WITNESS/ATTEST:                          BORROWER:

                                         By:____________________________

                                         Name:__________________________

                                         Title:_________________________

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 12

----------------------------
Witness

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 13

                                    EXHIBIT K
                       LOCATION OF PARKING STRUCTURE SIGN

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 14

                                    EXHIBIT L
                      LOCATION OF ONE RIVERSIDE CENTER SIGN

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 15

                                    EXHIBIT M
                               BASE BUILDING SCOPE

[EQUITY OFFICE LOGO]

BASE BUILDING SCOPE DESCRIPTION

RIVERSIDE CENTER
275 GROVE STREET
NEWTON, MASSACHUSETTS

January 13, 1999
revised April 6, 1999
revised September 21, 1999

--------------------------------------------------------------------------------
Riverside Center - Base Building Scope Description                       Page 16

                                Table of Contents

CODE REVIEW..............................................................3

       Introduction...........................................................3
STRUCTURE................................................................9

    Design Criteria...........................................................9
    Foundations and Footings..................................................9
    Ground Floor Slab Construction...........................................10
    Superstructure...........................................................10
BUILDING ENVELOPE.......................................................10

    Exterior Walls and Windows...............................................10
    Exterior Entrance and Service Doors......................................10
    Loading Dock.............................................................11
    Roofing..................................................................11
    Mechanical Penthouses....................................................11
INTERIOR CONSTRUCTION...................................................11

    Grove Street Entrance Lobby / Atrium.....................................11
    Interior Partitions......................................................12
    Interior Doors...........................................................12
    Elevators................................................................13
    Exit Stairs..............................................................13
    Toilet Rooms.............................................................13
    Equipment and Furnishings................................................13
FINISH SCHEDULE.........................................................13

PLUMBING SYSTEMS........................................................14

    Design Criteria/Code/Standards...........................................14
    Plumbing Fixtures........................................................15
    Domestic Water Distribution..............................................15
    Piping...................................................................16
    Type.....................................................................16
    Joints...................................................................16
    Domestic Water Equipment.................................................16
    Sanitary Waste Systems...................................................16
    Rain Water Drainage Systems..............................................16
HEATING, VENTILATING, AND AIR CONDITIONING (HVAC) SYSTEMS...............17

    Design Criteria/Code/Standards...........................................17
    Fuel Supply Systems......................................................17
    Heat Generation Systems..................................................17
    Cooling Systems..........................................................18
    Air Distribution.........................................................18
    Controls.................................................................18
FIRE PROTECTION SYSTEMS.................................................18

    Design Criteria/Codes/Standards..........................................18
    Fire Protection Sprinkler Systems........................................19
ELECTRICAL SYSTEMS......................................................19

    Building Power Distribution..............................................19
    Building Electrical Design Load..........................................20
    Wiring Methods and Devices...............................................21
    Lighting.................................................................22
    Fire Alarm System........................................................22
    Emergency Power Systems..................................................23
    Telephone and Data Systems...............................................24
    Security Systems.........................................................24
SITEWORK................................................................24

    Site Improvements - Paved Areas..........................................24
SITE PLUMBING UTILITIES.................................................25

    Water Supply and Distribution Systems....................................25
    Sanitary Sewer Systems...................................................25
SITE ELECTRICAL DISTRIBUTION............................................25

    Site Lighting............................................................25

================================================================================

CODE REVIEW

                                  INTRODUCTION

275 Grove Street, Ward 4, Auburndale, Section 43, Block 29, Lot 4 containing approximately 487,578 square feet of land following special permit/site plan approval of petition approval 40-97-2 is the rehabilitation of an existing building. The proposed office structure will be four (4) stories above grade, and the proposed garage structure will be five (5) stories above grade with two
(2) stories below grade.

The building is segmented into three (3) subbuildings: 1 Riverside Center to the north, 2 Riverside Center to the southeast, and 3 Riverside Center to the southwest. Each subbuilding contains a building core consisting of toilet rooms, mechanical shaft, tenant electrical room, emergency electrical room, elevators, and two (2) egress stairs.

The corresponding floors of the north and south subbuildings are at different elevations. In order to resolve the elevational differences a "T" shaped, split-level atrium was created to separate the north and south subbuildings. Each subbuilding is entered through the atrium and half of the egress capacity is exited through the atrium. The atrium is also accessible from the basement parking garage within 1 Riverside Center via a shuttle elevator.

The office building, parking structure, and below grade parking garage will be protected throughout by an automatic sprinkler system.

The following is a code analysis summary:

1.   CODE REFERENCE

          The following is a partial list of applicable codes and regulations. The general contractor shall comply with all applicable codes, ordinances, regulation, requirements of the special permit, and all authorities having jurisdiction.

               A.   Commonwealth of Massachusetts State Building Code - 6th
                    Edition

               B. Commonwealth of Massachusetts Architectural Access Board (521 CMR)

               C.   American Disabilities Act (ADA)

               D.   Massachusetts Elevator Regulations (524 CMR)

               E    Massachusetts Fuel Gas and Plumbing Codes (248 CMR)

               F.   Massachusetts State Electric Code (527 CMR)

               G.   National Electric Code (NEC) Latest Edition

               H.   NFPA 101 (Chapter 14) - 1985 Edition

               I.   NFPA 13 - 1989 Edition

--------------------------------------------------------------------------------

2.   OCCUPANCY TYPE

          Existing occupancy is Use Group S-1, moderate hazard storage. After renovation the occupancy will be classified as:

               A.   Business (Use Group B)

               B. Low Hazard Storage (Public Garage, Group 2), Basement Parking Level and Adjacent Parking Structure

               C. The atrium will be subject to the requirements of 780 CMR 404.0, including fire protection, smoke control, enclosure, fire alarm and egress.

3.   CONSTRUCTION TYPE

          The maximum single floor area is 161,358 square feet. For use Group B occupancies this requires:

               A.   Type 1B construction: floor areas and height not limited.

4.   BUILDING TYPE

               A.   Building Height Allowable:   51'-5" (not including skylight)
                    --------------------------
                    Building Height Actual:      51'-5"
                    -----------------------

               B.   Number of Stories Allowable: 4 stories
                    ---------------------------
                    Number of Stories Actual:    4 stories
                    ------------------------

               C.   Total Floor Area Allowable:  497,099 square feet
                    --------------------------
                    Total Floor Area Actual:     495,850 square feet
                    -----------------------

FIRST FLOOR (NORTH) BLDG. 1   68,983 SF         SECOND FLOOR   (NORTH)       BLDG. 1             69,858 SF
                              (SW)    Bldg. 2      29,129 SF                 (SW)   Bldg. 2      29,354 SF
                              (SE)    Bldg. 3      36,122 SF                 (SE)   Bldg. 3      36,590 SF
                                                                             -----------------------------
                              (Atrium)             24,375 SF                 Total              135,802 SF
                              ------------------------------
                              Total               158,609 SF

                 Third Floor  (North) Bldg. 1      69,858 SF   Fourth Floor  (SW)   Bldg. 2      29,210 SF
                              (SW)    Bldg. 2      29,354 SF                 (SE)   Bldg. 3      36,427 SF
                                                                             -----------------------------
                              (SE)    Bldg. 3      36,590 SF                 Total               65,637 SF
                              ------------------------------
                              Total               135,802 SF

     Note: Area calculations above developed for the Special Permit were based upon Schematic Design drawings.

--------------------------------------------------------------------------------

               D.   Open Perimeter

               The building has a fire separation distance of thirty (30) feet on all sides, except at the parking garage. When there are two buildings on a lot, the fire separation distance is measured to an imaginary line between them and the fire separation distance, measured perpendicular to the exterior wall of each building, is the distance from the exterior wall to the imaginary line. Walls of open parking structures containing openings must have a fire separation distance greater than ten (10) feet. If the imaginary line is placed ten (10) feet one (1) inch from the point closest to the office building just inside the west curb line of the north-south driveway between them, the fire separation distance for the office building will be more than twenty seven (27) feet. For a fire separation of greater than twenty five (25) to thirty
               (30) feet, the area of unprotected openings in an exterior wall of a building protected throughout by an automatic sprinkler system is not limited. (Table 705.3)

               No exterior wall rating is required (Table 705.2).

               E.   100% Sprinklered: Yes
                    -----------------

5.   FIRE RATINGS PROVIDED

          A. Mechanical Shafts           2 hours     (Table 603)
          B. Elevator & Stair Shafts     2 hours     (Table 602)
          C. Exit Access Corridors       0 hours     (Auto. Fire Sup. System
                                                     Section 1011.4)
          D. Structural Columns          2 hours     (Table 602)
          E. Floor Construction          2 hours     (Table 602) Including Beams
          F. Roof Construction           1 1/2 hours (Table 602, less than 15')
          G. Atrium Skylight             0 hours     (Table 602, more than 20')
          H. Elevator Machine Rooms      2 hours     (Elevator Code)
          I. Emergency Generator Room    2 hours     (Fire Regulations)
          J. Electrical Switchgear Rooms 2 hours     (Electrical Code)

          K. Atrium: Combination of 1 hour fire partition and tempered glass wall will be protected by an automatic sprinkler system

6.   INTERIOR FINISH REQUIREMENTS

     A.   Minimum Flame Spread Classification: walls and ceilings (Table 803.4)
          ---------------------------------------------------------------------

               Use Group B
               -----------
                    Vertical exits and passageways             I
                    Corridors providing exit access            II
                    Rooms or enclosed spaces          III

--------------------------------------------------------------------------------

     B.   Minimum floor finish classifications (805.3)

               Use Group B
               -----------
                    Vertical exits and passageways             II
                    Corridors providing exit access            II
                    Rooms or enclosed spaces               DOC-FF-1

     C.   Smoke Developed:
          ----------------
                    Smoke developed rating of all interior materials not to exceed 450 (ASTM E84)

7.   EGRESS ELEMENTS

     A.   Occupant load determined in accordance with 780 CMR 1008.00

                    Use Group B:       Design occupant load, see chart below for
                    ------------       typ. floor
                    Use Group S-2:            200 gross square feet per occupant
                    --------------

B.   EGRESS WIDTH PER PERSON, WITH SPRINKLER SYSTEM (780 CMR 1009.2)

                    Stairways:                     0.2 inches
                    ----------
                    Doors, ramps, corridors:       0.15 inches
                    ------------------------

     C.   Minimum number of exits per floor (780 CMR 1010.2)

                    500 occupants or less:              2
                    501 - 1,000 occupants:              3

     D. Minimum width of passageways, aisleways, aisles and corridors is 44 inches (780 CMR 1011.3)

     E. Minimum means of egress stairways shall be not less than 44 inches in width (780 CMR 1014.3)

                    AREA                   MAXIMUM         STAIRWAYS
                 DESCRIPTION              OCCUPANTS        PROVIDED
         ===============================================================
          Office Building Typical Floor
                  Building 1                 400               4
                  Building 2                 200               2
                  Building 3                 240               2



--------------------------------------------------------------------------------

         EGRESS CONVERGENCE          MAXIMUM     STAIRWAYS
         (780 cmr 100.94)           OCCUPANTS    PROVIDED
         =======================================================================
         Stairways N1 and N4

         Basement                      345           2         173 persons/stair
         2nd Floor (North)             400           4         100 persons/stair

         TOTAL/STAIR:       273 Persons        Minimum door width =    41 Inches

         PARKING STRUCTURE      OCCUPANTS   STAIRWAYS   STAIR WIDTH   DOOR WIDTH
         =======================================================================
         Typical Floor            254           2          25.4"         19.05"


         EGRESS CONVERGENCE
         (780 CMR 100.94)       OCCUPANTS   STAIRWAYS     STAIR         DOOR
                                                          WIDTH         WIDTH
         =======================================================================
         Stairways G1 and G2

         Basement                 254          2
         2nd Floor                254          2

         TOTAL:      254 Persons          Minimum door width =       51.9 Inches


E.             Length of Travel Allowable

                   Use Group B:                 250 feet with sprinklers
                   -----------
                   Use Group S-2:               300 feet without sprinklers
                   -------------
                   Use Group S-2:               400 feet with sprinklers
                   -------------

          G.   Stairs Provided

                   Width:                       44 inches (stringer to stringer)
                   ------
                   Risers:                      7 inches maximum
                   -------
                   Treads:                      11 inches minimum
                   -------
                   Rails:                       2'-10" (height above nosing)
                   ------
                                                2'-10" and 1'-7" at H.C. Ramps

                   Guardrails:                  3'-6" AFF
                   -----------

8.   TOILET FIXTURES

          In each room one (1) water closet and one (1) lavatory is accessible to persons in wheelchairs as per the Commonwealth of Massachusetts Architectural Access Board (521CMR).

--------------------------------------------------------------------------------

          Fixture Counts:
          ---------------

                                             Women                      Men
          -----------------------------------------------------------------------------
          Typical Floor   Population    W.C.        Lav.      W.C.     Urinals     Lav.
          =============================================================================
          Bldg. 1A            200        5           4          3         1          2
          Bldg. 1B            200        5           4          3         1          2
          Bldg. 2             200        5           4          3         1          2
          Bldg. 3             240        6           4          3         1          2

                     Drinking fountains required:             1 per core
                     ----------------------------
                     Service sinks required:                  1 per core
                     -----------------------

9.   FIRE SUPPRESSION

     A. The building is equipped throughout with an automatic sprinkler system.

     B.   Fire extinguishers are placed throughout the building to comply w/
          NFPA10.

     C.   Fire Alarm

THE BUILDING IS EQUIPPED WITH A FULLY ADDRESSABLE AUTOMATIC FIRE DETECTION,
               ALARM, AND COMMUNICATION SYSTEM. THE SYSTEM INCLUDES THE FOLLOWING FIRE DETECTION FEATURES: HVAC EQUIPMENT SMOKE DETECTORS, SPRINKLER WATERFLOW SWITCHES, AND ELEVATOR LOBBY AND MACHINE ROOM SMOKE DETECTORS. THE SYSTEM MAY BE ZONED SEPARATELY TO ALLOW FOR DIRECTIONAL FLOW DURING AN ALARM. THE FIRE ALARM SYSTEM ALSO INCLUDES VISUAL AND AUDIBLE NOTIFICATION THROUGHOUT.

10.  EXTERIOR ACOUSTICS

     Acoustical calculations performed by the acoustical engineer of record indicate the noise produced by transformers, chillers, air conditioners, mechanical/ventilation systems, HVAC equipment and similar devices comply with the City of Newton noise ordinance and shall not exceed 51 d.b.a. during the day and 48 d.b.a. during night as measured at the property line or any location on immediately abutting residential properties.

11.  SIGNAGE

     A. Signage will be installed designating/restricting the parking spaces in front of the building for short term guest parking only with parking in those spaces restricted from use between 7 a.m. to 9 a.m.

     B. Signage will be installed restricting the entry of vehicles for parking on the roof of the garage from 9 p.m. to 6 a.m.

     C. Signage will be installed prohibiting deliveries to the loading docks from 10 p.m. to 6 a.m., 7 a.m. to 9 a.m. and 4 p.m. to 6 p.m. Signage will also direct any truck seeking the use of the loading docks during these time periods to leave the site.

--------------------------------------------------------------------------------

     D. Signage will be installed to control the route of tractor-trailers and large single body delivery trucks on the site. Signage will restrict the exit of trucks from the site towards Route 128. U.S. Postal, Federal Express, and United Parcel Service type vehicles will be exempt from this condition.

     E. Signage will be installed indicating the following: Right turns into the site and left turns out of the site shall be permitted at the northern driveway. The center driveway shall be used only as an entrance. Only right turns out of the southernmost driveway shall be permitted.

12.  LIGHTING

     A. Lighting controls will be employed in the garage lighting system to turn off the top level of garage lighting no later than 9 p.m. and turn on no earlier than 6 a.m. seven days a week. There are no light poles on the roof of the garage. Emergency and security lighting are excluded from this provision.

     B. Lighting in the surface parking areas shall be shut off no later than 11 p.m., except for security lighting.

     C. Lighting along the residential side of the property shall be focused inward to the site on poles which are no higher than eighteen (18) feet. The source of lighting throughout the site shall not be seen from abutting properties. Lighting shall not overspill onto abutting properties.

     D. Roadway lighting to and from the garage will be provided by bollards with directed light reflectors aimed downward. The sources of lighting shall not be visible.

     E. All lighting in the atrium shall be aimed downward and is designed to minimize intrusion into the neighborhood at night.

13.  GENERAL SPECIAL PERMIT PROVISIONS

     A. The dumpster, trash compactor, trash recycling equipment, trash bailer, and all trash removal equipment is located inside the building.

     B.   Bicycles will be parked in the basement of the building.

STRUCTURE

DESIGN CRITERIA

The building is designed to support structural and seismic loads in accordance with the Massachusetts State Building Code, as follows:

     WIND LOADS:                    Zone 3, Exposure B, 21 psf and distributions
                                    in accordance with section 1621.0.

     SEISMIC LOADS:                 V=CsW, where Cs = 1.2AvS/(RT2/3)

     SNOW LOADS:                    30 psf plus drifting as required by code

The building is designed to support the following live loads:

     FIRST FLOOR SLAB ON GRADE:     100 psf

     FLOORS ABOVE GRADE:            80 psf + 20 psf partition allowance

     HANGING LOAD ALLOWANCE:        10 psf total for ceiling, lighting,
                                    mechanical, and electrical equipment.

FOUNDATIONS AND FOOTINGS

     WALL FOUNDATIONS: Cast-in-place concrete walls on continuous strip footings around perimeter of the building extending to at least 4'-0" below grade. Perimeter insulation provided as required by code.

--------------------------------------------------------------------------------

     COLUMN FOUNDATIONS: Interior columns are supported on cast-in-place concrete spread footings. Concrete piers and pilasters at exterior wall are supported on spread footings extending to at least 4'-0" below grade.

GROUND FLOOR SLAB CONSTRUCTION

     SLABS ON GRADE: Cast-in-place concrete slabs reinforced with welded wire fabric on 4" of compacted granular material over a vapor barrier on a compacted base course.

     ELEVATOR PIT: Cast-in-place concrete walls on a mat footing.

SUPERSTRUCTURE

     EXISTING FLOORS LEVELS 'C', 'D','E', AND 'G': Cast-in-place 8" concrete slabs with 45 1/2" deep drop panels at columns.

     EXISTING COLUMNS AT LEVELS 'A', 'B', 'C', 'D': Cast-in-place concrete, 20" diameter at interior and 16" square at perimeter and building expansion joints.

     EXISTING COLUMNS AT LEVELS 'G' AND 'J': Rolled steel, wide flange shapes, prime-painted and left exposed.

     NEW COLUMNS AT LEVELS 'E' AND 'H': Rolled steel, wide flange shapes, prime-painted and left exposed

     EXISTING ROOF CONSTRUCTION (SOUTH BUILDING): 1 1/2" deep metal roof deck supported by open web bar joists (28" deep) and rolled steel girders (18" deep).

     NEW ROOF CONSTRUCTION (NORTH BUILDING): 1 1/2" deep, 20 gauge painted, type B metal roof deck supported by rolled steel beams and rolled steel girders.

BUILDING ENVELOPE

EXTERIOR WALLS AND WINDOWS

     ARCHITECTURAL PRE-CAST CONCRETE PANELS: The ground floor walls are pre-cast concrete panels with an architectural finish. Joints are finished with high-performance silicone sealant.

     BRICK VENEER PANELS: Wall surfaces above the ground floor are standard modular face brick veneer, supported by cold-formed metal framing. (ASTM C 216, Grade SW)

     CURTAIN WALL PANELS: Curtain wall panels alternate with brick veneer panels. Aluminum curtain wall frames are Kawneer 1600 or equal with a high-performance fluoropolymer color 2-coat system (Kynar 500) finish and glazed with 1 inch thick insulating glass with low-emissivity coating.

     FIXED WINDOWS: Fixed punch windows are located in brick veneer panels. Windows are fabricated from extruded aluminum framing with thermal break construction and a high-performance fluoropolymer color 2-coat system (Kynar 500) finish and glazed with 1 inch thick insulating glass with low-emissivity coating.

     LOUVERS: Louvers provided at mechanical rooms are extruded aluminum with a high-performance fluoropolymer color 2-coat system (Kynar 500) finish.

     INTERIOR FINISH: Insulation, vapor barrier, studs, and drywall provided. Drywall taped and ready for tenant finishes.

     WINDOW STOOLS: Tenant to provide painted hardwood or equal.

EXTERIOR ENTRANCE AND SERVICE DOORS

The three primary building entrances are identified by a bay of full-height aluminum curtain wall, glazed with 1-inch thick insulating glass with low-emissivity coating. Each entrance has a vestibule with thermal break entrance doors providing thermal isolation from the exterior.

--------------------------------------------------------------------------------

     EGRESS DOORS: Egress stairs discharge to the outside through glazed aluminum doors matching the building exterior window system.

     SERVICE DOORS: Extra heavy duty, 16 gauge, insulated seamless flush steel doors, in fully welded, 14 gauge galvanized steel frames. Doors and frames are finish painted.

LOADING DOCK

Each building has a loading dock, located at the rear of the building, equipped with dock bumpers, truck restraints, and an overhead door. Yellow markings and rubber bumpers meeting OSHA requirements are provided.

     BUILDING 1: A scissors-type elevating dock platform 6'-0" x 9'-0"with a capacity of 25,000 pounds, per ANSI MH14.1 is provided.

ROOFING

A fully adhered single-ply rubber roof membrane is provided.

     MEMBRANE: .060" thick ethylene propylene diene monomer (EPDM) sheet

     ELASTOMERIC FLASHING AND TUBING: Uncured .060" thick neoprene sheet tubing at vertical and horizontal expansion conditions

     ROOF INSULATION: 2-pound density, square-edged extruded polyisocyanurate foam insulation board

     MEMBRANE UNDERLAYMENT: "Dens-Deck" fiberglass faced gypsum sheathing

     WALKWAY PROTECTION: shredded EPDM rubber walkway pads

MECHANICAL PENTHOUSES

STAIR BULKHEADS AND ELEVATOR MACHINE ROOMS ARE CLAD WITH PRE-FINISHED METAL PANELS. ROOFTOP AIR HANDLERS ARE PREFABRICATED, SELF CONTAINED UNITS.

INTERIOR CONSTRUCTION

GROVE STREET ENTRANCE LOBBY / ATRIUM

The main entrance lobby and atrium is a four-story space overlooking a central water feature, cafe seating, and newsstand. The atrium is enclosed by a full height curtain wall at each end, and covered by a vaulted skylight.

     FLOOR: Granite agglomerate tile and carpet.

     WALLS: Combination of wood paneling with aluminum framed windows are provided at the ground floor. Gypsum wallboard with aluminum framed windows are provided at the upper floors.

     CEILINGS: Custom vaulted skylight

     INTERIOR DOORS: Full height glass entrance doors.

--------------------------------------------------------------------------------

INTERIOR PARTITIONS

Interior partitions for the base-building construction are of steel stud and drywall construction. Fire-rated partitions are provided as required by the Building Code. Gypsum board exposed to tenant areas has joints taped and filled, and ready for TENANT FINISHES in the following areas: toilet rooms, janitors closets, electrical closets, exitway stairs, exitway corridors, elevator shafts and elevator machine rooms. The public side of the main entrance lobby and atrium will be FINISHED as part of the base building.

     EXIT STAIR ENCLOSURES: 2-hour rated; 3-5/8" deep (25 gauge) galvanized steel studs; two (2) layers of 5/8" gypsum board both sides, or 2-hour rated 8" concrete masonry units with one (1) layer of 5/8" gypsum board on both sides.

     ELEVATOR SHAFT: 2-hour rated shaft wall, or 2-hour rated 8" concrete masonry units with one (1) layer of 5/8" gypsum board on both sides.

     SERVICE SHAFT ENCLOSURES: 2-hour rated shaft wall, or 2-hour rated 8" concrete masonry units with one (1) layer of 5/8" gypsum board on both sides.

     Non-rated partitions are constructed of 3-5/8" deep, (25 gauge) galvanized steel studs with one (1) layer of 5/8" gypsum board both sides.

     COLUMNAR ENCLOSURES: All new and existing FREESTANDING columns are exposed. ALL COLUMNS ENGAGED WITH THE EXTERIOR WALL ARE ENCLOSED WITH ONE (1) LAYER OF 5/8" GYPSUM BOARD ON STEEL STUDS.

INTERIOR DOORS

     DOORS AND FRAMES: Doors are 1-3/4" solid core wood, 7-ply construction with WITH MAHOGANY VENEER. Door frames are 16 gauge pressed metal. Doors and frames are primed and painted.

     DOOR HARDWARE: Base building interior doors are provided with heavy duty commercial grade, mortised locksets and latchsets with lever handles. All Base Building doors are furnished with locks, except at toilet rooms and stairs.

--------------------------------------------------------------------------------

ELEVATORS

The following elevators are provided.

                                      Geared          Hydraulic           Total
                                     Traction
              =================================================================
              Building 1                4                 0                 4
              Building 2                2                 0                 2
              Building 3                3                 0                 3
              Atrium                    0                 2                 2
              Parking Structure         2                 0                 2
              -----------------------------------------------------------------
                   Total               11                 2                13

              Cab Capacity          3,500 lbs           varies              -
              Cab Speed              150 fpm            varies              -


     HOIST WAY DOORS AND FRAMES: Polished stainless steel at ground floor lobbies. Factory baked enamel at all other lobbies.

     CAB FINISHES: Carpet floor, millwork, interior panels, and ceiling.

EXIT STAIRS

Exit stairs consist of concrete-filled steel pan treads and platforms, steel railings and handrails, constructed to NAAMM (National Association of Architectural Metal Manufactures) "Commercial" grade.

     *    Exposed steel is primed and painted with semi-gloss paint.

     *    Exposed concrete treads and landings are sealed with clear sealer.

     *    Walls are painted with latex eggshell finish paint.

TOILET ROOMS

Fully accessible toilet rooms are provided on each floor.

     FLOOR: 2"x 2" ceramic mosaic tile.

     WALLS: 4"x 4" glazed ceramic tile on the "wet" wall, full height stalls, and to underside of counter at lavatory wall. Multi-color fleck paint, and 4x4 ceramic tile base are provided at the remaining walls. A mirror is located above the lavatory counter.

     CEILING: Painted 5/8" gypsum wallboard

     TOILET PARTITIONS: Overhead hung, steel panels with powder coat finish.

     LAVATORY COUNTER: Polished granite agglomerate

     PLUMBING FIXTURES: White vitreous china

     TOILET ACCESSORIES: Stainless steel, durable accessories.

EQUIPMENT AND FURNISHINGS

     FIRE EXTINGUISHERS: Portable multi-purpose dry type, 20A-60BC extinguishers in cabinets ARE PROVIDED WITHIN COMMON AREAS, at appropriate locations conforming to NFPA 13. Fully recessed cabinet; painted steel trim and door with DSA glass pane.

     WINDOW BLINDS: Vertical slat PVC blinds are provided at all exterior AND ATRIUM windows WITHIN TENANT AREAS to maintain a uniform appearance from the exterior.

FINISH SCHEDULE

--------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------------------
           ROOM                     FLOOR            BASE                        WALLS                               CEILING
  ----------------------------------------------------------------------------------------------------------------------------------
  Entrance Lobby / Atrium           Tile,            Tile       Curtain wall, wood panels and wallboard          Custom Skylight
                                    carpet                               with alum. Windows
  ----------------------------------------------------------------------------------------------------------------------------------
       Toilet Rooms           Porcelain Mosaic       Tile       4"x 4" glazed wall tile on "wet" walls;    Painted gypsum wall board
                                 Tile, 2"X 2"                      latex paint at other walls; mirror
                                                                         above lavatory counter
  ----------------------------------------------------------------------------------------------------------------------------------
         Stairways             Sealed Concrete      Vinyl                     Latex Paint                     Gypsum wall board (@
                                                                                                               underside of roof)
  ----------------------------------------------------------------------------------------------------------------------------------
    Electrical Closets         Sealed Concrete      Vinyl               Solid color latex paint                 Exposed Structure
  ----------------------------------------------------------------------------------------------------------------------------------
   Elevator Machine Room       Sealed Concrete      Vinyl               Solid color latex paint                 Exposed Structure
  ----------------------------------------------------------------------------------------------------------------------------------
       Tenant Spaces          Unsealed Concrete      None      Refer to interior partitions description         Exposed Structure
                                                               for areas provided with gypsum wall board
  ----------------------------------------------------------------------------------------------------------------------------------


PLUMBING SYSTEMS

DESIGN CRITERIA/CODE/STANDARDS

Plumbing fixture quantity based upon designed occupancy of each floor.

--------------------------------------------------------------------------------

The following codes, standards and references shall be utilized as applicable:

     Massachusetts Uniform State Plumbing Code 248 CMR 2.00.
     Massachusetts Fuel Gas Code 248 CMR 3.00 through 8.00.
     Commonwealth of Massachusetts State Building Code, Sixth (6th) Edition. National Electric Code (NEC)
     Local Ordinances, Regulations of the City of Newton.
     Insurance Underwriter.
     American Society of Heating, Refrigerating and Air Conditioning Engineers (ASHRAE).
     Massachusetts Water Resources Authority (MWRA).

PLUMBING FIXTURES

     TOILET ROOM FIXTURES: Fixtures are commercial grade, white vitreous china, wall hung, and/or countertop mounted, low consumption type. Wall hung fixtures are provided with floor mounted commercial grade fixture carriers.

     WATER CLOSETS AND URINALS: Flush valve operated with chrome-plated, brass construction, low consumption flush valves.

     LAVATORY FAUCETS: Automatic metering and tempering, self-closing faucets of chrome-plated brass construction.

     ELECTRIC WATER COOLERS: Bi-level, wall mounted

     JANITORS' SINK: Molded fiberglass

DOMESTIC WATER DISTRIBUTION

Domestic cold water is metered at the service entry point and distributed to toilet room fixtures, janitor's closets, and electric water coolers, and "wet" columns..

     WATER HEATING: Electric water heaters are provided on the lowest floor of each building in the janitor's closet to serve the toilet rooms. Tenants requiring hot water must provide water heaters supplied by cold water from the "wet" columns.

     EXTERIOR WALL HYDRANTS: A complete system of exterior wall hydrants will be provided and spaced along the building exterior at 100-foot intervals. Each wall hydrant will be served by a 3/4" cold water line with shutoff valve.

     BACKFLOW PREVENTERS: Installed at each connection to base building mechanical equipment mounted in accordance with DEP requirements, complete with air gap fitting and drip piping.

     PIPING INSULATION: Cold water, hot water, hot water recirculation and horizontal storm drainage piping is insulated with pre-formed fiberglass pipe insulation with all-service jacket and molded elbow fittings.

--------------------------------------------------------------------------------

     "WET" COLUMNS: Cold water risers are provided remote from the toilet room cores as follows:

          Building 1A:           2
          Building 1B:           2
          Building 2:            2
          Building 3:            2

PIPING                       TYPE                          JOINTS

Cold Water                   Type "L" Hard Copper          95/5 (Lead Free)

Hot Water                    Type "L" Hard Copper          95/5 (Lead Free)

Hot Water Recirculation      Type "L" Hard Copper          95/5 (Lead Free)

Underground Water Service    Cement Lined Ductile Iron,    Mechanical
                             Class 52

DOMESTIC WATER EQUIPMENT

WATER HEATERS: Electric storage type with hot water recirculation including, element, controls, vacuum, temperature, and pressure relief valves piped to a floor drain. Heaters are located in the closest janitor's closet.

SANITARY WASTE SYSTEMS

Sanitary drainage systems collects liquid wastes from plumbing fixtures and floor drains. The systems are trapped and vented. Soil and vent stacks are provided at "wet" columns.

Floor drains are installed in all toilet rooms containing two or more flushing fixtures, all mechanical rooms, penthouses, and other areas containing mechanical equipment.

Drainage systems includes a complete system of gravity vents to maintain trap seals, with extensions to the atmosphere above the roof.

RAIN WATER DRAINAGE SYSTEMS

Rain water is collected at each roof into roof drains with internal vertical storm conductors to underground collection network.

Roof drains are located at low points of sloped roof areas. Inside the building, drain piping is sloped at 1/8" per foot. Piping is 12" in diameter or smaller.

--------------------------------------------------------------------------------

HEATING, VENTILATING, AND AIR CONDITIONING (HVAC) SYSTEMS

DESIGN CRITERIA/CODE/STANDARDS

     OUTDOOR DESIGN CONDITIONS:

          Summer:              88(0) F.D.B./74(0) F.W.B.

          Winter:              0(0) F

     INDOOR DESIGN CONDITIONS:

          Summer:              78(0) F.D.B./50% RH

          Winter:              72(0) F.D.B.

     OUTSIDE AIR VENTILATION: Outside air will be introduced as required by ASHRAE 62-1989, "Ventilation for Acceptable Indoor Air Quality."

The HVAC loads will be based on the following assumptions:

          Lighting Load (including task lighting)            2.0 watts/ RSF
          Computers & Miscellaneous Cooling Loads            4.0 watts/ RSF
          Occupancy                                          1 PERSON/175 RSF

FUEL SUPPLY SYSTEMS

The heating fuel source is electricity.

The cooling fuel source is electricity.

Domestic hot water is provided by electric hot water heaters.

HEAT GENERATION SYSTEMS

After unoccupied periods the building will be heated to occupied temperatures by using the fan powered terminal units in a morning warm-up mode. During the warm-up, the rooftop units will operate at full speed and the return dampers shall be open.

During occupied hours the heat loss through the exterior walls will be offset by fan powered variable air volume (VAV) boxes equipped with electric heating coils. The loss through the roof will be offset by electric unit heaters located in the ceiling plenum. During unoccupied hours the equipment setpoints will automatically be reduced.

Electric plenum heaters are provided above the parking garage ceiling beneath Building 1.

--------------------------------------------------------------------------------

COOLING SYSTEMS

Ventilation is available during occupied hours from the eight (8) rooftop units
(RTUs). These packaged units have electrically driven evaporative mechanical cooling. The units provide variable air volume (VAV) with variable frequency drives. Each unit is equipped with smoke detectors and smoke dampers in accordance with the building code.

                          Units      Tonnage per Unit        Total Tonnage
                          -----      ----------------        -------------
         Building 1         4               150                   600
         Building 2         2               225                   450
         Building 3         2               225                   450
                                                             -------------
                                                                1,500


Each RTU is mounted on roof curbs specifically designed to dampen vibration and sound from entering the building.

AIR DISTRIBUTION

The HVAC system was designed assuming the following tenant system design:

Vertical air distribution is via medium pressure (3 inch) galvanized sheet metal risers from the rooftop units. Horizontal branch STUBS on each floor will extend 20'-0" from THE vertical risers. The Tenant will provide all ductwork downstream from the horizontal STUBS. The Landlord will provide VAV boxes for fit-up of tenant areas per the following criteria. The cost of installation, thermostats, electrical wiring, and controls, to be funded within the TIW Allowance.

     * The perimeter zones TO be designed for one (1) fan powered VAV box per 1,200 RSF.
     * The perimeter zones TO be 12 feet deep (as measured from the exterior wall).

All interior spaces will be designed for one (1) VAV box per 2,000 RSF. The ceiling cavity will be used as a return air plenum.

The lobby is provided with fan powered VAV boxes connected by low-pressure distribution ductwork to linear diffusers.

Toilet rooms and janitor closets are exhausted by low pressure ductwork connected to roof mounted exhaust fans.

CONTROLS

A computer driven, direct digital control (DDC) energy management system is provided. Independent temperature controls modulate each VAV box to maintain setpoint. The system supports the following operational features:

     *    Scheduling of occupied hours.
     * Economizer cycle for the RTU to use outside air for cooling when possible.
     *    RTU on/off alarm.
     *    Toilet exhaust fan on/off.

FIRE PROTECTION SYSTEMS

DESIGN CRITERIA/CODES/STANDARDS

The building is designed to be full-sprinklered throughout using a wet-pipe sprinkler system. A dry pipe system for unheated parking garage areas will be provided.

Primary risers and horizontal branches are provided. Distribution piping and pendant heads are provided in common areas, toilet rooms, electric closets, janitor's closets, stairs, and the mechanical penthouse. The system, including future tenant work, is designed to meet the following codes and performance criteria.

     * Automatic sprinkler system is classified as ordinary hazard group 1 occupancy and is designed with a minimum design density of .15 GPM per square foot over the hydraulically most remote 1,500 SF. Maximum protection area per sprinkler head shall be 130 SF. Hose allowance shall be 250 GPM. A minimum of 10 psi cushion

--------------------------------------------------------------------------------
          between required pressure and available pressure shall be maintained.

TENANT AREAS: General distribution piping and upturned heads are provided. Tenant is responsible for any additional piping, swing arms, and pendant heads required to accommodate tenant fit-out.

THE FOLLOWING CODES, STANDARDS, AND REFERENCES SHALL BE UTILIZED AS APPLICABLE:

          Commonwealth of Massachusetts State Building Code (CMR 780) Sixth Edition (6th Edition).
          National Electric Code (NEC).
          Local Ordinances, Regulations of the Town of Newton.
          National Fire Protection Association (NFPA).
          Insurance Underwriter.

FIRE PROTECTION SPRINKLER SYSTEMS

The service pipes are equipped with double check valve assemblies. Risers are equipped with wet-pipe sprinkler alarm valves with trim, electric bells, water motor gongs, excess pressure pumps, main shut-off OS & Y gate valves with supervisory/tamper switches, and fire department Siamese connections.

ELECTRICAL SYSTEMS

BUILDING POWER DISTRIBUTION

     MAIN ELECTRICAL SWITCHBOARDS: Power distribution assemblies rated at 277/480 volt, 3 phase 4 wire with main protective devices, utility metering compartments, digital metering units to monitor voltage, current, and demand kW, and distribution sections with feeder protective devices.

--------------------------------------------------------------------------------

     Main switchboards current ratings are as follows:

          Building 1                 4,000 amp
          Building 2                 3,000 amp
          Building 3                 3,000 amp
          Parking Structure          1,200 amp

     Main protective devices are an insulated case circuit breaker 100% rated, with solid state tripping capable of adjusting long time, short time, and ground fault protection characteristics.

     Feeder protective devices are group mounted, molded case circuit breakers.

     Main switchboards short circuit rating are 65,000 amp RMS.

BUILDING ELECTRICAL DESIGN LOAD

     Building 1
     ----------
          Site lighting                                   10 kW
          Base bldg. cooling, 600 tons A/C               900 kW
          Base bldg. heating                             500 kW
          Common area lighting and power                  95 kW
          Elevators                                      210 kW

          Tenant lighting at 2.0 W/SF                    420 kW
          Tenant receptacles at 4.0 W/SF                 840 kW
          Tenant heating at 6.0 W/SF                   1,260 kW
                                                       --------

     Total Building 1 Load                             4,235 KW

     Building 2
     ----------

          Site lighting                                   15 kW
          Base bldg. cooling, 450 tons A/C               625 kW
          Base bldg. heating                             475 kW
          Common area lighting and power                  50 kW
          Elevators                                       85 kW

          Tenant lighting at 2.0 W/SF                    250 kW
          Tenant receptacles at 4.0 W/SF                 500 kW
          Tenant heating at 6.0 W/SF                     750 kW
                                                       --------

     Total Building 2 Load                             2,750 KW


--------------------------------------------------------------------------------

     Building 3
     ----------
          Base bldg. cooling, 450 tons A/C               625 kW
          Base bldg. heating                             425 kW
          Common area lighting and power                  50 kW
          Elevators                                      125 kW

          Tenant lighting at 2.0 W/SF                    300 kW
          Tenant receptacles at 4.0 W/SF                 600 kW
          Tenant heating at 6.0 W/SF                     900 kW
                                                       --------
     Total Building 3 Load                             3,025 KW


PARKING STRUCTURE ELECTRICAL DESIGN LOAD

          Lighting and power                             115 kW
          Ventilation                                     30 kW
          Heating                                         70 kW
          Elevators                                      150 kW
          Other                                           28 kW
                                                       --------
     Total Parking Structure Load                        393 KW

     BASE BUILDING POWER DISTRIBUTION: The HVAC rooftop units are power fed directly from the main switchboard.

     Two (2) sets of "house" 277/480-volt power, lighting, and 120/208-volt receptacle panelboards are installed in the first floor and top floor electrical closets.

     TENANT POWER DISTRIBUTION: One tenant electrical distribution closet is provided per building core on each floor. One (1) vertical power distribution bus duct riser is provided at each building core. Lighting panels, dry-type transformers, and 120/208-volt receptacle panels shall be furnished and installed by the Tenant.

     The tenant shall install a check meter at each bus duct riser connection to monitor energy use.

     PANELBOARDS: Dead front, circuit breaker type manufactured in accordance with UL standards. Circuit breakers are molded-case type with an interrupting rating determined on the basis of short-circuit study calculations.

WIRING METHODS AND DEVICES

     CONDUCTORS: Copper with 75 degrees C insulation, rated for 600 volts, types THHN, THWN, or XHHW. Minimum size wire for power and lighting circuits shall be No. 12 AWG. Metal-clad MC type cable is allowed for installation above the ceiling from the junction boxes to the wall outlets/switches. Wiring between junction boxes and branch circuit home runs shall be in EMT.

     CONDUITS: Steel conduit and electric metal tubing (EMT) at a minimum size of 1/2 inch. Flexible metal conduit of short lengths (maximum 24 inches) shall be provided at all motors and equipment subject to vibration or movement.

     DEVICES: Duplex receptacles shall be 20 ampere, 120 volt grounding type, specifications grade, UL listed, equal to Hubbell 5352 or 5362. Toggle switches shall be 20 ampere, 120/277 volt, specification grade, UL listed.

     GROUNDING: All exposed, noncurrent carrying metallic parts of electrical equipment, the raceway system, and the neutral conductor of the wiring system shall be grounded in accordance with the Massachusetts Electrical Code.

     Separate copper equipment grounding conductor with green outer jacket shall be installed with all feeder and branch circuits.

     MATERIALS: All materials shall be UL listed.

--------------------------------------------------------------------------------

LIGHTING

     INTERIOR LIGHTING: The building lobby, exit ways, stairs, mechanical penthouse, janitors closets, and electrical closets are illuminated by energy-efficient fluorescent fixtures with T8 type lamps and electronic ballasts. All recessed down lights are provided with compact fluorescent lamps.

     ILLUMINATION LEVELS:

          Main Entrance Lobby                       20-25 FC
          Mechanical and Utility Rooms                 20 FC
          Exit Stairs                                  15 FC

     LAMPS: Energy efficient fluorescent T8 type with 3,500 K color.

     BALLASTS: Electronic type, 277-volt, sound rating Class A, with input harmonic distortion of 20% or less.

     EMERGENCY/EGRESS LIGHTING: The building lobby, stairs, and toilet rooms are illuminated by fluorescent light fixtures connected to normal/emergency standby generator power system. Emergency lighting and exit signs in tenant areas are to be provided by the Tenant, and connected to base building normal/emergency standby generator system..

     EXTERIOR LIGHTING: Building wall lighting is installed at exit doors and as required to illuminate pedestrian walks adjacent to the building.

FIRE ALARM SYSTEM

     BASE BUILDING SYSTEM: Non-coded, analog addressable type, Class A supervised, manual and automatic fire alarm system. Fire alarm devices in the tenant areas shall be provided by the Tenant and shall be compatible with the base building fire alarm control panel and wiring.

     FIRE ALARM PANEL (FACP) SPARE CAPACITY: The FACP shall accommodate all initiating circuits, indicating circuits and devices shown on the base building drawings plus future tenant area devices.

     The fire alarm control panels have alarm and annunciation capability in case of activation of any manual fire alarm station or automatic activation of any system smoke detector, heat detector, duct type smoke detector, or sprinkler system water flow switch. The panels are sized to include alarm zones as required. The respective alarm lamp zone in alarm will light at the fire alarm control annunciator, installed recessed in the wall adjacent to the main entrance. The fire alarm control panels are tied into the municipal fire alarm system via an interior multi-zone master box that shall annunciate each individual building. Manual stations and audible/visual alarms are provided in accordance with NFPA and ADA requirements.

     Audible/visual alarms are the horn-strobe combination type, with horns being the vibrating continuous type.

     SMOKE DETECTORS: System smoke detectors are of the photoelectric type operated on the light scattering principle. Smoke detectors are provided in all electrical/telephone rooms, elevator machine room, elevator lobbies, elevator shaft, and atrium.

     Elevator lobbies, shaft, and machine room smoke detection initiates an elevator recall sequence.

     Duct type smoke detectors are provided in supply and/or return ducts of the air-handling systems as required by NFPA-90A.

     In the event of a power interruption, the system automatically transfers to an integral emergency standby battery source.

     The fire alarm master box is located in the main electrical room of South Building (2B), and registers an alarm signal at the City of Newton Fire Department.

--------------------------------------------------------------------------------

     MANUAL PULL STATIONS: Dual-action addressable type, with key reset.

EMERGENCY POWER SYSTEMS

     A 400 kW/500kVA diesel fired emergency generator is located beneath Building 1 which will provide standby emergency power to support the following loads within Buildings 1, 2, 3, and the Parking Structure:

     * Code required egress lighting in the atrium, common elevator lobbies, common corridors, mechanical and utility rooms, loading docks, the Parking Garage within Building 1, and the Parking Structure.

     * Panel boards with spare circuit breakers are provided at each core electrical closet on each floor to accommodate egress lighting within tenant areas.

     *    Atrium smoke exhaust/evacuation fan system

--------------------------------------------------------------------------------

     * Base building fire alarm system. Terminal cabinets are provided at each electrical closet on each floor to accommodate fire alarm devices within the tenant areas.

     * Elevators A1 and A2 in the atrium. Auto recall only for all other elevators.

     There is no excess capacity to support any tenant loads other than those described above.

TELEPHONE AND DATA SYSTEMS

     BUILDING SERVICE: Underground six (6) 4" conduits encased in concrete and manholes are provided from the Bell Atlantic riser poles at Grove Street to serve the telephone/data system in all three sub-buildings. Each building is served by four (4) 4" conduits installed from the main telephone room in basement level of Building 1 to the first floor telephone closet of each building core.

     Sufficient capacity exists for additional service providers beyond Bell Atlantic.

     TENANT FACILITIES: Telephone/data systems including conduit, cables, jacks, and hardware shall be furnished and installed by the Tenant.

SECURITY SYSTEMS

     A base building security system is provided supporting the following functions:

     *    Card readers and intercoms at all major building entries
     *    Surveillance cameras at all major building entries and loading docks
     *    Card readers at all ground floor elevator lobbies
     *    Contacts at all exterior doors

     Tenant may provide supplemental security systems as required.

SITEWORK

SITE IMPROVEMENTS - PAVED AREAS

     ROADS: Paved with 4" thick asphalt and edged with concrete or granite curbs.

     PARKING AREAS: Paved with 4" thick asphalt and edged with pre-cast concrete or granite curbs.

     PEDESTRIAN WALKS: Brick pavers or poured concrete with a broom swept finish.

     LANDSCAPING AND PLANTING: New trees and shrubs are hardy native species. Planting areas adjacent to the building are provided with a built-in irrigation system. Existing vegetation has been retained to the greatest extent possible.

--------------------------------------------------------------------------------

SITE PLUMBING UTILITIES

WATER SUPPLY AND DISTRIBUTION SYSTEMS

     WATER MAIN: One (1) 8" diameter Class 52 ductile pipe loop connecting to one (1) existing 8" main at Grove Street.

     VALVES: City of Newton standard gate valve.

     FIRE PROTECTION SYSTEM: Four (4) 8" diameter feeds to the building and one
     (1) 8" diameter feed to the parking structure.

SANITARY SEWER SYSTEMS

THREE (3) GRAVITY SEWER CONNECTIONS RUN FROM THE MAIN BUILDING TO THE EXISTING
               SANITARY CONNECTION ON THE UTILITY EASEMENT TO THE SOUTH OF THE BUILDING. THE INTERIOR FLOOR DRAINS FOR THE GARAGE STRUCTURE PASS THROUGH AN OIL/WATER SEPARATOR AND ARE PUMPED OUT TO A GRAVITY SYSTEM CONNECTION IN THE UTILITY EASEMENT AREA TO THE SOUTH OF THE BUILDING. THE INTERIOR FLOOR DRAINS FROM THE GARAGE IN THE BUILDING ARE DISCHARGED BY GRAVITY THROUGH AN OIL/WATER SEPARATOR TO THE SEWER IN GROVE STREET.

SITE ELECTRICAL DISTRIBUTION

     Electrical power service is routed subgrade from the Boston Edison 13.8 kV overhead primary line, located at Grove Street.

     A duct bank of four (4) PVC concrete-encased conduits for the underground primary feeder and utility manholes are furnished and installed in compliance with the Boston Edison standards.

     A total of four (4) pad-mounted transformers, one for each sub-building and the parking structure are sized, furnished, and installed by Boston Edison Co.

     Utility metering for the sub-buildings and the parking structure will be installed in accordance with BECo standards on the secondary 277/480-volt side of the pad-mounted transformers.

     The building and parking structure power service will be at the secondary voltage 277/480 volt, 3 phase from exterior mounted transformers, located as indicated on the electrical site plan. Secondary service feeders of copper conductors will be installed underground in the concrete encased, 4" PVC conduits, from each pad-mounted transformer to associated main electrical switchboard, located in the main Electrical Rooms of the building and parking garage.

SITE LIGHTING

     Site lighting is provided in the form of building-mounted fixtures illuminating the pedestrian sidewalks adjacent to the building, freestanding fixtures on poles illuminating the roadway and parking areas, and landscape lighting.

     MINIMUM ILLUMINATION LEVEL: 0.5 FC

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
BUILDING COMPONENTS                                                                                    PROVIDED BY
                                                                                                -------------------------
SYSTEM DESCRIPTION                                                                               LANDLORD         TENANT
-------------------------------------------------------------------------------------------------------------------------
BUILDING SHELL

     EXTERIOR WALLS AND WINDOWS
           Architectural Pre-cast Concrete Wall Panels                                              x
           Aluminum Windows                                                                         x
           Curtain Wall                                                                             x
           Louvers & Grills                                                                         x
           Installation of interior gypsum board                                                    x
           Taping and sanding of interior gypsum board                                              x
           Interior window stools                                                                                    x

     ENTRANCES
           Curtain Wall                                                                             x
           Entrance Doors                                                                           x

     EXTERIOR EXIT AND SERVICE DOORS
           Exit Doors                                                                               x
           Service Doors                                                                            x

     LOADING DOCK
           Truck Levelers                                                                           x
           Dock Bumpers                                                                             x
           Overhead Doors                                                                           x
           Trash Compactor                                                                          x

     ROOFING
           Roofing Membrane                                                                         x
           Mechanical Penthouse                                                                     x
           Structural reinforcing for supplemental HVAC units                                                        x
           Elevator Machine Room Penthouse                                                          x
           Stair Penthouse                                                                          x

INTERIORS

     MAIN ENTRANCE LOBBIES
           Flooring                                                                                 x
           Wall finishes                                                                            x
           Ceiling                                                                                  x
           Interior Doors                                                                           x

     INTERIOR PARTITIONS
          Taping and sanding of gypsum board exposed to tenant                                      x
          Painting of gypsum board exposed to tenant areas                                                          x
          Partition face exposed to public areas                                                    x
          Toilet rooms                                                                              x
          Janitors closets                                                                          x
          Electrical and telephone closets                                                          x
          Exitway stairs                                                                            x

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
BUILDING COMPONENTS                                                                                    PROVIDED BY
                                                                                                -------------------------
SYSTEM DESCRIPTION                                                                               LANDLORD         TENANT
-------------------------------------------------------------------------------------------------------------------------

          Elevator shafts and elevator machine rooms                                               x
          Mechanical shafts (Base Building)                                                        x

     INTERIOR DOORS AND HARDWARE
          Public area doors                                                                        x
          Toilet rooms, janitor's closets, electrical and telephone                                x

     ELEVATORS AND CABS
          Passenger Elevators                                                                      x
          Service Elevators                                                                        x

     EXIT STAIRS
          Walls, flooring                                                                          x

     TOILET ROOMS
          Walls, flooring, ceilings, toilet partitions                                             x
          Lavatory counter, plumbing fixtures, toilet accessories                                  x

     EQUIPMENT AND FURNISHINGS
          Fire Extinguishers                                                                       x
          Window Blinds at exterior windows                                                        x

PLUMBING

     PLUMBING FIXTURES
          Water Closets                                                                            x
          Urinals                                                                                  x
          Lavatories                                                                               x
          Electric Water Coolers (one per core)                                                    x
          Janitor's Sink                                                                           x
          Roof Drains                                                                              x
          Wall Hydrants                                                                            x

     DOMESTIC WATER DISTRIBUTION FROM WET COLUMN TO TENANT SPACE
          Water Meter                                                                              x
          Riser at "wet" columns                                                                   x
          Electric water heaters for toilet rooms                                                  x
          Electric water heaters for tenant use                                                                     x

     SANITARY WASTE SYSTEMS
          Riser at "wet" columns                                                                   x
          Toilet room floor drains                                                                 x

     NATURAL GAS SYSTEM
          No service is provided to the site

     COOLING SYSTEMS - BASE BUILDING
          Toilet and janitor room exhaust                                                          x

     COOLING SYSTEMS - TENANT AREAS
          Perimeter zone fan powered VAV box per 1,200 sf                                          x
-------------------------------------------------------------------------------------------------------------------------
BUILDING COMPONENTS                                                                                    PROVIDED BY
                                                                                                -------------------------
SYSTEM DESCRIPTION                                                                               LANDLORD         TENANT
-------------------------------------------------------------------------------------------------------------------------

          Perimeter zone Ductwork FROM CORE TO VAV boxes                                                            x
          Perimeter zone Diffusers and grilles                                                                      x
          Interior zone fan powered VAV box per 2,000 sf                                           x
          Interior zone Ductwork FROM CORE TO VAV boxes                                                             x
          Interior zone Diffusers and grilles                                                                       x
          Diffusers and Grilles in tenant spaces                                                                    x

     CONTROLS & POWER SUPPLY
          Public space controls & POWER                                                            x
          Tenant space VAV box controls & POWER                                                                     x

FIRE PROTECTION SYSTEMS

     SPRINKLER SYSTEM

--------------------------------------------------------------------------------

          Primary Loops                                                                            x
          Distribution piping and heads at common areas, toilet                                    x
                  rooms, electric closets, janitors' closets, egress
                  stairs
          GENERAL DISTRIBUTION and UPTURNED heads in tenant areas                                  x
          MODIFICATION OF PIPING, SWING ARMS, AND PENDENT HEADS                                                     x
                  WITHIN TENANT AREAS TO ACCOMODATE FIT-OUT

ELECTRICAL SYSTEMS

     ELECTRICAL SERVICE
          Pad mounted transformers                                                                 x
          Utility metering                                                                         x
          Main electrical switchboards                                                             x

     POWER DISTRIBUTION
          Electrical distribution closets (one per core)                                           x
          Bus duct riser in each electrical closet                                                 x
          Service from bus duct including electronic check meters for                                               x
                  tenant areas
          Panel boards to serve tenant areas                                                                        x
          CHECK METERS                                                                                              X
          Step-down, dry-type transformers to serve tenant areas                                                    x
          Base building life safety standby emergency generator,                                   x
                  transfer switch(es), fuel piping and controls
          Tenant standby emergency generator, transfer switch(es),                                                  x
                  fuel piping and controls
          Emergency lighting panel boards for base building and                                    x
                  tenant areas

     FIRE ALARM SYSTEM
          DEVICES WITHIN base building areas                                                       x
          Devices within tenant areas                                                                               x

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
BUILDING COMPONENTS                                                                                    PROVIDED BY
                                                                                                -------------------------
SYSTEM DESCRIPTION                                                                               LANDLORD         TENANT
-------------------------------------------------------------------------------------------------------------------------
     LIGHTING (GENERAL AND EMERGENCY)
          Base building areas including exit ways, stairs, mechanical                              x
                  penthouse, janitors closet, electrical closet and
                  toilet room
          Tenant area lighting                                                                                      x

     TELEPHONE AND DATA SYSTEMS
          Distribution closets and sleeves through floors (one per                                 x
                  core)

--------------------------------------------------------------------------------

                                    EXHIBIT N
                         SAMPLE CLEANING SPECIFICATIONS

A.   General Cleaning (Monday through Friday)

     1. All stone, ceramic, tile marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

     2. All wood, linoleum, vinyl and similar types of floors to b swept or dry mopped nightly,using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted to be vacuumed at least once each week.

     3.   Wax all public areas monthly.

     4.   Hand dust all furniture, files and fixtures nightly.

     5. Empty all waste and recycling receptacles nightly and remove waste paper and waste materials, including folding paper boxes and cartons, to a designated area.

     6.   Empty and clean all ashtrays and screen all sand urns nightly.

     7.   Wash and clean all water fountains and coolers nightly.

     8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

     9.   Dust all telephones as necessary.

     10. Keep lockers and janitor sink rooms in a neat, orderly condition at all times.

     11.  Wipe clean all bright metal work as necessary.

     12. Check all stairwells throughout entire building nightly and keep in clean condition.

     13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.   Common Area Lavatories

     1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfects.

     2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

     3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

     4.   Wash all toilet seats nightly.

     5.   Fill toilet tissue holders nightly.

     6.   Empty paper towel receptacles nightly.

     7.   Empty sanitary disposal receptacles nightly.

     8.   Thoroughly clean all wall tile and stall surfaces as necessary.

C.   High Dusting

     Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

     1.   Dust all pictures, frames, charts graphs, similar wall hangings.

--------------------------------------------------------------------------------

     2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.   Window Cleaning

     1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned twice per year , inside and outside except when cleaning is rendered impracticable by inclement weather.

     2. Entrance door and elevators lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

     3. Wipe down all metal window frames as necessary but not less often than monthly.

E.   Building Lobbies

     1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

     2.   Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

     3. Lobby walls to be dusted as often as necessary, but not less than weekly.

     4.   Screen and clean sand urns nightly.

     5. Clean all painted metal work in a manner appropriate to original finish.

F.   Porter

     Necessary number of day porters under supervision will be assigned for the following services:

     1. Service all public and building operating space throughout the Building.

     2.   Keep elevator cars clean and neat during the day.

     3. Maintain lobbies clean and, during wet weather, mop dry to the extent practicable.

     4. Dust and rub all elevator doors, frames, telephones booths and directories daily.

     5.   Sweep sidewalks, ramps, etc. daily.

     6.   Clean roofs and setbacks as often as necessary.

     7.   Maintain fire hose and equipment clean.

     8.   Lay and remove lobby runners as necessary.

     9.   Replenish toilet tissue, towels and other supplies in lavatories.

     10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

     11.  Check stairways and keep same neat and clean during the day.

     12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

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


                                    EXHIBIT O
                                  ENTRY SIGNAGE

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


                                    EXHIBIT P
                              FIRST EXPANSION SPACE

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